Exhibit 10.1

Execution Version

$60,000,000

CREDIT AGREEMENT

among

CADIZ INC.

and

CADIZ REAL ESTATE LLC,

as Borrowers,

The Several Lenders from Time to Time Parties Hereto,

and

Wells Fargo Bank, National Association,

as Agent

Dated as of May 1, 2017

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SECTION 4. CONDITIONS PRECEDENT		29
4.1	Closing Date Conditions Precedent	29

SECTION 5. AFFIRMATIVE COVENANTS		32
5.1	Financial Statements	32
5.2	Certificates; Other Information	33
5.3	Payment of Obligations	33
5.4	Maintenance of Existence; Compliance	34
5.5	Maintenance of Property; Insurance	34
5.6	Inspection of Property; Books and Records; Discussions	34
5.7	Notices	34
5.8	Environmental Laws	35
5.9	Additional Collateral, etc.	35
5.10	Use of Proceeds	36

SECTION 6. NEGATIVE COVENANTS		36
6.1	Indebtedness	36
6.2	Liens	37
6.3	Fundamental Changes	38
6.4	Disposition of Property	38
6.5	Restricted Payments	38
6.6	Investments	39
6.7	Transactions with Affiliates	39
6.8	Sales and Leasebacks	39
6.9	Swap Agreements	39
6.10	Changes in Fiscal Periods	39
6.11	Negative Pledge Clauses	39
6.12	Clauses Restricting Subsidiary Distributions	40
6.13	Lines of Business	40
6.14	Amendments to Organizational Documents	40
6.15	Other Senior Indebtedness	40
6.16	Convertible Note Payments	40
6.17	New Convertible Note Payments	40
6.18	[Reserved]	41
6.19	Amendments to Indenture and New Convertible Notes Indenture	41
6.20	Lease Transaction	41

SECTION 7. EVENTS OF DEFAULT		42

SECTION 8. THE AGENT		44
8.1	Appointment	44
8.2	Delegation of Duties	44
8.3	Exculpatory Provisions	44
8.4	Reliance by Agent	45
8.5	Notice of Default	46

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8.6	Non-Reliance on Agent and Other Lenders	46
8.7	Indemnification	47
8.8	Agent in Its Individual Capacity	47
8.9	Successor Agent	47
8.10	Collateral and Guaranty Matters	48
8.11	Agent’s Lease Purchase Options	48
8.12	Funds Held by Agent	48

SECTION 9. MISCELLANEOUS		49
9.1	Amendments and Waivers	49
9.2	Notices	50
9.3	No Waiver; Cumulative Remedies	52
9.4	Survival of Representations and Warranties	52
9.5	Payment of Expenses and Taxes; Indemnification	52
9.6	Successors and Assigns; Assignments and Participations	53
9.7	Counterparts	54
9.8	Severability	54
9.9	Integration	54
9.10	Governing Law	54
9.11	Submission to Jurisdiction; Waivers	55
9.12	Acknowledgments	55
9.13	Confidentiality	55
9.14	Waivers of Jury Trial	56

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SCHEDULES AND EXHIBITS

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CREDIT AGREEMENT (this “Agreement”), dated as of May 1, 2017, among Cadiz Inc., a Delaware corporation (“Cadiz”), and Cadiz Real Estate LLC, a Delaware limited liability company (“CRE”; together with Cadiz, the “Borrower” or “Borrowers”), the lenders from time to time party hereto (“Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Agent”).

A.      The Borrowers have requested the Lenders to extend a credit facility to the Borrowers in the form of secured term loans in an aggregate principal amount of $60,000,000.

B.       The Lenders are willing to extend such credit facility to the Borrowers on the terms and conditions set forth herein.

Accordingly, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.    DEFINITIONS

1.1           Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“5-Day VWAP”: for any date of determination means the per share volume weighted average price of Common Stock, as displayed under the heading “Bloomberg VWAP” on Bloomberg page CDZI <equity> VWAP (or its equivalent successor if such page is not available), from the scheduled open of trading until the scheduled close of trading of the primary trading session of the Nasdaq Global Market on each trading day during the 5 trading day period preceding (but not including) such date of determination (or if such volume weighted average price is unavailable, the market value of one share of Common Stock during such period determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Accreted Loan Value”: as of the date of determination, the outstanding principal amount of the applicable Loan, plus all accreted interest, if any, which shall be added to such Loan as of the calendar day immediately prior to such date of determination.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“After-Acquired Property”: any fee interest in any real property or any leasehold interest in any Material Leased Property acquired after the Closing Date by any Loan Party or its Subsidiaries (other than any such fee interest in real property or leasehold interest in Material Leased Property subject to a Lien expressly permitted by Section 6.2(f)), including, for the avoidance of doubt, the Delayed Lease Property or the Substitute Property, as applicable.

“Agent”: as defined in the preamble hereto.

“Agreement”: as defined in the preamble hereto.

“Applicable Prepayment Premium”: with respect to any repayment of Secured Term Loans pursuant to Section 2.2, Section 2.3(a) or Section 2.6 or upon any acceleration of the outstanding Loans for any reason, including upon commencement of voluntary or involuntary proceedings or otherwise, an amount equal to the product of (a) the Accreted Loan Value of the Secured Term Loans being prepaid or repaid, as applicable, multiplied by (b) 3.00%.

“Applicable Cash Rate”: two percent (2.00%) per annum.

“Applicable PIK Rate”: six percent (6.00%) per annum.

“Applicable Rate”: the sum of the Applicable Cash Rate and the Applicable PIK Rate.

“Approved Mitigation Bank Land Sale” means a sale of at least 640 acres of the Mitigation Bank Land, the Net Cash Proceeds of which average at least $2,000 per acre.

“Asset Sale”: any Disposition of any Collateral or of any other property of the Borrowers or any of their Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(a)       the Disposition of damaged, obsolete, redundant or worn out assets in the ordinary course of business;

(b)       the Disposition of other property having a fair market value not to exceed $200,000 in the aggregate for any fiscal year of the Borrower;

(c)       the sale or other disposition of cash or Cash Equivalents;

(d)       a Restricted Payment that does not violate Section 6.5 hereof or an Investment that does not violate Section 6.6 hereof; and

(e)       the granting of Liens not prohibited by Section 6.2 hereof.

“Assignee”: as defined in Section 9.6(a).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit A.

“beneficial owner” and “beneficially own”: as defined under Section 13(d) of the Exchange Act.

“Blocked Person”: as defined in Section 3.20(b).

“Borrower”: as defined in the preamble hereto.

“Borrowing Notice”: a notice substantially in the form of Exhibit C in respect of the borrowing of the Secured Term Loans.

“Business”: as defined in Section 3.14(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City and Los Angeles are authorized or required by law to close.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents”: (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (b) Dollar-denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or from Moody’s is at least P-1, in each case with maturities of not more than three hundred sixty-five (365) days from the date of acquisition, (c) commercial paper issued by any issuer bearing at least a “2” rating for any short-term rating provided by S&P and/or Moody’s and maturing within two hundred seventy (270) days of the date of acquisition, (d) repurchase agreements entered into by the Borrower with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500 million for direct obligations issued by or fully guaranteed by the United States, or for mortgage collateral, in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations, (e) variable or fixed rate notes issued by any issuer rated at least AA by S&P (or the equivalent thereof) or at least Aa2 by Moody’s (or the equivalent thereof) and maturing within one (1) year of the date of acquisition and (f) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940, as amended, that are administered by reputable financial institutions having capital and surplus of at least $500 million and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof.

“Change of Control”: the occurrence of any of the following: (i) the Loan Parties shall sell or transfer all or substantially all of their assets to any Person other than a Loan Party, (ii) any Borrower shall merge or consolidate with another Person other than a Loan Party in a transaction not permitted by this Agreement, (iii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the outstanding Capital Stock of Cadiz or (iv) a “Change in Control” as defined under the Indenture or the New Convertible Notes Indenture.

“Closing Date”: the date on which the conditions set forth in SECTION 4 are satisfied (or waived in accordance with Section 9.1), which shall be a date that is the thirty-first (31st) Business Day after the Signing Date, unless another date is agreed to in writing by the parties hereto.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Borrowers and their Subsidiaries, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Common Stock”: the common Capital Stock, par value $0.01 per share, of the Company.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under section 414 of the Code.

“Company”: Cadiz Inc., a Delaware corporation.

“Company Intellectual Property: all Intellectual Property necessary for the conduct of the business of the Loan Parties as currently conducted.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Construction Financing”: A conditional commitment for future funding by the Lenders and/or their Affiliates of up to $240,000,000 of construction financing for the Qualified Water Project (as defined in the New Convertible Notes Indenture).

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Convertible Notes”: the 7.00% Convertible Senior Notes of Cadiz due 2018 issued on or around March 5, 2013 pursuant to the Indenture.

“Default”: any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Delayed Lease Property”: that parcel of property in San Bernardino County with Assessor Parcel Number 0556-311-50-0000 constituting approximately 40 acres and further described in the Lease Agreement.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer, license or other disposition (including pursuant to a condemnation) thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default”: any of the events specified in Section 7; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: the Securities Exchange Act of 1934 and the Rules and Regulations promulgated thereunder, in each case, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Loan Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Loan Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.12(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement”: that certain Amended and Restated Credit Agreement, dated as of October 30, 2013 (as amended, restated or otherwise modified prior to the date hereof), among the Borrowers, the lenders party thereto and Wells Fargo Bank, National Association, as agent.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA”: as defined in Section 3.20(c).

“Fee Letter”: as defined in Section 2.10.

“Foreign Lender”: a Lender that is not a U.S. Person.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the standards or terms in this Agreement, then the Borrower and the Agent agrees to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower and the Agent, all standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantee Obligation”: as to any Person (the “Guaranteeing Person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the Guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “Primary Obligations”) of any other third Person (the “Primary Obligor”) in any manner, whether directly or indirectly, including any obligation of the Guaranteeing Person, whether or not contingent, (i) to purchase any such Primary Obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such Primary Obligation or (2) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation or (iv) otherwise to assure or hold harmless the owner of any such Primary Obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any Guaranteeing Person shall be deemed to be the maximum amount for which such Guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such Primary Obligation and the maximum amount for which such Guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such Guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (including the Convertible Notes and the New Convertible Notes), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 7(e) only, all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. For the avoidance of doubt, there are no obligations of any Loan Party under the Lease Transaction that constitute Indebtedness for purposes of this Agreement.

“Indemnified Liabilities”: as defined in Section 9.5.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee”: as defined in Section 9.5.

“Indenture”: the Indenture dated as of March 5, 2013 between Cadiz and U.S. Bank, National Association (as successor to The Bank of New York Mellon, N.A.), as trustee, with respect to the Convertible Notes, as amended by that certain First Supplemental Indenture dated as of October 30, 2013 and that certain Second Supplemental Indenture dated as of November 23, 2015, and as may be further amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

“Initial Subordinated Property”: that parcel of the Mortgaged Property more fully described on Exhibit F hereto and, upon the changing of the legal description constituting the Leased Property (as defined in the Lease Agreement) in accordance with Section 5 of the Lease Agreement, the Subordination Agreement and this Agreement, either the Delayed Lease Property or the Substitute Property, as applicable, whether or not the legal description of the Delayed Lease Property or Substitute Property is included on such Exhibit F attached hereto.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, and whether registered, issued or subject to a pending application, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, software, trade secrets, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Date”: as defined in Section 2.4(a).

“Investments”: as defined in Section 6.6.

“IRS” means the United States Internal Revenue Service.

“Lease Agreement”: that certain Amended and Restated Cadiz – Fenner Valley Farm Lease, dated as of February 8, 2016, entered into among the Borrowers and the Lessee.

“Lease Documents”: the Lease Agreement, the Subordination Agreements, the Option Agreement, the Memorandum of Lease, the Tenant Deed of Trust (as defined in the Subordination Agreement) and the other agreements related thereto.

“Lease Transaction”: the lease of the Initial Subordinated Property to the Lessee pursuant to the Lease Agreement.

“Lenders”: as defined in the preamble hereto.

“Lessee”: Fenner Valley Farm, LLC and its successors and permitted assigns under the Lease Agreement.

“Lien”: any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”: any Secured Term Loan held by any Lender pursuant to this Agreement.

“Loan Commitment”: the commitment of a Lender to make or otherwise fund a Secured Term Loan and “Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Loan Commitment, if any, is set forth in Schedule 1.1A or in the applicable Assignment and Assumption. The aggregate amount of the Loan Commitments as of the Closing Date is $60,000,000.

“Loan Documents”: this Agreement, the Security Documents, the Warrants, the Fee Letter and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties”: the Borrowers and any of their Subsidiaries that is a party to a Loan Document.

“Material Adverse Effect”: (a) a material adverse effect on the business, property, operations, condition (financial or other) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) ten (10) Business Days after the occurrence of an event, which would not otherwise fall into the purview of clause (a) above, which results in an adverse effect that has or is reasonably likely to have a financial consequence of Five Hundred Thousand Dollars ($500,000) or more to the Borrower and its Subsidiaries taken as a whole, or (c) a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Lenders hereunder or thereunder.

“Material Leased Property”: any real property located in the United States in which a Loan Party or any of their Subsidiaries has a leasehold interest (excluding any such real property that is used primarily for executive and administrative functions of the Loan Parties).

“Materials of Environmental Concern”: any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date”: the earliest of (a) the date that is the four (4) year anniversary of the Closing Date (or the next succeeding Business Day if such date is not a Business Day), and (b) 91 days prior to the maturity date of the New Convertible Notes if, on the 91st day preceding the stated maturity date of the New Convertible Notes, the 5-Day VWAP is less than 120% of the then applicable Conversion Rate (as defined in the New Convertible Notes Indenture) and at least $10,000,000 in Original Principal Amount (as defined in the New Convertible Notes Indenture) of the New Convertible Notes are outstanding on the date that is 91 days prior to the maturity date of the New Convertible Notes (such date as defined pursuant to this clause (b), the “Springing Maturity Date”).

“Memorandum of Lease”: that certain Memorandum of Amended and Restated Cadiz – Fenner Valley Farm Lease, dated as of February 8, 2016, entered into between CRE and the Lessee for the purpose of memorializing the Lease Agreement.

“Mitigation Bank Land” means the approximately 7,500 acres of land as described in the Fenner Valley Desert Tortoise Conservation Bank application dated September 4, 2013.

“Mortgage”: each mortgage, deed of trust, or deed to secure debt, as applicable, substantially in the form of Exhibit I, and any amendments thereto made by any Loan Party in favor of, or for the benefit of, the Agent for the benefit of the Lenders (with such changes thereto to which Agent shall reasonably consent to account for the law of the jurisdiction in which such mortgage, deed of trust or deed to secure debt, as applicable, is to be recorded).

“Mortgaged Property” and “Mortgaged Properties”: individually, a real property, and collectively, the real properties (including all buildings, fixtures or other improvements located thereon and other rights appurtenant thereto), as the context requires, listed on Schedule 1.1B, as to which the Agent for the benefit of the Lenders shall be granted a Lien pursuant to a Mortgage.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (a) selling expenses (including broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrowers’ good faith estimate of income taxes paid or payable in connection with such sale), (b) amounts provided as a reserve, in accordance with GAAP (to the extent applicable), against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (c) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money permitted pursuant to Section 6.1 which is secured by the Collateral or other property sold in such Asset Sale (to the extent such Lien is permitted pursuant to Section 6.2) and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset).

“New Convertible Notes”: the 7.00% Convertible Senior Notes of Cadiz due 2020 issued on or around December 10, 2015 and April 28, 2016 pursuant to the New Convertible Notes Indenture.

“New Convertible Notes Indenture”: the Indenture, dated as of December 10, 2015, between Cadiz and U.S. Bank, National Association, as trustee, with respect to the New Convertible Notes, as amended by that certain First Supplemental Indenture dated as of April 28, 2016 and as may be further amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees (including the Applicable Prepayment Premium), indemnities, costs, expenses (including all reasonable fees, charges and disbursements of counsel to the Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“OFAC”: the United States Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Sanctions Programs”: the laws, regulations and executive orders administered by OFAC, including but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as it has been or shall thereafter be renewed, extended, amended or replaced, and the list of Specially Designated Nationals and Blocked Persons administered by OFAC, as such list may be amended from time to time.

“OID”: has the meaning specified in Section 2.13.

“Option Agreement”: an agreement evidencing the Lease Purchase Option (as defined in the Lease Agreement) in the form attached to the Lease Agreement as Exhibit E.

“Organizational Documents” means (i) with respect to any corporation, its notice of articles, certificate or articles of incorporation or organization, as amended, and its bylaws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant Register” has the meaning specified in Section 9.6(b).

“Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Recipient” means (a) the Agent or (b) any Lender.

“Register”: as defined in Section 9.6(a).

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections.27,.28,.29,.30,.31,.32,.34 or.35 of PBGC Reg. 4043.

“Required Lenders”: at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Loans then outstanding.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

“Restricted Payments”: as defined in Section 6.5.

“Rules and Regulations”: the rules and regulations of the SEC.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“SEC Reports” means with respect to the Borrower, the annual report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 16, 2017 (as may be amended on or prior to the Closing Date) and all current reports on Form 8-K filed with the SEC from January 1, 2017 until and including the Closing Date.

“Second Amendment”: that certain Second Amendment to Amended and Restated Credit Agreement and Partial Subordination of Collateral, dated as of February 8, 2016, and entered into by and among the Borrowers, Wells Fargo Bank, National Association, as agent, and the lenders party thereto, setting forth certain amendments to the Existing Credit Agreement in connection with the entry of the Lease Agreement.

“Secured Term Loans”: the term loans made by the Lenders to the Borrowers pursuant to Section 2.1(a).

“Security Agreement”: the Security Agreement to be executed and delivered by the Loan Parties and the Agent, substantially in the form of Exhibit D.

“Security Documents”: the collective reference to the Security Agreement, any Mortgage and all other security documents hereafter delivered to the Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Borrower under any Loan Document.

“Signing Date”: May 1, 2017.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Subordination Agreement”: a Subordination, Standstill, Nondisturbance and Attornment Agreement in the form attached hereto as Exhibit G.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Substitute Property”: that parcel of Mortgaged Property constituting approximately 40 acres and described in the Lease Agreement.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terrorism Laws”: any of the following (a) Executive Order 13224 issued by the President of the United States, (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), (e) the Patriot Act (as it may be subsequently codified), (f) all other present and future legal requirements of any Governmental Authority addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and (g) any regulations promulgated pursuant thereto or pursuant to any legal requirements of any Governmental Authority governing terrorist acts or acts of war.

“Title Company” means Chicago Title Company.

“Title Policy”: as defined in Section 4.1(g).

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.12(g).

“United States”: the United States of America.

“Warrants”: warrants to purchase Common Stock in the form of Exhibit E issued by the Company to the Lenders on the Closing Date.

“Withholding Agent” means any Loan Party and the Agent.

1.2           Other Definitional Provisions. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(a)           As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Loan Party not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(b)           The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

Section 2.    AMOUNT AND TERMS OF LOANS

2.1           Secured Term Loans; Borrowing Mechanics.

(a)           Subject to the terms and conditions hereof, each Lender severally agrees to make, and the Borrowers agree to borrow, on the Closing Date, a Secured Term Loan in an amount not to exceed the Loan Commitment of each such Lender. Each Lender’s Loan Commitment shall terminate immediately and without further action on the earlier of (i) the Closing Date after giving effect to the funding of such Lender’s Loan Commitment on such date or (ii) the thirty-fourth (34th) Business Day after the Signing Date.

(b)           The Borrowers shall deliver to the Agent a fully executed Borrowing Notice not later than 10:00 a.m. (New York City time) one (1) Business Day prior to the Closing Date with respect to the Secured Term Loans to be made on the Closing Date. Promptly upon receipt by the Agent of such Borrowing Notice, the Agent shall notify each Lender of the proposed borrowing.

(c)           Each Lender shall make its Secured Term Loan available to the Agent not later than 10:00 a.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, to the Agent’s account. Upon satisfaction or waiver of the conditions precedent specified herein, the Agent shall make the proceeds of the Secured Term Loans available to the Borrowers on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Agent from the Lenders to be credited to the account designated in the Borrowing Notice.

(d)           The Borrowers shall not have any right to reborrow any portion of any Secured Term Loan that may be repaid or prepaid from time to time.

2.2           Repayment of Loans. The Accreted Loan Value of the Secured Term Loans plus the Applicable Prepayment Premium shall be due and payable on the Maturity Date to the Agent for the account of each Lender as set forth in the Register referenced in Section 9.6(a).

2.3           Optional Prepayments.

(a)           At any time and from time to time, the Borrowers may prepay the Secured Term Loans, in whole or in part (in increments of not less than $100,000), for an amount equal to the Accreted Loan Value of the amount being prepaid through the day prior to the date of such prepayment plus the Applicable Prepayment Premium, upon at least three (3) Business Days’ notice to the Agent, which notice shall specify the principal amount of the Secured Term Loans to be prepaid, the total prepayment amount and the date on which such prepayment will be delivered to the Agent; provided that if the Springing Maturity Date has not occurred, the Borrowers may not prepay the Secured Term Loans during the period commencing on the date that is 91 days prior to the maturity date of the New Convertible Notes and ending on the maturity date of the New Convertible Notes without the prior written consent of the Required Lenders.

(b)           It shall not be a condition to the delivery by the Borrowers of such prepayment notice that the Borrowers have sufficient available funds to make such prepayment. The Agent shall deliver any prepayment notice it receives from the Borrower under this Section 2.3(a) to the Lenders within three (3) Business Days of receipt of such notice.

(c)           The Borrowers shall not have any right to prepay the Loans other than as set forth in this Section 2.3 and as required by Section 2.6.

2.4           Interest Rates and Payment Dates.

(a)           Interest on all Secured Term Loans shall be due quarterly on each March 31, June 30, September 30 and December 31 (each, an “Interest Date”) beginning on June 30, 2017. Interest on all Secured Term Loans shall (i) accrete to the outstanding principal amount of the Secured Term Loans (including any additional principal amount added pursuant to this Agreement) at a rate per annum equal to the Applicable PIK Rate (compounded quarterly on each Interest Date) from and including the Closing Date through but excluding the date of payment or prepayment (unless paid in cash pursuant to the last sentence of this Section 2.4(a)) and (ii) accrue on the outstanding principal amount of the Secured Term Loans at a rate per annum equal to the Applicable Cash Rate from and including the Closing Date through but excluding the date of payment or prepayment. Borrowers, in their discretion, may make any quarterly interest payment in cash on the applicable Interest Date at the Applicable PIK Rate, in lieu of accretion of such interest to the principal amount of the Secured Term Loans at the Applicable PIK Rate.

(b)           If all or a portion of the principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise, after the expiration of any applicable grace period set forth in Section 7), all outstanding amounts (whether or not overdue) shall bear interest at a rate per annum equal to the Applicable Rate plus two percent (2.0%) (“Default Interest”). Default Interest shall be paid in cash in immediately available funds on demand.

2.5           Computation of Interest and Fees. Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed.

2.6           Mandatory Prepayments. In the event of any Asset Sale, the Borrowers shall, within five (5) Business Days after the receipt of Net Cash Proceeds of such Asset Sale, apply the Net Cash Proceeds of such Asset Sale first to prepay all amounts due under the Secured Term Loans and the Applicable Prepayment Premium thereon. Notwithstanding the foregoing, the Borrowers may (a) retain up to 50% of the first $10,000,000 of Net Cash Proceeds from an Approved Mitigation Bank Land Sale for working capital and general corporate purposes and (b) retain any additional Net Cash Proceeds from an Approved Mitigation Bank Land Sale; provided that (i) the Borrower delivers a certificate to the Agent stating that such proceeds will be used to pay cash interest on the Secured Term Loans pursuant to Section 2.4(a) above within 10 days of receipt thereof, (ii) such proceeds are deposited in an account subject to the control of the Agent in a manner acceptable to the Agent and the Lenders, and (iii) upon the earlier of (x) the expiration of the period specified in the relevant certificate furnished to the Agent or (y) the occurrence of an Event of Default, such proceeds, if not theretofore so used, shall be used to prepay the Secured Term Loans. The Agent shall deliver any notice of deposit it receives from the Borrower under this Section 2.6 to the Lenders within three (3) Business Days. Following an Event of Default and during the continuance thereof, subject to Section 5.5 of the Security Agreement with respect to the proceeds of Collateral, any payments made shall be applied (a) first, to pay all outstanding fees and other amounts owed to the Agent and (b) second, on a pro rata basis, to all amounts due under the Secured Term Loans.

2.7           Application of Mandatory and Optional Prepayments. Unless waived by the Required Lenders, all payments made pursuant to Section 2.2, Section 2.6 (subject to, upon the occurrence and during the continuation of any Event of Default, Section 5.5 of the Security Agreement with respect to the proceeds of Collateral) and 2.3(a) shall be applied (a) first, to pay all outstanding fees and other amounts owed to the Agent and (b) second, on a pro rata basis, to all amounts due under the Secured Term Loans and the Applicable Prepayment Premium thereon. Such payments shall permanently reduce the principal balance of the Secured Term Loans.

2.8           Remittance of Payments to the Lenders. All payments received by the Agent on behalf of the Lenders under this Agreement shall be remitted to the Lenders within one (1) Business Day following receipt thereof in accordance with the applicable terms hereof.

2.9           Relationship of the Lenders. The holders of the Loans shall, for all purposes hereunder, be considered one class of holders with a pari passu security interest in the Collateral and shall vote together on all matters as a single class.

2.10         Fees. (a) The Borrowers agree to pay the Agent on the Closing Date for the ratable benefit of the Lenders, an upfront fee of two percent (2.00%) of the aggregate principal amount of the Loans funded hereunder as of the Closing Date, which such fee shall be earned, due and payable on the Closing Date, and (b) the Borrowers agree to pay the Agent all fees as specified in the agency fee letter (the “Fee Letter”) dated as of the Closing Date in the amounts and at the times specified therein.

2.11         Construction Financing. Concurrently with the Signing Date, certain Affiliates of the Lenders and Cadiz shall execute a mutually acceptable conditional commitment letter for the Construction Financing.

2.12         Taxes.

(a)           Defined Terms. For purposes of this Section 2.12, the term “applicable law” includes FATCA.

(b)           Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)           Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d)           Indemnification by the Borrower. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)           Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).

(f)            Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.12, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g)           Status of Lenders.

(i)           Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)           any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           executed copies of IRS Form W-8ECI;

(3)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)           to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that, if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(h)           Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)            Survival. Each party’s obligations under this Section 2.12 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.13         Investment Unit. For U.S. federal, state and local income tax purposes, the Loan Parties and the Lenders shall, unless otherwise required by a change in law (including regulations, judicial rulings or published administrative determinations with respect to Taxes) or by any Governmental Authority following an audit or examination, (i) treat the Loans as indebtedness, (ii) treat the Loans and the Warrants as having been issued as an “investment unit” within the meaning of Section 1273(c)(2) of the Code, (iii) treat the Loans as having an “issue price” within the meaning of Section 1273(b) of the Code that is determined by subtracting the value of the Warrants as of the Closing Date (as determined by the initial Lender in a manner consistent with the spreadsheet entitled “Cadiz Warrant Valuation” that was previously provided by the initial Lender to the Borrower) and the amount of the upfront fee from the original principal amount of the Loans, which determination the initial Lender shall provide to the Borrower promptly following the Closing Date and (iv) treat the Loans as having been issued with original issue discount (“OID”) to the extent required as a result of their issuance as part of an investment unit and the payment of the upfront fee. The Loan Parties and the Lenders shall prepare and file all U.S. federal, state and local income tax returns in a manner consistent with the foregoing. The Borrower shall provide any information reasonably requested from time to time by the Agent or any Lender regarding the OID associated with the Loans for U.S. federal, state and local income tax purposes. The Lenders shall also provide or cause to be provided to the Agent all information necessary to allow the Agent to comply with any applicable cost basis reporting obligations. The Agent may rely on the cost basis information provided to it and shall have no responsibility to verify or ensure the accuracy of the cost basis information provided to it.

Section 3.    REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrowers hereby jointly and severally represent and warrant to the Agent and each Lender that:

3.1           No Change. Since December 31, 2016, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

3.2           Existence; Compliance with Law. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.3           Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and, assuming the repayment in full of Indebtedness incurred under the Existing Credit Agreement, the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. Assuming the repayment in full of Indebtedness incurred under the Existing Credit Agreement, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except the filings referred to in Section 3.16. Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.4           No Legal Bar. The execution, delivery and, assuming the repayment in full of Indebtedness incurred under the Existing Credit Agreement, performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

3.5           Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened by or against any Loan Party or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) that could reasonably be expected to have a Material Adverse Effect.

3.6           No Default. No Loan Party is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.

3.7           Ownership of Property; Liens. Each Loan Party has good and marketable fee simple, or local equivalent, title to, or a good and valid leasehold interest in, all its real property (including, without limitation, the right to extract by any means and use, for domestic and agricultural purposes, for sale to third parties, and for any other purpose, water therefrom) other than the property currently owned by Harweal Investments Limited, the name of which has subsequently been changed to EVCO Limited, as nominee for Cadiz Land Company, Inc., which property is subject to no Liens other than Liens in favor of a Loan Party. Each Loan Party has good title to, or a valid leasehold interest in, all its other property. Each Loan Party represents that Octagon Partners, LLC, a California limited liability company and an Affiliate of each of the Borrowers, has good and marketable fee simple title to all its real property (including, without limitation, the right to extract by any means and use, for domestic and agricultural purposes, for sale to third parties, and for any other purpose water therefrom). None of such property referenced in this Section 3.7 is subject to any Lien except as permitted by Section 6.2 or such other minor defects in title that do not interfere with such Loan Party’s ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. All such property referenced in this Section 3.7 is in good working order and condition, ordinary wear and tear excepted. The property subject to the Mortgage comprises all of the real property owned by the Loan Parties and any of their Subsidiaries or Affiliates; provided that the representations and warranties contained in this Section 3.7 are qualified in their entirety by reference to the Lease Transaction and the rights and interests granted thereunder. As of the Closing Date, there are no Material Leased Properties. No Loan Party has any Contractual Obligation to purchase any real property or interest in real property. There is no pending or, to the best knowledge of each Loan Party, threatened, appropriation, condemnation or like adverse proceeding materially affecting the Mortgaged Properties or any part thereof or of any sale or other disposition of the Mortgaged Properties or any part thereof in lieu of condemnation. The Loan Parties’ use of the Mortgaged Properties or any portion thereof does not, in any material respect, breach, violate or conflict with (i) any covenants, conditions or restrictions of record applicable thereto and binding on any Loan Party or (ii) the terms and provisions of the Lease Agreement.

3.8           Intellectual Property. Each Loan Party owns, or is licensed to use, all Company Intellectual Property free and clear of all Liens except for Liens expressly permitted by Section 6.2 and acceptable to the Agent and the Lenders. The Loan Parties have taken all reasonable actions necessary to protect the Company Intellectual Property. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Company Intellectual Property or the validity or effectiveness of any Company Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of Company Intellectual Property by each Loan Party does not infringe on the rights of any Person in any material respect.

3.9           Taxes. Each Loan Party has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (i) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party or (ii) to the extent the failure of which could not reasonably be expected to result in a Material Adverse Effect). No tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

3.10         ERISA. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, each Plan has satisfied the applicable “minimum funding standard” and has had no “waived funding deficiency” (as such terms are defined in section 412 of the Code and section 302 of ERISA) during the five-year period prior to the date on which this representation is made or deemed made, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No “prohibited transaction” (and the transactions contemplated by this Agreement, will not constitute, or indirectly result in, a “prohibited transaction” within the meaning of section 4975 of the Code or section 406 of ERISA) has occurred, or is expected to occur, which has subjected, or could subject, the Mortgaged Properties, Borrower, or any officer, director or employee of the Borrower, or Trustee of any Single Employer Plan, administrator or other fiduciary to any tax or penalty on prohibited transactions imposed by either section 502 of ERISA or section 4975 of the Code or any other liability with respect thereto. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw partially or completely from any or all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

3.11         Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board of Governors of the Federal Reserve System of the United States or any successor thereto) that limits its ability to incur Indebtedness.

3.12         Subsidiaries. (a) Schedule 3.12 sets forth the name and jurisdiction of formation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party or any Subsidiary and (b) except as disclosed in public filings to the SEC, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents. Except as listed on Schedule 3.12, no Subsidiary owns any material assets.

3.13         [Reserved].

3.14         Environmental Matters.

(a)           All Phase One, Phase Two, and other environmental assessments or reports, and all environmental compliance audits of or relating to the Mortgaged Properties in the possession or reasonable control of the Loan Parties, their consultants and advisors have been made available to the Lenders.

(b)           Except as, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(i)           the Mortgaged Properties do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

(ii)           no Loan Party has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Mortgaged Properties or the business operated by any Loan Party (the “Business”), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(iii)           Materials of Environmental Concern have not been transported or disposed of from the Mortgaged Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Mortgaged Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(iv)           no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Loan Party is or will be named as a party with respect to the Mortgaged Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Mortgaged Properties or the Business;

(v)           there has been no release or threat of release of Materials of Environmental Concern at or from the Mortgaged Properties, or arising from or related to the operations of any Loan Party in connection with the Mortgaged Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(vi)           the Mortgaged Properties and all operations at the Mortgaged Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Mortgaged Properties or violation of any Environmental Law with respect to the Mortgaged Properties or the Business; and

(vii)           no Loan Party has assumed any liability of any other Person under Environmental Laws.

3.15         Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, any SEC Report or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Agent or the Lenders or filed with the SEC, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, any SEC Report or in any other documents, certificates and statements furnished to the Agent or the Lenders or filed with the SEC for use in connection with the transactions contemplated hereby and by the other Loan Documents.

3.16         Security Documents.

(a)           The Security Agreement will be effective as of the Closing Date to create in favor of the Agent, for the benefit of the Lenders holding Secured Term Loans, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the other Collateral described in the Security Agreement, when financing statements and other filings specified on Schedule 3.16(a) in appropriate form are filed in the offices specified on Schedule 3.16(a), the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Security Agreement) under the Secured Term Loans, in each case prior and superior in right to any other Person (except, in the case of Collateral, Liens permitted by Section 6.2).

(b)           The Mortgage will be effective as of the Closing Date to create in favor of the Agent for the benefit of the Lenders holding Secured Term Loans, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgage is filed in the offices specified on Schedule 3.16(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage) under the Secured Term Loans, in each case prior and superior in right to any other Person (except exceptions permitted by the Required Lenders in the Title Policies). Schedule 1.1B lists, as of the Closing Date, each parcel of real property owned in fee by the Loan Parties and any of their Subsidiaries and each leasehold interest in Material Leased Properties. All of the properties listed on Schedule 1.1B shall be subject to the Mortgage.

3.17        Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith, will be and will continue to be, Solvent.

3.18        Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

3.19        Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Loan Party pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Loan Party on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Loan Party.

3.20        Terrorism Laws and FCPA.

(a)         None of the Loan Parties is in violation of any Terrorism Law or engages in any transaction that evades or avoids or attempts to violate any of the Terrorism Laws.

(b)         None of the Loan Parties, nor any of their Subsidiaries, is any of the following (each, a “Blocked Person”): (i) a person that is prohibited pursuant to any of the OFAC Sanctions Programs, including a Person named on OFAC’s list of Specially Designated Nationals and Blocked Persons; (ii) a Person that is owned or controlled by, or that owns and controls any Person described in (i) above; or (iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Terrorism Law.

(c)         None of the Loan Parties, nor any of their Subsidiaries, deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any OFAC Sanctions Programs.

(d)         No part of the proceeds of the Loans will be used, directly or indirectly, in furtherance of any offer, payment, promise to pay, or authorization of the payment of money or anything else of value to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any other anti-bribery law. No Loan Party, nor any of its Subsidiaries nor any of their respective officers, directors or employees, nor, to its knowledge, any of its agents or representatives, has: (i) directly or indirectly, made an “unlawful payment” within the meaning of, and is not in any other way in violation of, the FCPA or similar laws in any jurisdiction; (ii) used any corporate funds for any unlawful contribution, gift, entertainment or unlawful expense relating to political activity; (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iv) paid any bribe, rebate, pay-off, influence payment, kick-back or other unlawful payment.

Section 4.    CONDITIONS PRECEDENT

4.1         Closing Date Conditions Precedent. The obligation of each Lender to make any Secured Term Loan on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 9.1, of the following conditions on or before the Closing Date:

(a)          Loan Documents. (i) the Agent shall have received copies of each Loan Document executed and delivered by each applicable Loan Party and, in the case of this Agreement, each Lender, (ii) each Lender shall have received its pro rata share of Warrants to purchase an aggregate of 357,500 shares of Common Stock and (iii) the Agent shall have executed and delivered each Loan Document to which it is contemplated to be a party, including this Agreement.

(b)         Borrowing Notice. The Agent shall have received a fully executed and delivered Borrowing Notice.

(c)         Organizational Documents; Incumbency. The Agent shall have received (i) a copy of each Organizational Document of each Loan Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of each Loan Party executing the Loan Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date; and (v) such other documents as the Agent or the Lenders may reasonably request.

(d)        Fees and Transaction Costs. All fees required to be paid on the Closing Date pursuant to this Agreement and the reasonable legal fees of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Lenders, related to the Loan Documents shall, upon the making of the Secured Term Loans, have been paid, which amounts may be offset against the proceeds of the Secured Term Loans.

(e)         Debt for Borrowed Money. On the Closing Date, after giving effect to the transactions contemplated hereby, none of the Loan Parties shall have any Indebtedness of the type described in clause (a) of the definition thereof other than (i) the Loans, (ii) the Convertible Notes, (iii) the New Convertible Notes and (iv) any other Indebtedness permitted under Section 6.1. On or prior to the Closing Date, the Borrowers shall have executed documentation reasonably satisfactory to the Agent and the Lenders directing the Agent to use, upon the Closing, such portion of the proceeds of the Secured Term Loans necessary to repay in full, for the account of the Borrowers, all amounts due under the Existing Credit Agreement pursuant to a payoff letter of Wells Fargo Bank, National Association as agent under the Existing Credit Agreement in form and substance reasonably acceptable to Agent and the Lenders, and on the Closing Date, following such repayment in full, the Borrowers shall have filed all documents or instruments necessary to release all Liens securing such debt or other obligations of the Company and its Subsidiaries thereunder being repaid on the Closing Date (and delivered evidence of such filing to the Agent and the Lenders).

(f)          Governmental Authorizations and Consents. Each Loan Party shall have obtained all governmental authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Agent and the Lenders. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(g)         Collateral Requirements. In order to create in favor of the Agent, for the benefit of the Lenders holding Secured Term Loans, a valid perfected first-priority security interest in the Collateral, subject to Liens expressly permitted by Section 6.2 and acceptable to the Agent and the Lenders, the Agent shall have received:

(i)         evidence satisfactory to the Agent and the Lenders of the compliance by each Loan Party of its obligations under the Security Agreement and the other Security Documents (including their obligations to execute and/or deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);

(ii)         with respect to each Mortgaged Property, (i) a fully executed and notarized first priority Mortgage, in favor of the Agent, for the benefit of the Lenders, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Mortgaged Property, subject to the Liens permitted by Section 6.2(k), (ii) (x) American Land Title Association extended coverage lenders’ policies of title insurance or unconditional commitments therefor (which shall not include any general mechanics lien exception) insuring the Lien of each Mortgage as a valid first priority Lien on the Mortgaged Property described therein, free of any other Liens other than as permitted by Section 6.2, issued by the Title Company with respect to each Mortgaged Property (each, a “Title Policy”), in amounts that are the lesser of either (A) the aggregate amount of the Loan Commitments or (B) 100% of the fair market value of each Mortgaged Property, together with such customary endorsements (other than any endorsements that require a survey) as the Agent and the Lenders may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located, (y) evidence satisfactory to the Agent and the Lenders that such Loan Party has paid to the appropriate governmental authorities all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Mortgaged Property in the appropriate real estate records and (z) any consents and estoppels necessary or advisable or required by applicable law in connection with such Mortgage, each of the foregoing in form, scope and substance reasonably satisfactory to the Required Lenders, (iii) legal opinions relating to matters described above, which opinions shall be in form, scope and substance, and from counsel, reasonably satisfactory to the Required Lenders and (iv) such other instruments and documents (including lien searches) as the Agent and the Lenders shall reasonably request;

(iii)         the results of a search of the Uniform Commercial Code (or equivalent), tax and judgment made with respect to the Loan Parties and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Agent and the Lenders that the Liens indicated by such financing statements (or similar documents) are Liens permitted under Section 6.2 or have been, or will be simultaneously or substantially concurrently with the closing under this Agreement, released (or arrangements reasonably satisfactory to the Agent and the Lenders for such release shall have been made);

(iv)         evidence of the insurance required by the terms of Section 5.5, including certificates and endorsements with respect thereto, in each case, in form and substance reasonably satisfactory to the Agent and the Lenders; and

(v)         evidence that each Loan Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(c)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Agent and the Lenders.

(h)          Opinions of Counsel to Loan Parties. The Agent shall have received the favorable written opinion of Mitchell Silberberg & Knupp LLP, counsel for Loan Parties, dated as of the Closing Date and covering such matters as the Agent and the Lenders may reasonably request and otherwise in form and substance reasonably satisfactory to the Agent and the Lenders.

(i)           Solvency Certificate. On the Closing Date, the Agent shall have received a solvency certificate from a Responsible Officer of the Company dated as of the Closing Date, certifying that, after giving effect to the consummation of the transactions contemplated hereby and the Secured Term Loans to be made on the Closing Date, the Borrowers and their respective Subsidiaries are and will be Solvent.

(j)           Representations and Warranties. The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of the Closing Date, in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(k)          No Material Adverse Effect. Since December 31, 2016, no event, circumstance or change shall have occurred which has had or would reasonably be expected to have a Material Adverse Effect.

(l)           Closing Certificate. The Borrower shall have delivered to the Agent a certificate dated as of the Closing Date, to the effect set forth in Section 4.1(j) above.

(m)        Due Diligence. Each Lender shall have completed and be satisfied with the results of its due diligence investigations of the Borrowers and their respective Subsidiaries in connection with the transactions contemplated hereby.

(n)         “Know Your Customer” Checks. The Agent and each Lender shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, that has been requested not less than three Business Days prior to the Closing Date.

Parties hereto hereby agree to use their commercially reasonably efforts to satisfy the conditions set forth in this SECTION 4 as promptly as practicable after the Signing Date and on or prior to the Closing Date. Upon satisfaction of such conditions, the Lenders are obligated to fund the Secured Term Loans on the Closing Date.

Section 5.    AFFIRMATIVE COVENANTS

The Borrowers hereby jointly and severally agree that, so long as any Loan is owing to any Lender hereunder, each of the Borrowers shall and shall cause each of its Subsidiaries to:

5.1          Financial Statements. Furnish to the Agent (for distribution to each Lender within three (3) Business Days after receipt thereof):

(a)         within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

(b)         within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

(c)          at the request of the Agent and to the extent prepared for, and concurrently with the delivery to, Cadiz’s management or Board of Directors, after the end of each month occurring during each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

Delivery of the reports and documents described in subsections (a) and (b) above to the Agent is for informational purposes only, and the Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder.

5.2         Certificates; Other Information. Furnish to the Agent (for distribution to each Lender within three (3) Business Days after receipt thereof):

(a)          upon Agent’s request (acting at the direction of the Required Lenders) at a cost to the Borrowers not to exceed Ten Thousand Dollars ($10,000), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b)         concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information necessary for determining compliance by each Loan Party with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any Intellectual Property acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (y);

(c)          within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; and

(d)         promptly, such additional financial and other information as the Agent may from time to time reasonably request.

5.3         Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Borrower.

5.4         Maintenance of Existence; Compliance.

(a)         (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.3 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(b)         Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.5         Maintenance of Property; Insurance.

(a)         Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b)         Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business and cause the Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on liability policies.

5.6         Inspection of Property; Books and Records; Discussions.

(a)         Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and

(b)         permit representatives of the Agent and each Lender to concurrently visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Loan Parties with officers and employees of the Loan Parties and with their independent certified public accountants.

5.7         Notices. Promptly give notice to the Agent (for distribution to each Lender within three (3) Business Days after receipt thereof):

(a)          the occurrence of any Default or Event of Default;

(b)         any (i) default or event of default under any Contractual Obligation of any Loan Party or (ii) litigation, investigation or proceeding that may exist at any time between any Loan Party and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c)         any litigation or proceeding affecting any Loan Party (i) in which the amount involved is $500,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

(d)         the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

(e)         any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Loan Party proposes to take with respect thereto.

5.8         Environmental Laws.

(a)          Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, and

(b)         Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

5.9         Additional Collateral, etc.

(a)         With respect to any property acquired after the Closing Date by any Loan Party (other than (x) any property described in paragraph (b) below or (y) any property subject to a Lien expressly permitted by Section 6.2(f)) as to which the Agent, for the benefit of the Lenders does not have a perfected Lien, promptly (i) execute and deliver to the Agent such amendments to the Security Agreement or Mortgages and such other documents as are necessary or advisable or required by applicable law to grant to the Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable or required by applicable law to grant to the Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be requested by the Required Lenders.

(b)         With respect to any After-Acquired Property, promptly (i) deliver an amended and restated version of Schedule 1.1B which shall include a legal description of such After-Acquired Property, (ii) satisfy all of the requirements of Section 4.1(g)(ii) with respect to such After-Acquired Property and (iii) unless directed otherwise by the Agent, deliver a current (completed within 180 days prior to the acquisition thereof) Phase I environmental assessment with respect to such After-Acquired Property. Notwithstanding anything to the contrary contained herein or in the UCC, the Agent shall not have any obligation to (i) prepare, record, file, re-record, or re-file any financing statement, perfection statement, continuation statement or other instrument in any public office or for otherwise ensure the perfection, maintenance, priority or enforceability of any security interest granted pursuant to, or contemplated by, any Loan Document, (ii) take any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) take any action to protect against any diminution in value of the Collateral.

5.10        Use of Proceeds. The proceeds of the Secured Term Loans shall be used (i) approximately $45,000,000 to fund the refinancing of the Existing Credit Agreement, and (ii) approximately $15,000,000 for the purpose of financing, in part, the cost of construction or improvement of the Qualified Water Project (as defined in the New Convertible Notes Indenture), including out-of-pocket costs and expenses incurred by the Borrowers or any of their respective Subsidiaries in connection with such construction or improvement.

Section 6.    NEGATIVE COVENANTS

The Borrowers hereby jointly and severally agree that, so long as any Loan or other amount is owing to any Lender hereunder, each of the Borrowers shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

6.1         Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a)         Indebtedness of any Loan Party pursuant to any Loan Document;

(b)         Indebtedness (including, without limitation, Capital Lease Obligations) incurred to finance the acquisition, construction or improvement of any assets, and Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of such Indebtedness shall not exceed $500,000 at any one time outstanding;

(c)          Indebtedness of any Loan Party to any other Loan Party; provided that any such intercompany loan is evidenced by a note that is pledged to the Agent for the benefit of the Lenders;

(d)         Indebtedness constituting unsecured debt in an aggregate principal amount not to exceed $250,000 at any one time outstanding; and

(e)          Indebtedness consisting of (i) the Convertible Notes in an aggregate principal amount not to exceed $2,154,000 plus any accretion of interest to such original principal amount pursuant to the terms of the Indenture and such Convertible Notes and (ii) the New Convertible Notes in an aggregate principal amount not to exceed $66,800,000 plus any accretion of interest to such original principal amount pursuant to the terms of the New Convertible Notes Indenture and such New Convertible Notes.

6.2         Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a)          Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b)         carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(c)         pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d)         deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)         easements, rights-of-way, restrictions and other similar non-monetary encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(f)          Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 6.1(b); provided that (i) such Liens are incurred prior to 90 days after such acquisition or the completion of such construction or improvement, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

(g)          Liens created pursuant to the Security Documents;

(h)         any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

(i)          Liens arising out of any judgment awarded against the Borrower which have been discharged, vacated, reversed or execution thereof stayed pending appeal;

(j)          Liens with respect to which the Borrower or related lessee shall have provided a bond or other security in an amount and under terms reasonably satisfactory to the Agent and which does not involve any material risk of the sale, forfeiture or loss of any interest in Borrower’s real or personal property;

(k)         Liens described in a Title Policy issued by the Title Company, insuring priority in a Mortgage, and permitted by the Agent as of the Closing Date;

(l)         Liens not otherwise permitted by this Section so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to the Loan Parties) $200,000 at any one time outstanding; and

(m)        the leasehold interest of the Lessee in the Initial Subordinated Property pursuant to the Lease Transaction, and Liens on the Initial Subordinated Property expressly granted by or permitted under the Lease Agreement, including pursuant to a Tenant Deed of Trust (as defined in the Subordination Agreement).

6.3         Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of (other than pursuant to an Option Agreement and the lease of the Initial Subordinated Property to the Lessee pursuant to the Lease Transaction) all or substantially all of its property or business, except that any Investment expressly permitted by Section 6.6 may be structured as a merger, consolidation or amalgamation.

6.4         Disposition of Property. Make any Asset Sale, other than Asset Sales, the Net Cash Proceeds of which are applied in accordance with Section 2.6.

6.5         Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Loan Party, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Borrower (collectively, “Restricted Payments”), except that any Subsidiary may make Restricted Payments to the Borrowers. Notwithstanding the foregoing, this Section 6.5 shall not prohibit (a) Cadiz from converting all or any portion of the Convertible Notes or New Convertible Notes into Capital Stock of the Company pursuant to the terms of the Indenture or the New Convertible Notes Indenture, as applicable, (b) Cadiz from withholding or retiring to treasury shares of Common Stock issuable pursuant to equity incentive awards, in connection with applicable tax withholding obligations, or (c) the Borrowers from making the following payments: (i) the Accreted Principal Amount on the Maturity Date (as defined in the Indenture or the New Convertible Notes Indenture, as applicable) or any Default Interest, (ii) the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, (iii) and cash in lieu of fractional shares of Common Stock upon conversion of the Convertible Notes pursuant to the Indenture or the New Convertible Notes pursuant to the New Convertible Notes Indenture and (iv) cash payable in respect of shares of Common Stock that cannot be issued pursuant to Section 10.24 of the Indenture or the New Convertible Notes Indenture. Capitalized terms used in the preceding sentence of this Section 6.5 without definition shall have the meanings ascribed to such terms in the Indenture or the New Convertible Notes Indenture, as applicable.

6.6         Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a)          extensions of trade credit in the ordinary course of business;

(b)         Investments in Cash Equivalents;

(c)          intercompany Investments by any Loan Party in another Loan Party;

(d)         acquisitions (by merger, purchase of securities or purchase of assets) where 100% of the purchase price is paid in the Capital Stock of Cadiz; provided that (i) any such acquisition must be reasonably acceptable to the Required Lenders and (ii) any equity interests so acquired must be pledged to the Agent, for the benefit of the Lenders, as provided in Section 5.9(a).

6.7         Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than among the Loan Parties) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Loan Party, and (c) upon fair and reasonable terms no less favorable to the relevant Loan Party than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

6.8         Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Borrower of real or personal property that has been or is to be sold or transferred by such Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower.

6.9         Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

6.10       Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.

6.11        Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Parties to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) the Lease Agreement (which shall be limited to the Initial Subordinated Property subject to the Lease Agreement).

6.12        Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of any Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) imposed by law, or (iii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

6.13        Lines of Business.

(a)         With respect to any Loan Party, enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

(b)         With respect to any Subsidiary that is not a Loan Party, engage in any business activity, incur any liabilities or own any assets, other than those activities relating to the maintenance of its legal existence as an inactive Subsidiary.

6.14        Amendments to Organizational Documents. Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Organizational Documents of any Borrower or any Subsidiary.

6.15        Other Senior Indebtedness. Incur (i) any Indebtedness senior to the Secured Term Loans or (ii) except as set forth in Section 6.1(b), any Indebtedness pari passu with Secured Term Loans without the consent of the Required Lenders.

6.16        Convertible Note Payments. Make any cash payment with respect to Convertible Notes, other than (i) the Accreted Principal Amount on the Maturity Date (as defined in the Indenture) or any Default Interest, (ii) the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, (iii) and cash in lieu of fractional shares of Common Stock upon conversion of the Convertible Notes pursuant to the Indenture and (iv) cash payable in respect of shares of Common Stock that cannot be issued pursuant to Section 10.24 of the Indenture. Capitalized terms used in this Section 6.16 without definition shall have the meanings ascribed to such terms in the Indenture.

6.17        New Convertible Note Payments. Make any cash payment with respect to New Convertible Notes, other than (i) the Accreted Principal Amount on the Maturity Date (as defined in the New Convertible Notes Indenture) or any Default Interest, (ii) the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, (iii) and cash in lieu of fractional shares of Common Stock upon conversion of the New Convertible Notes pursuant to the New Convertible Notes Indenture and (iv) cash payable in respect of shares of Common Stock that cannot be issued pursuant to Section 10.24 of the New Convertible Notes Indenture. Capitalized terms used in this Section 6.17 without definition shall have the meanings ascribed to such terms in the New Convertible Notes Indenture.

6.18          [Reserved].

6.19          Amendments to Indenture and New Convertible Notes Indenture. Amend or otherwise modify the terms of the Indenture, the Convertible Notes, the New Convertible Notes Indenture or the New Convertible Notes to (a) increase the principal amount (or accreted value, if applicable) thereof except by an amount equal to any premium, accrued interest and fees and expenses reasonably incurred and paid in connection therewith, (b) grant any guarantees or security, (c) shorten the maturity or the weighted average life to maturity thereof, (d) increase the interest rate or change the conversion price applicable thereto or (e) add any new amortization, sinking fund or similar payments and or new mandatory prepayments or mandatory offers to purchase. The material terms, taken as a whole, of any amendments to the Indenture, the Convertible Notes, the New Convertible Notes Indenture or the New Convertible Notes shall be no less favorable to the Company than the original terms of the Indenture, the Convertible Notes, the New Convertible Notes Indenture or the New Convertible Notes, respectively.

6.20          Lease Transaction. Either (a) amend, modify, waive, or supplement the terms of the Lease Agreement, the Option Agreement, the Subordination Agreements, or the Memorandum of Lease without the consent of the Required Lenders (other than administrative changes of a technical or immaterial nature that are not adverse to the Lenders or changes to the legal description of the Leased Property (as defined in the Lease Agreement) to include either the Delayed Lease Property or the Substitute Property, as applicable, provided that such Delayed Lease Property or Substitute Property is subject to a Mortgage in favor of Agent on behalf of the Lenders at the time of such change to the legal description), or (b) enter into any additional documents with respect to the Lease Transaction (other than the documents required in connection with Article 5(h) of the Second Amendment, the Tenant Deed of Trust substantially in the form of Exhibit K to the Second Amendment or such documents necessary to provide that the Delayed Lease Property or the Substitute Property, as applicable, constitutes part of the Leased Property (as defined in the Lease Agreement), including an amendment to the Tenant Deed of Trust, provided that such Delayed Lease Property or Substitute Property is subject to a Mortgage in favor of Agent on behalf of the Lenders at the time of entering into such documents) without the consent of the Required Lenders, not to be unreasonably withheld or delayed.

Section 7.    EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)         the Borrower shall fail to pay any principal of any Loan when due and payable in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five (5) days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)        any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c)         (i) any Loan Party shall default in the observance or performance of any agreement contained in Section 2.4 (other than with respect to the failure of the Borrowers to pay interest, which shall be covered by clause (a) above) Section 5.4(a), Section 5.7, or Section 6 of this Agreement or Sections 4.5 of the Security Agreement, (ii) an “Event of Default” under the Indenture or the New Convertible Notes Indenture shall have occurred and be continuing, or (iii) an “Event of Default” under and as defined in any Mortgage shall have occurred and be continuing; or

(d)         any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Agent; or

(e)         any Loan Party shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto beyond the period of grace, if any; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $500,000; or

(f)          (i) any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)         (i) any Person shall engage in any “prohibited transaction” (as defined in section 406 of ERISA or section 4975 of the Code) involving any Plan, (ii) any “unpaid minimum required contribution” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Loan Party or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Loan Party or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

(h)         one or more judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $500,000 or more, and all such judgments or decrees shall not have been paid, satisfied, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(i)          any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j)          a Change of Control;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents, including, without limitation, the Applicable Prepayment Premium, shall immediately become due and payable, and (B) if such event is any other Event of Default, the Agent may, or upon the request of the Required Lenders (or any Lender with respect to an Event of Default specified in paragraph (j) above (solely with respect to such Lender’s Loans)), by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower. Nothing in this Agreement or any of the Loan Documents shall impair any Lender’s right to enforce its claims for amounts owed to such Lender hereunder and under the Loan Documents following the Maturity Date until payment in full of the Obligations and, subject to the provisions of this Section 7 and Section 9.1, to pursue any enforcement action or remedies at law or equity with respect to amounts owed to any Lender as such Lender shall determine in its sole discretion.

Section 8.    THE AGENT

8.1         Appointment. Each Lender hereby irrevocably designates and appoints the Agent as the administrative agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent and the Agent shall not be bound by any other agreement, between any Lender and the Borrower, to which it is not a party.

8.2         Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

8.3         Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. No provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation. In no event shall the Agent be liable, directly or indirectly, for any special, indirect or consequential damages, even if the Agent has been advised of the possibility of such damages and regardless of the form of action. The Agent shall not incur any liability in connection with refusing to act based upon an oral instruction. The permissive authorizations, entitlements, powers and rights granted to the Agent herein (including the right to (i) request any documentation, (ii) request the taking of any action and (iii) exercise any remedies) shall not be construed as duties.

8.4         Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. Phrases such as “satisfactory to the Agent”, “approved by the Agent”, “acceptable to the Agent”, “as determined by the Agent”, “in the Agent's discretion”, “selected by the Agent”, “as requested by the Agent” and phrases of similar import authorize and permit the Agent to approve, disapprove, determine, act or decline to act in its discretion, it being understood that the Agent in exercising such discretion, hereunder or under any of the Loan Documents, shall be acting on the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) and shall be fully protected in, and shall incur no liability in connection with, acting (or failing to act) pursuant to such instructions. With regards to any action or refusal to act that involves discretion, the Agent shall be entitled to refrain from any act or the taking of any action hereunder or under any of the Loan Documents or from the exercise of any power or authority vested in it hereunder or thereunder unless and until the Agent shall have received instructions from the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) and shall not be liable for any such delay in acting. If at any time the Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Collateral (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Collateral), the Agent (a) shall furnish to the Borrowers prompt written notice thereof and (b) is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

8.5         Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6         Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

8.7         Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective holding of the outstanding Loans in effect on the date on which indemnification is sought under this Section 8.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including the cost of successfully defending itself against a claim brought by a party hereto) that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Agent’s gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the payment of the Loans and all other amounts payable hereunder and the resignation or removal of the Agent.

8.8         Agent in Its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Agent were not an Agent. The terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

8.9         Successor Agent. The Agent may resign as Agent upon ten (10) days’ notice to the Lenders and the Borrower. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term “Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Agent by the date that is 10 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent’s resignation as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Any corporation or other company into which the Agent may be merged or converted or with which it may be consolidated, or any corporation or other company resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation or other company succeeding to the business of the Agent shall be the successor of the Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

8.10          Collateral and Guaranty Matters. Each of the Lenders irrevocably authorizes the Agent, (i) to release or re-assign any Lien on any property granted to or held by the Agent under any Loan Document (including any Mortgaged Property and any rights or agreements under any Subordination Agreement relating to any Mortgaged Property) upon the indefeasible payment in full of all Obligations in accordance with this Agreement (other than indemnification and other contingent obligations, in each case, not then due and owing) and (ii) so long as no Event of Default has occurred, to subordinate the Liens of the Agent on the Initial Subordinated Property to the Lessee pursuant to Article II of the Second Amendment. Upon request by any Loan Party for the release, re-assignment or subordination contemplated above, the Required Lenders shall confirm in writing the Agent’s authority to release, re-assign or subordinate its interest in the Initial Subordinated Property pursuant to this Section 8.10 and direct the Agent to enter into the applicable documentation, including any such Subordination Agreement. The Loan Party that has granted the Collateral being subordinated will provide an officer’s certificate to the Agent certifying that the subordination of such Collateral complies with the terms of the Loan Documents. Upon receipt of such confirmation and direction of the Required Lenders and certification by the applicable Loan Party, the Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party a Subordination Agreement to subordinate its interest in such item.

8.11          Agent’s Lease Purchase Options. At the instruction of the Required Lenders, the Agent shall exercise the purchase right granted to the Agent pursuant to Section 4(b)(i) or 4(b)(ii) of each Subordination Agreement. The Agent shall notify each Lender of the purchase right being exercised and the date on which the Agent will exercise such purchase right. The Agent (at the direction of the Required Lenders) shall offer each Lender an opportunity to participate in such purchase, either directly or indirectly through a special purpose vehicle established by the Lenders for such purpose, in proportion to such Lender’s pro rata share of the Loans as of such date. Each Lender shall have the right but not the obligation to participate in such purchase. The Lenders electing to participate shall (i) severally provide one hundred percent of the funds required to exercise such purchase option (together with funds provided by the other electing Lenders), with each such Lender agreeing to pay a portion thereof in proportion to its Loans hereunder vis-à-vis each other electing Lender, and (ii) give instructions to the Agent to take all steps that may be necessary to exercise such right. Each such Lender shall be allocated a ratable ownership interest in the acquired special purpose vehicle or property so purchased equal to its share of the total amount paid in the exercise of such purchase option.

8.12          Funds Held by Agent. The Agent shall have no responsibility for interest or income on any funds held by it hereunder and any funds so held shall be held uninvested pending distribution thereof.

Section 9.    MISCELLANEOUS

9.1         Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Agent, the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that, in the case of clause (a) and clause (b) hereof, no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 9.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all Lenders; (iv) release all or substantially all of the Collateral or amend, modify or waive the last paragraph of Section 7 or Section 5.5 of the Security Agreement, in each case without the written consent of all Lenders; (v) amend, modify or waive any of the provisions of the Security Agreement (other than Section 5.5), or amend, modify or waive any of the provisions of Section 2.6, Section 3.7, Section 3.16, Section 3.18, Section 5.9, Section 6.4, Section 6.8 or Section 6.15 or any of the definitions relating to any of the foregoing, in each case without the written consent of the Required Lenders; (vi) amend Section 2.7 or Section 2.9 without the written consent of all Lenders; (vii) impose any greater restriction on the ability of any Lender (compared to the ability of the other Lenders) to assign any of its rights or obligations hereunder without the written consent of such Lender; or (viii) amend, modify or waive any provision of this Section 9 without the written consent of the Agent.  Notwithstanding the foregoing, no amendment, modification or waiver shall affect the rights or duties of the Agent, under this Agreement or any other Loan Document, without the prior written consent of the Agent.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

9.2         Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or other electronic transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or, in the case of telecopy or other electronic notice, when received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

Borrowers:

Cadiz Inc.
550 South Hope Street, Suite 2850
Los Angeles, CA 90017
Attention: Chief Financial Officer
Telecopy: (213) 271-1614
Telephone: (213) 271-1600
E-mail: TShaheen@cadizinc.com

with a copy to:

Mitchell Silberberg & Knupp LLP

11377 W. Olympic Blvd.

Los Angeles, CA 90064

Attention: Kevin Friedmann

Telecopy: (310) 312-3100

Telephone: (310) 312-3106

E-mail: kxf@msk.com

Agent:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Jason Prisco – Cadiz Inc./Cadiz Real Estate LLC
Telephone: (410) 884-2271
E-mail: ctsbankdebtadministrationteam@wellsfargo.com

with a copy to:

Perkins Coie LLP
30 Rockefeller Plaza, 22nd Floor
New York, NY 10112-0015
Attention: Ronald Sarubbi
Telecopy: (212) 977-1644
Telephone: (212) 262-6914
E-mail: RSarubbi@perkinscoie.com

Lenders:

Apollo Special Situations Fund, L.P.
9 West 57th Street
New York, NY 10019
Attention: Laurie D. Medley / Edward Peng
Telecopy: (646) 607-0528 / (310) 843-1999
Telephone: (212) 515-3484 / (310) 843-1914
E-mail: lmedley@apollolp.com / epeng@apollolp.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Gregory A. Ezring
Telecopy: (212) 492-0458
Telephone: (212) 373-3458
E-mail: gezring@paulweiss.com

; provided that any notice, request or demand to or upon the Agent or the Lenders shall not be effective until received.

The Agent shall confirm each funds transfer instruction received in the name of a party by means of the security procedure selected by such party and communicated to the Agent through a signed certificate in the form of Schedule 1 attached hereto, which upon receipt by the Agent shall become a part of this Agreement. Once delivered to the Agent, Schedule 1 may be revised or rescinded only by a writing signed by an authorized representative of the party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Agent a reasonable opportunity to act on it. If a revised Schedule 1 or a rescission of an existing Schedule 1 is delivered to the Agent by an entity that is a successor-in-interest to a party, such document shall be accompanied by additional documentation satisfactory to the Agent showing that such entity has succeeded to the rights and responsibilities of the party under this Agreement.

The parties understand that the Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by such party may result in a delay in accomplishing such funds transfer, and agree that the Agent shall not be liable for any loss caused by any such delay.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

9.3         No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4         Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

9.5         Payment of Expenses and Taxes; Indemnification. The Borrower agrees (a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Agent, (c) to pay, indemnify, and hold the Agent and the Lenders harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold the each Lender and the Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Loan Party or any of the Mortgaged Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (including the cost of successfully defending itself against a claim brought by a party hereto) (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.5 shall be payable not later than 10 days after written demand therefor. The agreements in this Section 9.5 shall survive the payment of the Loans and all other amounts payable hereunder and the resignation or removal of the Agent

9.6         Successors and Assigns; Assignments and Participations.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) the Lenders may not assign or otherwise transfer its rights or obligations hereunder except to an assignee (“Assignee”); provided that, on or prior to the second anniversary of the Closing Date, the Lenders may not assign or otherwise transfer their rights or obligations hereunder to an Assignee other than a Lender or an Affiliate of a Lender without the prior written consent of the Borrowers (such consent of the Borrowers not to be unreasonably withheld or delayed), which consent shall not be required during the existence of (A) a Default or Event of Default or (B) a default under any material Contractual Obligation of any Borrower; provided, further, that, following the second anniversary of the Closing Date (other than to a Lender or an Affiliate of a Lender), the amount of Loans of the assigning Lender subject to each assignment (aggregating any such assignments by Affiliates) shall not be less than $15,000,000, unless the Borrowers and the Agent otherwise agree. Subject to acceptance and recording thereof pursuant to this Section 9.6, from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 9.5). The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), and any written consent to such assignment required by this Section 9.6, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(b)         Any Lender may, without the consent of the Borrower or the Agent, sell participations to one or more entities in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

9.7         Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

9.8         Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.9         Integration. This Agreement and the other Loan Documents represent the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any such party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.10      Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.11        Submission to Jurisdiction; Waivers. Each of the Borrowers hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)         consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrowers at its address set forth in Section 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

(d)         agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)         waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

9.12        Acknowledgments. Each of the Borrowers hereby acknowledges that:

(a)         it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; and

(b)         no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Borrowers and the Lender.

9.13        Confidentiality. Each of the Agent and each Lender agrees to keep confidential all material non-public information provided to it by any Loan Party pursuant to or in connection with this Agreement that is designated as confidential; provided that nothing herein shall prevent the Agent or any Lender from disclosing any such information (a) to the Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section 9.13, to any actual or prospective Assignee, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, or (h) in connection with the exercise of any remedy hereunder or under any other Loan Document. The Agent and each Lender further agrees that it shall not engage in any public purchases or sales of any securities of Cadiz for so long as the Agent or such Lender possesses material non-public information about the Borrowers.

9.14        Waivers of Jury Trial. EACH OF THE BORROWERS, THE AGENT, AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CADIZ INC.

By:	/s/ Timothy J. Shaheen
Name:	Timothy J. Shaheen
Title:	Chief Financial Officer

CADIZ REAL ESTATE LLC

By:	/s/ Timothy J. Shaheen
Name:	Timothy J. Shaheen
Title:	Chief Financial Officer

[Signature Page to Credit Agreement]

APOLLO SPECIAL SITUATIONS FUND, L.P., as Lender

By:	Apollo Special Situations Advisors, L.P., its general partner

By:	Apollo Special Situations Advisors, GP, LLC, its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

[Signature Page to Credit Agreement]

WELLS FARGO BANK, N.A., as Agent

By:	/s/ Michael Pinzon
Name:	Michael Pinzon
Title:	Vice President

[Signature Page to Credit Agreement]

SCHEDULES

TO THE

$60,000,000

CREDIT AGREEMENT

among

CADIZ INC.

and

CADIZ REAL ESTATE LLC,

as Borrowers,

The Several Lenders from Time to Time Parties Hereto,

and

Wells Fargo Bank, National Association,

as Agent

Dated as of May 1, 2017

Schedule 1.1A

LOAN COMMITMENT

Lender	Loan Commitment
Apollo Special Situations Fund, L.P.	$60,000,000
Total:	$60,000,000

Schedule 1.1B

MORTGAGED PROPERTIES

[Attached]

Schedule 1.1B

MORTGAGED PROPERTIES

Parcel Number	Parcel Number	Parcel Number	Parcel Number
0556-251-03-0000	0556-281-19-0000	0556-311-52-0000	0556-351-05-0000
0556-251-11-0000	0556-281-20-0000	0556-311-53-0000	0556-351-06-0000
0556-251-15-0000	0556-291-10-0000	0556-321-02-0000	0556-351-07-0000
0556-271-02-0000	0556-291-11-0000	0556-321-03-0000	0556-351-08-0000
0556-271-06-0000	0556-301-06-0000	0556-321-04-0000	0558-151-14-0000
0556-271-10-0000	0556-301-07-0000	0556-321-05-0000	0558-151-15-0000
0556-271-14-0000	0556-311-01-0000	0556-321-06-0000	0558-171-16-0000
0556-271-15-0000	0556-311-02-0000	0556-321-10-0000	0558-181-04-0000
0556-271-16-0000	0556-311-04-0000	0556-321-18-0000	0558-181-05-0000
0556-271-22-0000	0556-311-05-0000	0556-341-01-0000	0558-181-21-0000
0556-271-23-0000	0556-311-06-0000	0556-341-02-0000	0558-181-21-6000
0556-271-25-0000	0556-311-09-0000	0556-341-03-0000	0558-201-11-0000
0556-271-26-0000	0556-311-10-0000	0556-341-04-0000	0558-201-13-0000
0556-271-27-0000	0556-311-11-0000	0556-341-05-0000	0558-201-14-0000
0556-271-29-0000	0556-311-14-0000	0556-341-06-0000	0556-251-10-0000
0556-271-30-0000	0556-311-16-0000	0556-341-07-0000	0568-341-04-0000
0556-271-31-0000	0556-311-17-0000	0556-341-08-0000	0568-341-07-0000
0556-281-02-0000	0556-311-41-0000	0556-351-01-0000	0645-061-15-0000
0556-281-12-0000	0556-311-47-0000	0556-351-02-0000	0645-071-18-0000
0556-281-13-0000	0556-311-49-0000	0556-351-03-0000	0645-091-06-0000
0556-281-17-0000	0556-311-50-0000	0556-351-04-0000	0645-091-09-0000

Parcel Number	Parcel Number	Parcel Number	Parcel Number
0645-091-10-0000	0653-041-24-0000	0659-241-17-0000
0645-101-04-0000	0654-011-03-0000
0645-121-05-0000	0654-011-11-0000
0645-121-06-0000	0654-011-21-0000
0645-121-09-0000	0654-011-22-0000
0645-271-03-0000	0654-021-27-0000
0645-271-05-0000	0654-021-28-0000
0645-271-06-0000	0654-031-02-0000
0645-271-07-0000	0654-031-03-0000
0645-271-08-0000	0656-111-18-0000
0645-271-10-0000	0658-131-02-0000
0645-271-11-0000	0658-131-06-0000
0645-271-13-0000	0658-141-04-0000
0645-271-15-0000	0659-051-07-0000
0645-271-16-0000	0659-061-16-0000
0645-271-18-0000	0659-081-03-0000
0645-271-23-0000	0659-081-25-0000
0653-011-15-0000	0659-081-26-0000
0653-021-14-0000	0659-171-10-0000
0653-041-10-0000	0659-181-03-0000
0653-041-13-0000	0659-181-06-0000
0653-041-15-0000	0659-241-02-0000
0653-041-16-0000	0659-241-03-0000
0653-041-23-0000	0659-241-16-0000

Schedule 3.12

SUBSIDIARIES

Name	Jurisdiction of Organization	Percentage of Capital Stock Owned by Loan Parties or Subsidiaries	Material Assets held
Cadiz Real Estate LLC	Delaware	100% Subsidiary of Cadiz Inc.	Substantially all real estate assets
Octagon Partners LLC	California	100% Subsidiary of Cadiz Real Estate LLC	Holds one parcel with assessed value of $10,000
SWI Estate Inc.	Delaware	100% Subsidiary of Cadiz Inc.	Holds net operating loss carryovers
Rancho Cadiz Mutual Water Company	California	100% Subsidiary of Cadiz Inc.	No assets

Schedule 3.16(a)

UCC FILING JURISDICTIONS

LOAN PARTY	UCC FILING JURISDICTIONS
CADIZ INC.	Delaware California County of San Bernardino, California
CADIZ REAL ESTATE LLC	Delaware California County of San Bernardino, California

Schedule 3.16(b)

MORTGAGE FILING JURISDICTIONS

The Office of the County Recorder for the County of San Bernardino, California.

Exhibit A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT (this “ASSIGNMENT AGREEMENT”) is entered into as of [DATE] between [NAME OF ASSIGNOR] (the “Assignor”) and [NAME OF ASSIGNEE] (the “Assignee”). Reference is made to the credit agreement described in Annex I hereto (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

1.          In accordance with the terms and conditions of section 9.6 of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor without recourse and without representation or warranty (except as provided in this Assignment Agreement), that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor to the extent specified on Annex I.

2.          The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrower to Assignor with respect to Assignor’s share of the Loans assigned hereunder, as reflected on the Assignor’s books and records.

3.          The Assignee represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and (b) that this Assignment Agreement has been duly authorized, executed and delivered by the Assignee and that this Assignment Agreement constitutes a legal, valid and binding obligation of the Assignee, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles.

Exhibit A-1

4.          The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and that it is not relying upon any representation, warranty or statement (except any such representation, warranty or statement expressly set forth in this Assignment Agreement); (b) agrees that it will, independently and without reliance upon Agent, Assignor or any other Lender based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will timely perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (e) attaches any tax documentation required to be delivered by it pursuant to the terms of the Credit Agreement. The Assignor shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of the Assignee or to provide the Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the initial extension of credit under the Credit Agreement or at any time or times thereafter.

5.          Following the execution of this Assignment Agreement by the Assignor and Assignee, the Assignor will deliver this Assignment Agreement to the Agent for recording by the Agent. The effective date of this Assignment (the “Settlement Date”) shall be the later to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, and (b) the date specified in Annex I.

6.          As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of the Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

7.          Upon the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, the Agent shall make all payments in respect of the assigned interest (including payments of principal, interest, fees and other amounts) to the relevant Assignee whether such amounts have accrued prior to, on or after the Settlement Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Settlement Date, or with respect to the making of this assignment, directly between themselves.

8.          This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by facsimile or other electronic transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

9.          THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exhibit A-2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption, including Annex I hereto to be executed by their respective officers, as of the first date written above.

[LENDER OR ORIGINAL LENDER], as Assignor

By:
Name:
Title:

[LENDER], as Assignee

By:
Name:
Title:

Accepted:1

[CADIZ, INC, as Borrower

By:
Name:
Title:

CADIZ REAL ESTATE LLC, as Borrower

By:
Name:
Title:

1 To be completed to the extent consents of the Borrowers are required under Section 9.6(a) of the Credit Agreement.

Exhibit A-3

Annex I to

Exhibit A

ANNEX FOR ASSIGNMENT AND ASSUMPTION

1.	Borrower: Cadiz Inc. and Cadiz Real Estate LLC

2.	Name and Date of Credit Agreement:

Credit Agreement, dated as of May 1, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Cadiz Inc. and Cadiz Real Estate LLC, as borrowers (the “Borrower”), the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent (the “Agent”).

3.	Date of Assignment Agreement: [DATE]

4.	Amounts:

Designation of Assigned Loan	Amount of Assigned Loan

5.	Settlement Date: [DATE]

6.	Purchase Price: [$PRICE]

7.	Notice and Payment Instructions, etc.

Assignor	Assignee
[NAME OF ASSIGNOR]
[ADDRESS]
[ADDRESS]
[ATTENTION]
[TELECOPY]
[TELEPHONE]
[PAYMENT ACCOUNT BANK]
[PAYMENT ACCOUNT R/T NUMBER]
[PAYMENT ACCOUNT NUMBER]
[PAYMENT ACCOUNT REFERENCE]

Exhibit A-4

Exhibit B

FORM OF COMPLIANCE CERTIFICATE

[CADIZ LETTERHEAD]

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, MD 21045

Attention: Administrator of Cadiz Credit Agreement

Re:     Compliance Certificate dated

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of May 1, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Cadiz Inc. (“Cadiz”) and Cadiz Real Estate LLC, as borrowers (together, the “Borrower”), the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Agent”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to Section 5.2 of the Credit Agreement, the undersigned, being a Responsible Officer of Cadiz, hereby certifies that:

1.          The financial information of the Borrower furnished in SCHEDULE 1 attached hereto, has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes), and fairly presents in all material respects the financial condition of Cadiz and its Subsidiaries.

2.          The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Cadiz and its Subsidiaries during the accounting period covered by the financial statements (the “Accounting Period”) delivered pursuant to Section 5.1 of the Credit Agreement.

3.          Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on SCHEDULE 2 attached hereto, specifying the nature and period of existence thereof and what action Cadiz and its Subsidiaries have taken, are taking or propose to take with respect thereto.

4.          To the best knowledge of the undersigned, each Loan Party during the Accounting Period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in the Credit Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, except as set forth on SCHEDULE 3 attached hereto.

5.          [Below is a description of any change in the jurisdiction of organization of any Loan Party [and a list of any Intellectual Property acquired by any Loan Party] since the date of the Compliance Report most recently delivered.

                                                                                                    ]

Exhibit B-1

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this ___ day of                                     .

CADIZ INC.

By:
Name:
Name:

Exhibit B-2

SCHEDULE 1

FINANCIAL INFORMATION

Exhibit B-3

SCHEDULE 2

DEFAULT OR EVENT OF DEFAULT

Exhibit B-4

SCHEDULE 3

COVENANTS AND CONDITIONS

Exhibit B-5

EXHIBIT C

FORM OF BORROWING NOTICE

Date:1                                   ,

To:	Wells Fargo Bank, National Association as administrative agent (in such capacity, the “Agent”) under that certain Credit Agreement dated as of May 1, 2017 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cadiz Inc., a Delaware corporation (“Cadiz”), Cadiz Real Estate LLC, a Delaware limited liability company (“CRE”; together with Cadiz, the “Borrower” or “Borrowers”), the Lenders from time to time party thereto and the Agent.

Ladies and Gentlemen:

Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. The undersigned hereby irrevocably notifies you, pursuant to Section 2.1 of the Credit Agreement, of the borrowing specified below (the “Borrowing”):

1.	The Borrowing will be a Borrowing of Secured Term Loans
2.	The aggregate amount of the proposed Borrowing is: $60,000,000
3.	The Business Day of the proposed Borrowing is: .
4.	The location and number of the account to which the proceeds of such Borrowing are to be disbursed is .

(signature page follows)

1	The Borrowers shall deliver to the Agent a fully executed Borrowing Notice not later than 10:00 a.m. (New York City time) one (1) Business Day prior to the Closing Date with respect to the Secured Term Loans to be made on the Closing Date.

Exhibit C-1

This Borrowing Notice is issued pursuant to and is subject to the Credit Agreement, executed as of the date first written above.

CADIZ, INC,

By:
Name:
Title:

CADIZ REAL ESTATE LLC,

By:
Name:
Title:

Exhibit C-2

EXHIBIT D

FORM OF SECURITY AGREEMENT

[See attached]

Exhibit D-1

Execution Version

SECURITY AGREEMENT

made by

CADIZ INC.

and

CADIZ REAL ESTATE LLC,

as Loan Parties,

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Agent

Dated as of __, 2017

i

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SCHEDULES

Schedule 1	Notice Addresses of Loan Parties
Schedule 2	Description of Investment Property
Schedule 3	Filings and Other Actions Required to Perfect Security Interests
Schedule 4	Jurisdiction of Organization, Organizational Number, FEIN and Chief Executive Office
Schedule 5	Owned and Leased Property
Schedule 6	Locations of Inventory and Equipment
Schedule 7	Intellectual Property
Schedule 8	Deposit Accounts and Securities Accounts
Schedule 9	Letter of Credit Rights
Schedule 10	Commercial Tort Claims

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of __, 2017, made by Cadiz Inc., a Delaware corporation (“Parent”), and Cadiz Real Estate LLC, a Delaware limited liability company (“CRE”) (together with any other entity that may become a party hereto as provided herein, the “Loan Parties”), in favor of Wells Fargo Bank, National Association, as administrative agent and collateral agent (in such capacity, the “Agent”), on behalf of the Lenders holding Secured Term Loans under the Credit Agreement, dated as of May 1, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Parent and CRE, as borrowers (together, the “Borrower”), the lenders party thereto (the “Lenders”) and the Agent.

W I T N E S S E T H:

WHEREAS, it is a condition precedent to the Credit Agreement that the Loan Parties shall have executed and delivered this Agreement to the Agent;

NOW, THEREFORE, in consideration of the premises hereunder, and to induce the Agent and the Lenders to enter into the Credit Agreement, each Loan Party hereby agrees with the Agent as follows:

Section 1

DEFINED TERMS

1.1       Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Contracts, Control, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations. The following terms shall have the following meanings:

(a)       “Agreement”: this Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(b)       “Borrower Obligations”: the collective reference to the Obligations, as defined in the Credit Agreement, with respect only to the Secured Term Loans outstanding thereunder and to the Lenders holding Secured Term Loans.

(c)       “Collateral”: as defined in Section 2.

(d)       “Collateral Account”: any collateral account established by the Agent as provided in Section 5.1 or 5.4.

(e)       “Convertible Note Indentures”: means (i) that certain Indenture, dated as of March 5, 2013, between Parent and U.S. Bank, National Association (as successor to The Bank of New York Mellon Trust Company, N.A.), as trustee, as amended by that certain First Supplemental Indenture dated as of October 30, 2013, and that certain Second Supplemental Indenture dated as November 23, 2015, and as may be further amended, restated, supplemented or otherwise modified from time to time, and (ii) that certain Indenture, dated as of December 10, 2015, between Parent and U.S. Bank, National Association, as trustee, as amended by that certain First Supplemental Indenture dated as of April 28, 2016, and as may be further amended, restated, supplemented or otherwise modified from time to time.

1

(f)       “Copyright Licenses”: any written agreement naming any Loan Party as licensor or licensee (including, without limitation, those listed in Schedule 7), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

(g)       “Copyrights”: (i) all copyrights arising under the laws of the United States, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 7), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

(h)       “Deposit Account”: as such term is defined in the New York UCC, including the deposit accounts listed on Schedule 8.

(i)       “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property arising under United States laws, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses.

(j)       “Intercompany Note”: any promissory note evidencing loans made by any Loan Party to another Loan Party.

(k)       “Investment Property”: the collective reference to (i) all “Investment Property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) in any event, all Pledged Notes and all Pledged Stock.

(l)       “Issuers”: the collective reference to each issuer of any Investment Property.

(m)      “New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

(n)       “Loan Party Obligations”: with respect to any Loan Party, all obligations and liabilities of such Loan Party with respect only to the Secured Term Loans outstanding thereunder, to the Lenders holding Secured Term Loans and to the Agent which may arise under or in connection with this Agreement, any other Loan Document to which such Loan Party is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent that are required to be paid by such Loan Party pursuant to the terms of this Agreement, any other Loan Document).

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(o)       “Obligations”: (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each other Loan Party, its Loan Party Obligations.

(p)       “Patent License”: all agreements, whether written or oral, providing for the grant by or to any Loan Party of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 7.

(q)       “Patents”: (i) all letters patent of the United States, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 7, (ii) all applications for letters patent of the United States, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 7, and (iii) all rights to obtain any reissues or extensions of the foregoing.

(r)       “Pledged Notes”: all promissory notes listed on Schedule 2 and all Intercompany Notes at any time issued to any Loan Party and all other promissory notes issued to or held by any Loan Party.

(s)       “Pledged Stock”: (i) the shares of Capital Stock listed on Schedule 2 and (ii) any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or directly held by, any Loan Party while this Agreement is in effect.

(t)       “Proceeds”: all “Proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

(u)       “Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

(v)       “Securities Act”: the Securities Act of 1933, as amended.

(w)      “Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Loan Party of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 7.

(x)       “Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 7, and (ii) the right to obtain all renewals thereof.

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1.2       Other Definitional Provisions. (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)       The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)       Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Loan Party, shall refer to such Loan Party’s Collateral or the relevant part thereof.

Section 2

GRANT OF SECURITY INTEREST

Each Loan Party hereby grants to the Agent, for its benefit and on behalf of, and for the benefit of, the Lenders holding Secured Term Loans, a security interest in, all of the following property now owned or at any time hereafter acquired by such Loan Party or in which such Loan Party now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Loan Party’s Obligations:

(a)       all Accounts;

(b)       all Chattel Paper;

(c)       all Contracts;

(d)       the Deposit Accounts;

(e)       all Documents;

(f)        all Equipment;

(g)       all General Intangibles;

(h)       all Instruments;

(i)        all Intellectual Property;

(j)        all Inventory;

(k)       all Investment Property;

(l)        all Letter-of-Credit Rights;

(m)      all Goods not otherwise described above;

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(n)       all books and records pertaining to the foregoing; and

(o)       to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 2, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

Section 3

REPRESENTATIONS AND WARRANTIES

To induce the Lenders and the Agent to enter into the Credit Agreement and the Lenders to make their extensions of credit to the Borrower thereunder, each Loan Party hereby represents and warrants to the Agent for the benefit of the Lenders holding Secured Term Loans that:

3.1       Title; No Other Liens. Except for the security interest granted to the Agent pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Loan Party owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent, for the benefit of the Lenders holding Secured Term Loans, pursuant to this Agreement or as are permitted by the Credit Agreement.

3.2       Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Agent as collateral security for such Loan Party’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Loan Party and any Persons purporting to purchase any Collateral from such Loan Party and (b) are prior to all other Liens on the Collateral in existence on the date hereof except, in the case of Collateral other than Pledged Stock and Pledged Note, to the extent permitted by the Credit Agreement.

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3.3       Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Loan Party’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), Federal Taxpayer Identification Number (if any) and the location of such Loan Party’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Loan Party has furnished to the Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

3.4       Real Property. Schedule 5 is a list of all U.S. real property owned in fee or leased by such Loan Party as of the date hereof.

3.5       Inventory and Equipment. On the date hereof, a material portion of the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 6.

3.6       Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products in any material respect.

3.7       Investment Property. The shares of Pledged Stock pledged by such Loan Party hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Loan Party. All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable. Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Such Loan Party is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

3.8       Receivables. No material amount payable to such Loan Party under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent. The amounts represented by such Loan Party to the Agent from time to time as owing to such Loan Party in respect of the Receivables will at such times be accurate in all material respects.

3.9       Intellectual Property. (a) Schedule 7 lists all registered or applied for Intellectual Property owned by such Loan Party in its own name on the date hereof which is material to such Loan Party.

(b)       On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and, to the best knowledge of such Loan Party, does not infringe the intellectual property rights of any other Person.

(c)       Except as set forth in Schedule 7, on the date hereof, no material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Loan Party is the licensor or franchisor.

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(d)       No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Loan Party’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(e)       There is no action or proceeding pending, or, to the knowledge of such Loan Party, threatened, on the date hereof seeking to limit, cancel or question the validity of any Intellectual Property or such Loan Party’s ownership interest therein that could reasonably be expected to have a Material Adverse Effect.

3.10     Deposit Accounts and Securities Accounts. Schedule 8 is a true and complete list of all deposit accounts, brokerage accounts or securities investment accounts maintained by such Loan Party as of the date hereof, including the name and address of each institution where each such account is held, the type of each such account and the name of such Loan Party that holds each account. Except for Control arising by operation of law in favor of banks and securities intermediaries having custody over deposit accounts and securities accounts set forth on Schedule 8, no Person has Control of any deposit accounts and securities accounts in which any Loan Party has any interest.

3.11     Letter-of-Credit Rights. Schedule 9 is a true and correct list of all letters of credit issued in favor of such Loan Party, as beneficiary thereunder, as of the date hereof.

3.12     Commercial Tort Claims. Attached hereto as Schedule 10 is a list of Commercial Tort Claims held by such Loan Party as of the date hereof, including a brief description thereof.

Section 4

COVENANTS

Each Loan Party covenants and agrees with the Agent that, from and after the date of this Agreement until the Obligations shall have been paid in full:

4.1       Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount in excess of an aggregate principal amount of $100,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Agent, duly indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

4.2       Payment of Obligations. Such Loan Party will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such tax, assessment, charge or levy need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Loan Party or such failure to pay could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

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4.3       Maintenance of Perfected Security Interest; Further Documentation. Such Loan Party shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Loan Party under the Loan Documents to dispose of the Collateral. Such Loan Party will furnish to the Agent from time to time statements and schedules further identifying and describing the assets and property of such Loan Party and such other reports in connection therewith as the Agent may reasonably request, all in reasonable detail. At any time and from time to time, upon the written request of the Agent or the Required Lenders, and at the sole expense of such Loan Party, such Loan Party will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as may be necessary or advisable or as required by applicable law for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) to the extent commercially reasonable, in the case of Investment Property, the Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto. Notwithstanding anything to the contrary contained herein or in the UCC, the Agent shall not have any obligation to (i) prepare, record, file, re-record, or re-file any financing statement, perfection statement, continuation statement or other instrument in any public office or for otherwise ensure the perfection, maintenance, priority or enforceability of any security interest granted pursuant to, or contemplated by, any Loan Document, (ii) take any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) take any action to protect against any diminution in value of the Collateral.

4.4       Changes in Locations, Name, etc. Such Loan Party will not, except upon 10 days’ prior written notice to the Agent and delivery to the Agent of (a) all additional executed financing statements and other documents as may be necessary or advisable or as required by applicable law to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 6 showing any additional location at which material Inventory or Equipment shall be kept:

(a)       change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 3.3; or

(b)       change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would be misleading.

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4.5       Notices. Such Loan Party will advise the Agent promptly in reasonable detail of:

(a)       any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would materially adversely affect the ability of the Agent to exercise any of its remedies hereunder; and

(b)      of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

4.6       Investment Property. (a) If such Loan Party shall become entitled to receive or shall receive after the date hereof any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Loan Party shall accept the same as the agent of the Agent, hold the same in trust for the Agent and deliver the same forthwith to the Agent in the exact form received, duly indorsed by such Loan Party to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Loan Party and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Agent, be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Loan Party, such Loan Party shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Agent, segregated from other funds of such Loan Party, as additional collateral security for the Obligations.

(b)       Without the prior written consent of the Agent acting at the direction of the Required Lenders, such Loan Party will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer (except pursuant to a transaction permitted by the Credit Agreement or the Convertible Note Indentures), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or permitted by the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Loan Party or the Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof except as permitted by the Credit Agreement.

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(c)       In the case of each Loan Party which is an Issuer, such Issuer agrees that it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it.

(d)       In the case of each Loan Party which holds Pledged Notes that have not been delivered into the possession of the Agent, such Loan Party agrees that it will not sell, transfer or otherwise dispose of such Pledged Notes to any other party other than another Loan Party under the Loan Documents.

4.7       Receivables. Other than in the ordinary course of business consistent with its past practice and unless commercially reasonable, such Loan Party will not (i) (as to any Receivable which is a material amount) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could materially adversely affect the value thereof. Such Loan Party will deliver to the Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

4.8       Deposit Accounts and Securities Accounts. Absent written agreement of the Agent to the contrary, each Loan Party will obtain control agreements, in form and substance satisfactory to the Agent and the Required Lenders, with respect to deposit accounts (excluding (i) deposit accounts established exclusively for petty cash for which amounts on deposit do not exceed $25,000 in the aggregate with respect to all such accounts at any one time, (ii) payroll accounts, (iii) zero balance accounts and (iv) withholding and trust accounts) and securities accounts; provided, however, that such control agreements shall not be required until such time the initial funding with respect to the Construction Financing is made.

4.9       Letters of Credit. Each Loan Party shall use commercially reasonable efforts to deliver to the Agent all letters of credit, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent and the Required Lenders. Each Loan Party shall take any and all actions as may be necessary or desirable, or that the Agent may reasonably request, from time to time, to cause the Agent to obtain exclusive Control of any Letter-of-Credit Rights to the extent constituting Collateral owned by any Loan Party with respect to the letters of credit referred to in the immediately preceding sentence in a manner reasonably acceptable to the Agent and the Required Lenders.

4.10     Equipment. Each Loan Party shall cause all Equipment owned by such Loan Party to be maintained and preserved in the same condition, repair and in working order as when new, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Upon the request of the Agent after the occurrence and during the continuance of an Event of Default, each Loan Party shall promptly deliver to the Agent any and all certificates of title, applications for title or similar evidence of ownership of all Equipment to the extent constituting Collateral and shall cause the Agent to be named as lienholder on any such certificate of title or other evidence of ownership.

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4.11     General Intangibles. Each Loan Party shall use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable the Agent to exercise remedies hereunder and under the other Loan Documents with respect to any of such Loan Party’s rights under any General Intangibles to the extent constituting Collateral.

4.12     Commercial Tort Claims. Each Loan Party shall promptly advise the Agent in writing upon such Loan Party becoming aware that it has any interest in Commercial Tort Claims. With respect to any Commercial Tort Claims in which any Loan Party has any interest, such Loan Party shall execute and deliver such documents as may be necessary or desirable, or that the Agent may reasonably request, to create, perfect and protect the Agent’s or the Required Lenders’ security interest in such Commercial Tort Claim.

Section 5

REMEDIAL PROVISIONS

5.1       Certain Matters Relating to Receivables. If required by the Agent (acting at the direction of the Required Lenders) at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Loan Party, (i) shall be forthwith (and, in any event, within three Business Days) deposited by such Loan Party in the exact form received, duly indorsed by such Loan Party to the Agent if required, in a Collateral Account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Loan Party in trust for the Agent, for the benefit of the Lenders holding Secured Term Loans, segregated from other funds of such Loan Party. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. Upon the occurrence and during the continuance of an Event of Default, at the reasonable request of the Agent, each Loan Party shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

5.2       Communications with Obligors; Loan Parties Remain Liable. The Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the satisfaction of the Agent the existence, amount and terms of any Receivables. Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, each Loan Party shall notify obligors on the Receivables that the Receivables have been assigned to the Agent and that payments in respect thereof shall be made directly to the Agent. Anything herein to the contrary notwithstanding, each Loan Party shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Agent shall not have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent of any payment relating thereto, nor shall the Agent be obligated in any manner to perform any of the obligations of any Loan Party under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

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5.3       Pledged Stock. Unless an Event of Default shall have occurred and be continuing and the Agent (acting at the direction of the Required Lenders) shall have given notice to the relevant Loan Party of the intent of the Agent to exercise its rights pursuant to this Section 5.3, each Loan Party shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document. If an Event of Default shall occur and be continuing and the Agent (acting at the direction of the Required Lenders) shall give notice of its intent to exercise such rights to the relevant Loan Party or Loan Parties, (i) the Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in accordance with Section 5.5 hereof and (ii) any or all of the Investment Property shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Loan Party or the Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to any Loan Party to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing and if it does do so, shall have no liability to the Loan Parties for the sufficiency thereof. Each Loan Party hereby authorizes and instructs each Issuer of any Investment Property pledged by such Loan Party hereunder to (i) comply with any instruction received by it from the Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Loan Party, and each Loan Party agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Agent for application to the Obligations in accordance with Section 5.5 hereof.

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5.4       Proceeds to Be Turned Over to Agent. In addition to the rights of the Agent specified in Section 5.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Loan Party consisting of cash, checks and other near-cash items shall be held by such Loan Party in trust for the Agent, segregated from other funds of such Loan Party, and shall, forthwith upon receipt by such Loan Party, be turned over to the Agent in the exact form received by such Loan Party (duly indorsed by such Loan Party to the Agent, if required). All Proceeds received by the Agent hereunder shall be held by the Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Agent in a Collateral Account (or by such Loan Party in trust for the Agent) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

5.5       Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Agent (acting at the direction of the Required Lenders) or, if an Event of Default shall have occurred and be continuing, (x) if such event is an Event of Default specified in paragraph (f) of Section 7 of the Credit Agreement with respect to the Borrower, automatically, (y) if such event is an Event of Default specified in paragraph (j) of Section 7 of the Credit Agreement, at any time as the Agent may be so directed by any Lender or (z) if such event is any other Event of Default, at any time as the Agent may be so directed by the Required Lenders, the Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Obligations in the following order: first, to any costs, fees, expenses and other amounts incurred by the Agent in connection with this Agreement, the Credit Agreement, any other Loan Document or any of the Obligations (including the reasonable costs, fees and expenses of its agents and legal counsel, and any costs or expenses incurred in connection with the exercise by the Agent of any right or remedy under this Agreement, the Credit Agreement or any other Loan Document); second, to the ratable satisfaction of the Obligations; and third, any balance of remaining Proceeds to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

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5.6       Code and Other Remedies. If an Event of Default shall occur and be continuing, the Agent may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of the Agent under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released. Each Loan Party further agrees, at the Agent’s request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Loan Party’s premises or elsewhere. The Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in the order as set forth in Section 5.5, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the New York UCC, need the Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, each Loan Party waives all claims, damages and demands it may acquire against the Agent arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Each Loan Party recognizes that the Agent may be unable to effect a public sale of any or all the Collateral and may be compelled to resort to one or more private sales thereof. Each Loan Party also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private and each Loan Party waives, to the extent permitted by applicable law, any claims against Agent and the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Agent accepts the first offer received and does not offer the Collateral to more than one offeree; provided that such private sale is conducted in accordance with this Agreement. The Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit any Loan Party or the issuer of any Collateral to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the applicable Loan Party and the issuer would agree to do so. Each Loan Party hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, the Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and each Loan Party further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Agent be liable or accountable to any Loan Party for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

5.7       Deficiency. Each Loan Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Agent to collect such deficiency.

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Section 6

MISCELLANEOUS

6.1       Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement.

6.2       Notices. All notices, requests and demands to or upon the Agent or any Loan Party hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement.

6.3       No Waiver by Course of Conduct; Cumulative Remedies. The Agent shall not by any act (except by a written instrument pursuant to Section 6.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

6.4       Enforcement Expenses; Indemnification. Each Loan Party jointly and severally agrees to pay, and to save the Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, except to the extent such liabilities were caused by the gross negligence or willful misconduct of the Agent, as determined by a final and nonappealable decision of a court of competent jurisdiction. Each Loan Party jointly and severally agrees to pay, and to save the Agent harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.5 of the Credit Agreement. The agreements in this Section 6.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents and the resignation or removal of the Agent.

6.5       Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Loan Party and shall inure to the benefit of the Agent and its successors and assigns; provided that no Loan Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent and the Required Lenders.

15

6.6      Set-off. Each Loan Party hereby irrevocably authorizes the Agent at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Loan Party or any other Loan Party, any such notice being expressly waived by each Loan Party, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent to or for the credit or the account of such Loan Party, or any part thereof in such amounts as the Agent may elect, against and on account of the obligations and liabilities of such Loan Party to the Agent hereunder and claims of every nature and description of the Agent against such Loan Party, in any currency, whether arising hereunder, under the Credit Agreement or any other Loan Document, as the Agent may elect, whether or not the Agent has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Agent shall notify such Loan Party promptly of any such set-off and the application made by the Agent of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent under this Section 6.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent may have.

6.7       Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6.8       Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.9       Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

6.10     Integration. This Agreement and the other Loan Documents represent the agreement of the Loan Parties and the Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent relative to subject matter hereof not expressly set forth or referred to herein, in the other Loan Documents.

6.11     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND APPLICABLE FEDERAL LAW.

6.12     Submission to Jurisdiction; Waivers. Each Loan Party hereby irrevocably and unconditionally:

(a)       submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State and County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

16

(b)       consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)       agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Loan Party at its address referred to in Section 6.2 or at such other address of which the Agent shall have been notified pursuant thereto;

(d)       agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)       waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

6.13     Acknowledgments. Each Loan Party hereby acknowledges that:

(a)       it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)       the Agent has no fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Agent, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)       no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Loan Parties and the Agent or any Lender.

6.14     Releases. At such time as the Loans and the other Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and each Loan Party hereunder (including all guarantee obligations) shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties. At the request and sole expense of any Loan Party following any such termination, the Agent shall (upon receiving the consent of the Required Lenders) deliver to such Loan Party any Collateral held by the Agent hereunder, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination; provided that the Loan Parties shall provide to the Agent evidence of such termination as the Agent shall reasonably request. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by the Credit Agreement, then the Agent, at the request and sole expense of such Loan Party, shall (upon receiving the consent of the Required Lenders) execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral; provided that the Loan Parties shall provide to the Agent evidence of such transaction’s compliance with the Loan Documents as the Agent shall reasonably request.

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6.15     Waiver of Jury Trial. EACH LOAN PARTY AND THE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

6.16     The Agent. It is expressly understood and agreed by the parties to this Agreement that (i) Wells Fargo Bank, National Association is entering into this Agreement and acting hereunder solely in its capacity as Agent under the Credit Agreement and (ii) in entering into and acting as Agent hereunder, Wells Fargo Bank, National Association shall be afforded all of the rights, protections, benefits, indemnities (in addition to those set forth in Section 6.4 hereof) and immunities granted to the Agent in the Credit Agreement as if set forth in their entirety herein. Any act, or refusal to act, hereunder requiring the Agent to exercise discretion (including, but not limited to, the exercise of remedies following an Event of Default) shall be exercised in accordance with the terms of the Credit Agreement. The permissive authorizations, entitlements, powers and rights granted to the Agent herein (including the right to (i) request any documentation, (ii) request the taking of any action and (iii) exercise any remedies) shall not be construed as duties.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

LOAN PARTIES:

CADIZ INC.

By:
Name:
Title:

CADIZ REAL ESTATE LLC

By:
Name:
Title:

[Signature Page to Security Agreement]

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

[Signature Page to Security Agreement]

SCHEDULE 1

NOTICE ADDRESSES OF Loan Parties

c/o Cadiz Inc.

550 South Hope Street, Suite 2850

Los Angeles, CA 90071

Attention: Chief Financial Officer

Telecopy: 213-271-1614

Telephone: 213-271-1600

Sch. 1-1

SCHEDULE 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock

Issuer	Class of Stock	No. of Shares	Stock Certificate No.
Cadiz Real Estate LLC	Membership Interest	100% Interest	N/A
Octagon Partners LLC	Membership Interest	100% Interest	N/A
SWI Estate Inc.	Common Stock	100% Interest	N/A
Rancho Cadiz Mutual Water Company	Common Stock	100% Interest	N/A

Pledged Notes

None.

Sch. 2-1

SCHEDULE 3

FILINGS AND OTHER ACTIONS REQUIRED

TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Loan Party	UCC Filing Jurisdictions
Cadiz Inc.	[Delaware California San Bernardino County, California]
Cadiz Real Estate LLC	[Delaware California San Bernardino County, California]

Patent and Trademark Filings

None.

Actions with Respect to Pledged Stock and Pledged Note

None.

Sch. 3-1

SCHEDULE 4

JURISDICTION OF ORGANIZATION, ORGANIZATIONAL NUMBER, FEIN

AND CHIEF EXECUTIVE OFFICE

Loan Party	Jurisdiction of Organization	Organizational Number	Federal Taxpayer ID Number	Chief Executive Office
Cadiz Inc.	Delaware	2295882	77-0313235	550 South Hope Street Suite 2850 Los Angeles, CA 90071

Cadiz Real Estate LLC	Delaware	3729320	N/A	550 South Hope Street Suite 2850 Los Angeles, CA 90071

Sch. 4-1

SCHEDULE 5

OWNED AND LEASED PROPERTY

Owned Property

Described in Schedule 1.1B (Mortgaged Properties) to the Credit Agreement.

Leased Property

None.

Sch. 5-1

SCHEDULE 6

LOCATIONS OF INVENTORY AND EQUIPMENT

Loan Party	Locations
Cadiz Inc.	550 South Hope Street, Suite 2850, Los Angeles, CA 90071
Cadiz Real Estate LLC	550 South Hope Street, Suite 2850, Los Angeles, CA 90071 96-726 National Trails Highway, CA 92304

Sch. 6-1

SCHEDULE 7

INTELLECTUAL PROPERTY

Copyrights and Copyright Licenses

None.

Patents and Patent Licenses

None.

Trademarks and Trademark Licenses

None.

Sch. 7-1

SCHEDULE 8

Deposit Accounts and Securities Accounts

Deposit Accounts

Owner	Type of Account	Bank Name/Address	Account No.
Cadiz Inc.	Certificate of Deposit	US Bank
Cadiz Inc.	Escrow	US Bank
Cadiz Inc.	Checking (Payroll)	US Bank
Cadiz Inc.	Checking (Operating)	US Bank
Cadiz Inc.	Checking (Project)	US Bank
Cadiz Inc.	Checking (Operating)	US Bank

Securities Accounts

None.

Sch. 8-1

SCHEDULE 9

Letter of Credit Rights

None.

Sch. 9-1

SCHEDULE 10

Commercial Tort Claims

None.

Sch. 10-1

EXHIBIT E

FORM OF WARRANT

[See attached]

Exhibit E-1

FINAL FORM

WARRANT

to Purchase Common Stock of

Cadiz Inc.

Warrant No. [___]-1
Original Issue Date: [________] [__], 2017

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

Original Issue Date: [________] [__], 2017	Warrant No. [___]-1

Warrant

to Purchase 357,5001 Shares (Subject to Adjustment) of Common Stock of

Cadiz Inc.

THIS IS TO CERTIFY THAT [______________________] (“Investor”), or its registered assigns, is entitled, at any time prior to the Expiration Date to purchase from Cadiz Inc., a Delaware corporation (the “Company”), 357,500 shares (subject to adjustment as provided herein) of the common stock, par value $0.01 per share, of the Company at a purchase price of $14.94 per share (the initial “Exercise Price,” subject to adjustment as provided herein).

This Warrant was issued in connection with that certain Credit Agreement (the “Credit Agreement”), dated as of May 1, 2017 (the “Effective Date”), by and among the Company, as a borrower, Cadiz Real Estate LLC, as a borrower, Investor, as a lender, the other lenders party thereto, and Wells Fargo Bank, National Association, as agent (the “Agent”), and is subject to the terms thereof.

1.	DEFINITIONS

As used in this Warrant, the following terms have the respective meanings set forth below, and to the extent such terms have the respective meaning set forth in the Credit Agreement, such terms shall have such meaning as set forth in the Credit Agreement, provided, however, that if such Credit Agreement is expired, terminated or otherwise discharged, such terms shall have the meaning set forth in the Credit Agreement immediately prior to such expiration, termination or discharge:

“10-Day VWAP” for any date of determination means the per share volume-weighted average price of Common Stock, as displayed under the heading “Bloomberg VWAP” on Bloomberg page CDZI <equity> VWAP (or its equivalent successor if such page is not available), from the scheduled open of trading until the scheduled close of trading of the primary trading session of the NASDAQ Global Market on each trading day during the 10 consecutive trading day period preceding (but not including) such date of determination (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock during such period determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

1 Subject to increase to 362,500 as agreed by the parties.

2

“Affiliate” of, or a Person “Affiliated” with, a specified Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 20% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person, or (ii) to direct or cause the direction of the management and policies of that Person, whether by contract or otherwise.

“Agent” shall have the meaning set forth in the preamble to this Warrant.

“Aggregation Date” shall have the meaning set forth in Section 5.2 hereof.

“Applicable Rate” shall have the meaning ascribed to such term in the Credit Agreement.

“Appraisal Procedure” means the following procedure to determine the fair market value, as to any security, for purposes of the definition of “Fair Market Value“ or the fair market value, as to any other property (in either case, the “Valuation Amount“). The Valuation Amount shall be determined in good faith jointly by the Company and the Required Holders; provided, however, that if such parties are not able to agree on the Valuation Amount within a reasonable period of time (not to exceed 20 Business Days), the Valuation Amount shall be determined by the mutual agreement of two independent appraisers, one appointed by the Company and one appointed by the Required Holders, with each appointed within 10 days of the Appraisal Procedure having been first invoked by the Required Holders. The Company and the Required Holders shall submit their respective valuations and other relevant data to the appraisers, and the appraisers shall, within 20 days of the later of the two appraisers’ appointment dates, mutually agree to a determination of the Valuation Amount. If such appraisers cannot mutually agree on the Valuation Amount by such date, a third independent appraiser shall be chosen within 10 days of such date by the mutual consent of the first two appraisers. Such third appraiser shall make a determination of the Valuation Amount within 20 days of its appointment. If three appraisers shall have been appointed and made determinations of the Valuation Amount, then the average of the three Valuation Amounts shall be final and binding on the Company and the Required Holders as the final Valuation Amount, provided, however, that if the determination of one appraiser differs by an amount equal to more than twice that of the middle of the three appraisers’ Valuation Amounts (the “Outlier Appraiser”), then the determination of the Outlier Appraiser shall be excluded from determining the final Valuation Amount and the remaining two appraisers’ determinations of the Valuation Amount shall be averaged and such average shall be final and binding upon the Company and the Required Holders as the final Valuation Amount. The Company shall pay all of the fees and expenses incurred in conducting the Appraisal Procedure.

“beneficial owner” and “beneficially own” shall have the meaning set forth under Section 13(d) of the Exchange Act.

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“Beneficial Ownership Limitation” has the meaning set forth in Section 5.1 hereof.

“Business Day” shall have the meaning ascribed to such term in the Credit Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

“Common Stock” means the common stock, par value $0.01 per share, of the Company as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.6 hereof.

“Company” shall have the meaning set forth in the preamble to this Warrant.

“Credit Agreement” shall have the meaning set forth in the preamble to this Warrant.

“Delivery Notice” shall have the meaning set forth in Section 5.1(c) hereof.

“Designated Office” shall have the meaning set forth in Section 9 hereof.

“DOJ” shall have the meaning set forth in Section 6.4 hereof.

“DTC” shall have the meaning set forth in Section 2.1(b) hereof.

“DWAC” shall have the meaning set forth in Section 2.1(b) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Exercise Date” shall have the meaning set forth in Section 2.1(a) hereof.

“Exercise Notice” shall have the meaning set forth in Section 2.1(a) hereof.

“Exercise Price” means, in respect of a share of Warrant Stock at any date herein specified, the initial Exercise Price set forth in the preamble of this Warrant, as adjusted from time to time pursuant to Article 4 hereof.

“Expiration Date” means the fifth anniversary of the Original Issue Date, to be extended to allow for delayed exercise and delivery of any Warrant Stock in accordance with Section 5.1(c) hereof.

“Expiration Warrant Stock” shall have the meaning set forth in Section 5.1(c) hereof.

4

“Fair Market Value” means (i) as to any Common Stock listed or quoted on a Trading Market, the 10-Day VWAP determined in respect of such primary Trading Market and (ii) as to any Common Stock not listed or quoted on a Trading Market or any other security, (A) the Ten Day Average of the average closing prices of such security’s sales on all domestic securities exchanges on which such security may at the time be listed, or (B) if there have been no sales on any such exchange such that the foregoing Ten Day Average cannot be calculated, the average of the highest bid and lowest asked prices on all such exchanges at the end of the Business Day immediately prior to the date that Fair Market Value is determined as of, or (C) if on any day such security is not listed any domestic securities exchange such that neither the foregoing Ten Day Average nor the foregoing bid-and-asked price average can be calculated, the average of the highest bid and lowest asked prices at the end of the Business Day immediately prior to the date that Fair Market Value is determined in the domestic over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System or similar organization (and in each such case excluding any trades that are not bona fide, arm’s length transactions). If neither the foregoing clause (i) nor clause (ii) is applicable, then (i) the “Fair Market Value” of such security as of an applicable determination date shall be as determined in accordance with the Appraisal Procedure.

“FTC” shall have the meaning set forth in Section 6.4 hereof.

“Governmental Authority” shall have the meaning set forth in the Credit Agreement.

“Holder“” means with respect to any Warrant or share of Warrant Stock, the Person in whose name the Warrant or Warrant Stock is registered on the books of the Company maintained for such purpose.

“Holder Group” shall have the meaning set forth in Section 5.1(d) hereof.

“HSR Act” shall have the meaning set forth in Section 6.4 hereof.

“Investor” shall have the meaning set forth in the preamble to this Warrant.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Maximum Percentage” shall have the meaning set forth in Section 5.1 hereof.

“Original Issue Date” means [_____________] [____], 2017, the date on which this Warrant was issued by the Company pursuant to the Credit Agreement.

“Outlier Appraiser” shall have the meaning set forth in Article 1 hereof.

5

“Outstanding” means, subject to Section 5.1(d) hereof, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued and actually outstanding shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authority.

“Reference Price” shall have the meaning set forth in Section 4.1 hereof.

“Related Issuances” shall have the meaning set forth in Section 5.2 hereof.

“Required Holders” means holders of outstanding Warrants representing more than 50% of the Warrant Stock issuable upon exercise of such outstanding Warrants.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Stockholder Approval” means the approval by the stockholders of the Company for purposes of terminating the issuance cap in respect of shares of Common Stock set forth in Section 5.2 hereof.

“Subsidiary” means any corporation, association, trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the Outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

“Ten Day Average” means, with respect to any prices and in connection with the calculation of Fair Market Value, the average of such prices over the ten consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined.

“Trading Day” means any day that the primary Trading Market on which the Common Stock is listed or quoted is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transfer Agent” shall have the meaning set forth in Section 2.1(b) hereof.

“Valuation Amount” shall have the meaning set forth in Article 1 hereof.

6

“Warrant Price” means an amount equal to (i) the number of shares of Warrant Stock being purchased upon exercise of this Warrant pursuant to Section 2.1 hereof, multiplied by (ii) the Exercise Price.

“Warrant” means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, this Warrant, or any other like warrant subsequently issued to the Holder. All such foregoing warrants shall at all times be identical as to terms and conditions, except as to the number of shares of Warrant Stock for which they may be exercised and their date of issuance.

“Warrants” means this Warrant and all other warrants to purchase Common Stock, in the same form as this Warrant, issued to the lenders party to the Credit Agreement.

“Warrant Stock” means the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of this Warrant.

2.	EXERCISE OF WARRANT

2.1       Manner of Exercise.

(a)       From the Original Issue Date and at any time before 4:00 P.M., Eastern Standard Time, on the Expiration Date, the Holder of this Warrant may from time to time exercise this Warrant, on any Business Day, for all or any part of the number of shares of Warrant Stock (subject to adjustment as provided herein) purchasable hereunder. In order to exercise this Warrant, in whole or in part, the Holder shall (i) deliver to the Company at its Designated Office a written notice of the Holder’s election to exercise this Warrant (an “Exercise Notice“) substantially in the form attached to this Warrant as Annex A, which Exercise Notice shall be irrevocable and specify the number of shares of Warrant Stock to be purchased, together with this Warrant and (ii) pay to the Company the Warrant Price (in accordance with one of the methods specified in Section 2.1(a) hereof). The date on which such delivery and payment shall have taken place being hereinafter referred to as the “Exercise Date.” For the avoidance of doubt, any payment after the Original Issue Date of all remaining principal and interest outstanding under the Credit Agreement shall not affect the ability of the Holder to exercise this Warrant.

(b)       Subject to Article 5 hereof, upon receipt by the Company of such Exercise Notice, surrender of this Warrant and payment of the Warrant Price (in accordance with Section 2.1(c) hereof), the Company shall cause its Transfer Agent to deliver the applicable shares of Warrant Stock, and the Company shall deliver or cause to be delivered cash in lieu of any fraction of a share, to the Holder and register such issued shares of Warrant Stock on the books of the Company as instructed by the Holder in the Exercise Notice. The issued shares of Warrant Stock will be delivered by crediting the account of the Holder’s prime broker (as specified by the Holder to the Company) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby the Holder’s prime broker shall initiate a DWAC transaction no later than 4:00 p.m. Eastern Standard Time on the third Trading Day following the Exercise Date using its DTC participant identification number, and released by Continental Stock Transfer & Trust Company, the Company’s transfer agent (or any successor transfer agent of the Company) (the “Transfer Agent”), at the Company’s direction. The Holder shall direct the broker-dealer at which the account or accounts to be credited with the issued shares of Warrant Stock are maintained, which broker/dealer shall be a DTC participant, to initiate a transaction through the DWAC system, instructing the Transfer Agent to credit such account or accounts with such shares of Warrant Stock. Such DWAC instruction shall indicate the settlement date for the deposit of such shares of Warrant Stock, which shall be the Exercise Date. The Company shall direct the Transfer Agent to credit the Holder’s account or accounts with such shares of Warrant Stock pursuant to the information contained in the DWAC instruction. This Warrant shall be deemed to have been exercised and such shares of Warrant Stock shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares of Warrant Stock for all purposes, as of the Exercise Date.

7

(c)       Subject to Article 5 hereof, payment of the Warrant Price shall be made at the option of the Holder by one or more of the following methods: (i) by delivery of a certified or official bank check or by wire transfer of immediately available funds in the amount of such Warrant Price payable to the order of the Company, (ii) by instructing the Company to withhold a number of shares of Warrant Stock then issuable upon exercise of this Warrant with an aggregate Fair Market Value equal to such Warrant Price, (iii) by surrendering to the Company shares of Common Stock previously acquired by the Holder with an aggregate Fair Market Value equal to such Warrant Price, or (iv) any combination of the foregoing. In the event of any withholding of Warrant Stock or surrender of Common Stock pursuant to clause (ii), (iii) or (iv) of this Section 2.1(c) where the number of shares whose Fair Market Value is equal to the Warrant Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount determined in accordance with Section 2.3 hereof. The Holder will receive fully paid and nonassessable shares of Warrant Stock upon any exercise of this Warrant.

(d)       If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the shares of Warrant Stock being issued in accordance with Section 2.1(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Warrant Stock called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(e)       Subject to Section 2.1(d) hereof, the Warrant delivered for exercise, and properly exercised by the Holder, in accordance with Sections 2.1(a)-(c) and Article 5 hereof shall be canceled by the Company.

2.2       Payment of Taxes. All shares of Warrant Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all Liens. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof.

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2.3       Fractional Shares. The Company shall not be required to issue a fractional share of Warrant Stock upon exercise of the Warrant. As to any fraction of a share that the Holder of the Warrant, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of one share of Common Stock on the Exercise Date.

3.	TRANSFER, DIVISION AND COMBINATION

3.1       Transfer. Upon compliance with the provisions of this Section 3.1, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office and compliance with the terms hereof, together with a written assignment of this Warrant in the form of Annex B attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes described in Section 2.2 hereof in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be cancelled.

3.2       Mutilation or Loss. Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement of or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, however, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

3.3       Division and Combination. Subject to compliance with the applicable provisions of this Warrant, this Warrant may be divided or, following such division, combined with other Warrants upon presentation hereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the applicable provisions of this Warrant as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

3.4       Expenses. The Company shall prepare, issue and deliver at its own expense any new Warrant or Warrants required to be issued hereunder.

3.5       Maintenance of Books. The Company agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrants.

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3.6       Registration of Warrant Stock. Any issuance of shares of Common Stock pursuant to Section 2.1 of this Warrant (collectively, the “Issuances”) shall be made pursuant to (i) an effective Registration Statement on Form S-3, No. 214318, including all amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein or any immediately succeeding registration statement that is filed under the Securities Act on Form S-3 and immediately becomes effective (the “Registration Statement”) filed by the Company with the Commission in conformity with the Securities Act under the Rules and Regulations of the Commission, including the prospectus contained therein (the “Base Prospectus”) and (ii) a final prospectus supplement filed with the Commission and delivered to the Holder (a “Prospectus Supplement” and, together with the Base Prospectus, a “Prospectus”) containing amended and/or certain supplemental information regarding the Common Stock and terms of the Issuances. If the Company has filed one or more abbreviated registration statements to register additional shares of Common Stock pursuant to Rule 462(b) under the Rules and Regulations (each a “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall also be deemed to include any such Rule 462(b) Registration Statement.

(i)       The Company shall use reasonable best efforts to keep the Registration Statement effective until the earliest date as of which there are no remaining Issuances, and if, at any time from the date hereof, the Company is not eligible to issue any Common Stock or Warrants pursuant to the Registration Statement, the Company shall use reasonable best to efforts to file and make effective a replacement Registration Statement as soon as practicable. If the Registration Statement has been outstanding for at least three (3) years, at the end of the third year, the Company shall file a new Registration Statement covering Issuances, and if at any time when the Company is required to re-evaluate its eligibility to use Form S-3, the Company determines that it is not eligible to use Form S-3, the Company shall use its reasonable best efforts to refile the Registration Statement on Form S-1 if such form is available (or on such other form as may be available if Form S-1 is not available), and keep such registration statement effective during the period during which such registration statement is required to be otherwise kept effective under this Section 3.6(i).

(ii)       For the avoidance of doubt, the Company acknowledges and agrees that no Issuances shall be made pursuant to any prospectus or prospectus supplement other than a Prospectus or any replacement Registration Statement required by this Section 3.6. The Company represents and warrants that, as of the Effective Date, the Securities Act and Rules and Regulations permit the Company to offer and issue $40,000,000 worth of shares of Common Stock pursuant to the Registration Statement, of which approximately $19,744,009 remains available. The Company represents and warrants that the Registration Statement complied when it became effective, complies on the Effective Date and shall comply on the Original Issue Date and on each Exercise Date and any later date upon which shares of Common Stock are received pursuant to this Agreement or a Warrant, in each case, in all material respects with the requirements of Form S-3 under the Securities Act. The Company represents and warrants that no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceedings for that purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission. The Company represents and warrants that neither the Registration Statement nor the Prospectus shall, as of the Effective Date, the Original Issue Date or any Exercise Date or any later date on which shares of Common Stock are issued to the Holder under the Prospectus, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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(iii)       The Company shall as soon as practicable notify the Holder of (A) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of shares of Common Stock or Warrants for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder.

(iv)       The Company shall use reasonable best efforts to cause the Warrant Stock when issued to be listed or quoted on each Trading Market on which the Common Stock is then listed or quoted.

(v)       The Company shall use its reasonable best efforts to timely file its SEC Reports (or, if the Company is not required to file such reports, it will, upon the request of the Holder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and the Company shall use reasonable best efforts to take such further action as the Holder may reasonably request, in each case to the extent required from time to time to enable the Holder to, if permitted by the terms of an applicable Warrant, sell such Warrant or its underlying Warrant Stock without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the Commission. Upon the written request of the Holder, the Company shall deliver to the Holder a written statement that it has complied with such requirements.

4.	ANTIDILUTION PROVISIONS

The number of shares of Warrant Stock for which this Warrant is exercisable and the Exercise Price shall be subject to adjustment from time to time as set forth in this Article 4.

4.1       Upon Issuance of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, issue any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities without consideration or for consideration per share less than the greater of (x) the Exercise Price in effect immediately prior to the issuance of such Common Stock or securities and (y) the Fair Market Value per share of the Common Stock immediately prior to such issuance (the greater of (x) and (y), the “Reference Price”), then such Exercise Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

(i)       the Exercise Price in effect immediately prior to the issuance of such Common Stock, options, rights or securities by

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(ii)       a fraction of which (x) the numerator shall be the sum of (i) the number of shares of Common Stock Outstanding immediately prior to such issuance and (ii) the number of additional shares of Common Stock which the aggregate consideration for the number of shares of Common Stock so offered would purchase at the Reference Price and (y) the denominator shall be the number of shares of Common Stock Outstanding immediately after such issuance.

4.2       Upon Acquisition of Common Stock. If the Company or any Subsidiary shall, at any time or from time to time after the Original Issue Date, directly or indirectly, redeem, purchase or otherwise acquire any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, for a consideration per share (plus, in the case of such options, rights, or securities, the additional consideration required to be paid to the Company upon exercise, conversion or exchange) greater than the Fair Market Value per share of Common Stock immediately prior to the earlier of (x) the announcement of such event or (y) such event, then the Exercise Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

(i)       the Exercise Price in effect immediately prior to such event by

(ii)       a fraction:

(A)	the numerator of which is (1) the product of (a) the number of shares of Common Stock Outstanding and (b) the Fair Market Value per share of Common Stock, in each case immediately prior to such event, minus (2) the aggregate consideration paid by the Company in such event (plus, in the case of such options, rights, or convertible or exchangeable securities, the aggregate additional consideration required to be paid to the Company upon exercise, conversion or exchange), and

(B)	the denominator of which is the product of (1) the number of shares of Common Stock Outstanding immediately after such event and (2) the Fair Market Value per share of Common Stock immediately prior to such event.

4.3       Provisions Applicable to Adjustments. For the purposes of any adjustment of the Exercise Price pursuant to Section 4.1 or 4.2 hereof, the following provisions shall be applicable:

(i)       In the case of the issuance of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value of the non-cash consideration.

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(ii)       In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities:

(A)	the aggregate maximum number of shares of Common Stock that potentially may be deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock at any time during the term thereof shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraph (i) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

(B)	the aggregate maximum number of shares of Common Stock that potentially may be deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof at any time during the term thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraph (i) above);

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(C)	on any increase in the number of shares or decrease in the effective exercise or conversion price of Common Stock deliverable upon exercise of any such options, rights or securities or conversions of or exchanges of such securities, including any change resulting from the anti-dilution provisions thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

(D)	no further adjustment of the Exercise Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

4.4       Upon Stock Dividends, Subdivisions or Splits. If, at any time after the Original Issue Date, the number of shares of Common Stock Outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Exercise Price shall be appropriately decreased by multiplying each price by a fraction, the numerator of which is the number of shares of Common Stock Outstanding immediately prior to such increase and the denominator of which is the number of shares of Common Stock Outstanding immediately after such increase in Outstanding shares.

4.5       Upon Combinations or Reverse Stock Splits. If, at any time after the Original Issue Date, the number of shares of Common Stock Outstanding is decreased by a combination or reverse stock split of the Outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination or reverse stock split, the Exercise Price shall be appropriately increased by multiplying each price by a fraction, the numerator of which is the number of shares of Common Stock Outstanding immediately prior to such decrease and the denominator of which is the number of shares of Common Stock Outstanding immediately after such decrease in Outstanding shares.

4.6       Upon Reclassifications, Reorganizations, Consolidations, Mergers or Dispositions of Assets. In the event of any capital reorganization of the Company, any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, stock-split, reverse stock-split or combination of shares), any consolidation or merger of the Company with or into another Person (where the Company is not the surviving Person or where there is a change in or distribution with respect to the Common Stock) or sale, transfer or other disposition of all or substantially all of the Company’s property, assets or business to another Person, each Warrant shall after such reorganization, reclassification, consolidation, merger or disposition of assets be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger or disposition of assets, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger or disposition of assets) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or disposition of assets (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of Article 4 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant. The Company shall not effect any such reorganization, reclassification, consolidation, merger or disposition of assets unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger or disposition of assets, shall assume, by written instrument, (i) the obligation to deliver to the Holders of the Warrant such shares of stock, securities or assets, which, in accordance with the foregoing provisions of this Section 4.6, the Holders shall be entitled to receive upon such conversion and (ii) the obligations of the Company pursuant to the provisions of Section 3.6. The provisions of this Section 4.6 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or dispositions of assets.

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4.7       Other Anti-Dilution Provisions. If the Company has issued or issues any securities of the Company to a financial institution, lender, other credit provider, leasing company or other lessor in connection with the provisions of any financing or lending agreements, containing provisions (including, without limitation, anti-dilution and registration rights) which are more favorable than those set forth herein, the Company will make such provisions (or any more favorable portion thereof) available to the Holder and will enter into amendments necessary to confer such rights on the Holder. Notwithstanding the foregoing, any adjustment to the Exercise Price or number of shares of Warrant Stock shall be made only pursuant to and in accordance with Section 4 of this Warrant.

4.8       Appraisal Procedure. In any case in which the provisions of this Article 4 shall necessitate that the Appraisal Procedure be utilized for purposes of determining an adjustment to the Exercise Price, the Company may defer, until the completion of the Appraisal Procedure and the determination of the adjustment, (i) issuing to the Holder of any Warrant exercised after the date of the event that requires the adjustment and before completion of the Appraisal Procedure and the determination of the adjustment, the shares of capital stock issuable upon such exercise by reason of the adjustment required by such event and issuing to the Holder only the shares of capital stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to the Holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 2.3 above; provided, however, that the Company shall deliver to the Holder an appropriate instrument or due bills evidencing the Holder’s right to receive such additional shares or such cash.

4.9       Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Section 4.1, 4.2, 4.4, 4.5 and 4.6, the Holders of the Warrants shall thereafter be entitled to purchase upon the exercise thereof, at the Exercise Price resulting from such adjustment, the number of shares of Warrant Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

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4.10       Increase of Number of Shares Purchasable. After giving effect to all other provisions in this Article 4 other than this Section 4.10, the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be increased when the Exercise Price is adjusted to an amount below the then-existing par value of the Warrant Stock, including successive adjustments to the Exercise Price to an amount further below the then-existing par value. The number of additional shares purchasable upon exercise of this Warrant shall be equal to the number obtained by dividing:

(i)       The product of (A) the number of shares purchasable upon exercise of the Warrant before application of this Section 4.10 and (B) the difference between the then-existing par value per share of Warrant Stock minus the adjusted Exercise Price, by

(ii)       The difference between the Fair Market Value of the Common Stock on the Exercise Date minus the then-existing par value per share of Warrant Stock.

Concurrently with the foregoing adjustment to the number of additional shares purchasable upon exercise of this Warrant, the Exercise Price shall be adjusted to be the then-existing par value of the Warrant Stock.

4.11       Form of Warrants. Irrespective of any adjustments of the number of shares of Warrant Stock purchasable or of the Exercise Price, the Warrant theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant issued on the Original Issue Date.

4.12       Changes in Securities. Notwithstanding any provision in this Article 4 to the contrary and without limitation to any other provision contained in this Article 4, in the event any securities of the Company are amended, modified or otherwise altered by operation of this Article 4’s terms or otherwise in any manner whatsoever (including through the anti-dilution provisions thereof) that results in (i) the reduction of the effective exercise, conversion or exchange price of such securities payable upon the exercise for, or conversion or exchange into, Common Stock or other securities exercisable for, or convertible or exchangeable into, Common Stock and/or (ii) such securities becoming exercisable for, or convertible or exchangeable into (A) more shares or dollar amount of such securities which are, in turn exercisable for, or convertible or exchangeable into, Common Stock, or (B) more shares of Common Stock, then such amendment, modification or other alteration shall be treated for purposes of Article 4 as if the securities which have been amended, modified or altered have been terminated and new securities have been issued with the amended or modified terms. The Company shall make all necessary adjustments (including successive adjustments if required) to the Exercise Price in accordance with this Article 4, but in no event shall the Exercise Price be greater than it was immediately prior to the application of this Section 4.12 to the amendment, modification or alteration in question.

4.13       Maximum Exercise Price. Except as provided in Section 4.5 above, at no time shall the Exercise Price per share of Warrant Stock exceed the amount set forth in the preamble of this Warrant.

4.14       Exceptions. Notwithstanding anything to the contrary, Article 4 hereof shall not apply to (i) (A) the issuance and exercise of options to purchase shares of Common Stock and (B) the issuance of shares of Common Stock, in each case of the foregoing clause (A) and (B), as made to eligible recipients pursuant to any equity incentive plan duly adopted by the board of directors of the Company in the ordinary course of business, or (ii) any issuance of shares of Common Stock upon conversion of the Company’s convertible debt securities outstanding as of the Effective Date.

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4.15       Notice of Adjustment of Exercise Price. Whenever the number of shares of Common Stock for which this Warrant is exercisable or the Exercise Price is adjusted as provided under Article 4 hereof:

(i)       the Company shall compute the adjusted Exercise Price in accordance with this Article 4 and shall prepare a certificate signed by the treasurer or chief financial officer of the Company setting forth the adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at the Designated Office; and

(ii)       a notice stating that the Exercise Price has been adjusted and setting forth the adjusted Exercise Price shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to the Holder at its last address as it shall appear in the warrant register. If the Board of Directors of the Company makes any determination of Fair Market Value for purposes of determining such proposed adjustment, then, within thirty (30) days of the Holder’s receipt of such notice, the Holder shall have the right to use the Appraisal Procedure to determine Fair Market Value with respect to the entire proposed adjustment.

4.16       Independent Application. Except as otherwise provided herein, all sections of this Article 4 are intended to operate independently of one another (but without duplication). If an event occurs that requires the application of more than one section of this Article 4, all applicable sections shall be given independent effect without duplication.

5.	BENEFICIAL OWNERSHIP LIMITS; ISSUANCE CAP

5.1       Beneficial Ownership Limitation.

(a)       Notwithstanding anything to the contrary contained herein, the Holder shall not receive shares of Warrant Stock upon exercise of the Warrant to the extent (but only to the extent) that such exercise or receipt would cause the Holder Group to become, directly or indirectly, a beneficial owner of a number of shares of Common Stock that exceeds the Maximum Percentage of Common Stock Outstanding as of the Exercise Date (the “Beneficial Ownership Limitation“). The Beneficial Ownership Limitation (i) may be increased or decreased, in the Holder’s sole discretion, upon 61 days’ written notice to the Company by the Holder, provided, however, that in no event shall the Holder increase such Beneficial Ownership Limitation to raise the Maximum Percentage in excess of 19.99% as of any date of shares of Common Stock Outstanding from the date hereof through the Expiration Date and (ii) shall automatically be increased to a Maximum Percentage of 19.99% on the date that is 15 days prior to the Expiration Date.

(b)       At the time of delivery of any Exercise Notice, the Holder shall notify the Company if, and only if, a Holder Group would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation upon giving effect to such Exercise Notice. For the avoidance of doubt, upon any failure by the Holder to deliver such notice, any subsequent purported delivery in such instance of Warrant Stock shall be void and have no effect pursuant to Section 5.1(c) hereof.

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(c)       Any purported delivery of Warrant Stock pursuant to Section 2.1(b) hereof, and any purported payment by the Holder of the Warrant Price pursuant to Section 2.1(a) and 2.1(c) hereof, in connection with the exercise of the Warrant shall be void and have no effect to the extent (but only to the extent) that such delivery would violate the Beneficial Ownership Limitation. If any delivery of Warrant Stock owed to the Holder following exercise of the Warrant is not made, in whole or in part, as a result of the Beneficial Ownership Limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Warrant Stock as promptly as practicable after the Holder gives written notice to the Company that such delivery would not violate the Beneficial Ownership Limitation (the “Delivery Notice”), provided, however, that (i) the Holder shall be deemed to have exercised this Warrant in respect of any such delayed Warrant Stock (other than at the Expiration Date) as of the date of the applicable Delivery Notice and (ii) for the avoidance of doubt, Article 4 hereof and Article 10 hereof shall remain in full force and effect for such period of delay, and provided, further, however, that at the Expiration Date and in accordance with the deemed Exercise Notice under Section 2.1(a) hereof, if, without giving effect to the Beneficial Ownership Limitation, the Warrant would be exercisable for any Warrant Stock, (i) the Holder shall be entitled to receive from the Company any such remaining Warrant Stock under the terms of this Warrant until such time as the Beneficial Ownership Limitation would not prohibit such delivery (such Warrant Stock at the Expiration Date, the “Expiration Warrant Stock”), (ii) the Holder shall be deemed to have exercised this Warrant in respect of all such Expiration Warrant Stock as of the date of the Holder’s receipt from the Company of the Expiration Warrant Stock (which exercise shall be subject to Article 4 hereof but not be subject to Sections 4.1 through 4.3 hereof) and (iii) for the avoidance of doubt, Article 10 hereof shall remain in full force and effect for the period until the delivery of the Expiration Warrant Stock.

(d)       For purposes of this Section 5.1, (i) the term “Maximum Percentage“ shall mean 4.99%; provided, however, that if at any time after the date hereof the Holder Group beneficially owns in excess of 4.99% of the Outstanding Common Stock (excluding any Common Stock that could be acquired by exercise of this Warrant), then the Maximum Percentage shall automatically increase to 9.99% so long as any Holder Group owns in excess of 4.99% of such Common Stock (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the time when no Holder Group beneficially owns in excess of 4.99% of such Outstanding Common Stock); and (ii) the term “Holder Group“ shall mean any group in respect of Common Stock, where “group” has the meaning established under Section 13(d) of the Exchange Act and the rules promulgated thereunder, if the Holder or any other Person having beneficial ownership of Common Stock beneficially owned by the Holder is a member of such group. In determining the number of shares of Common Stock Outstanding for purposes of this Section 5.1 and the number of shares that the Holder may at any time acquire pursuant to the Beneficial Ownership Limitation and the other terms of this Section 5.1, the Holder shall give effect to the last sentence of Rule 13d-3(d)(1)(i) as promulgated under the Exchange Act, and the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or its transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. Upon written or oral request of the Holder, the Company shall, within two (2) Business Days of such request, confirm orally and in writing to the Holder the number of shares of Common Stock then Outstanding. The provisions of this Section 5.1 shall be construed, corrected and implemented in a manner so as to effectuate the intended Beneficial Ownership Limitation.

5.2       Issuance Cap. Unless Stockholder Approval has been previously obtained, in the event that any issuance of Warrant Stock upon the exercise of this Warrant would, together with any other issuance of shares of Common Stock by the Company to any holder of any Warrant that would be aggregated with such proposed issuance under this Warrant for determining whether such issuances collectively would require approval by a vote of Company stockholders under the applicable listing rules of the Nasdaq Global Market, any successor stock exchange operated by the NASDAQ Stock Market LLC or any successor thereto (such other issuances the “Related Issuances“), exceed 19.99% of the Common Stock Outstanding on November 29, 2016 (the “Aggregation Date”), the Holder shall receive only a number of shares of Common Stock, rounded down to the nearest whole number, equal to (A) the maximum number of shares of Common Stock which could be issued to the Holder and any other recipients of any then-proposed Related Issuances in the aggregate without the Related Issuances exceeding 19.99% of the Common Stock Outstanding on the Aggregation Date multiplied by a ratio equal to (B) (1) the number of shares of Common Stock that would be otherwise received by the Holder under this Warrant divided by (2) the number of all of the shares of Common Stock that would be otherwise received by the Holder under this Warrant and the recipients of any then-proposed Related Issuances in the aggregate. To the extent the Holder is entitled to receive from the Company a number of shares of Warrant Stock reduced by this Section 5.2, the Company shall pay to the Holder, in satisfaction of the Company’s obligation to deliver such Warrant Stock, a cash amount equivalent to the Fair Market Value, determined as of the Exercise Date, of the number of shares of Warrant Stock by which such exercise was reduced within three (3) Business Days of the Exercise Date.

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6.	NO IMPAIRMENT; REGULATORY COMPLIANCE AND COOPERATION

6.1       No Impairment. The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant, free and clear of all Liens, and shall use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. The Company shall not take any action, enter into any transaction or suffer to exist any event, action or state of facts that would cause the Exercise Price to be adjusted below the then existing par value of Common Stock (unless the Common Stock is changed to capital stock with no par value); provided, however, that nothing herein will prevent the operation of any other provision of this Warrant, including the anti-dilution provisions of Article 4 hereof.

6.2       No Dilution. If any event shall occur as to which the provisions of Article 4 hereof are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrant in accordance with the essential intent and principles of such Article (including, without limitation, the issuance of securities other than Common Stock which have the right to participate in distributions to the holders of Common Stock, the granting of “phantom stock” rights or “stock appreciation rights”), then, in each such case, the Company shall, upon the request of any Holder, appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, Affiliates or stockholders do not) have a direct or material indirect financial interest in the Company or any of its Subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, Affiliates or stockholders are) a promoter, director or officer of the Company or any of its Subsidiaries, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Article 4 hereof, necessary to preserve, without dilution, the purchase rights, represented by this Warrant. Prior to such determination by such investment banking firm, the Company and the requesting Holder(s), respectively, shall specify the amount, if any, of the adjustment that such party has determined in good faith to be appropriate. The adjustment determined by the investment banking firm shall be within the range of the adjustments thus proposed by the parties, and the costs and fees of such investment banking firm shall be allocated proportionately between the Company, on one hand, and the Holder, on the other, based on the respective differences between the amount of the adjustment as determined by such investment banking firm and the amounts of such adjustment proposed by the Company and the Holder. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of the Warrants and shall make the adjustments described therein.

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6.3       Other Agreements. The Company is not a party to or bound in any manner under, and covenants that it will not enter into at any time after the date hereof, any agreement or contract (whether written or oral) with respect to any of its securities which prevents the Company from complying in any respect with the rights granted by the Company hereunder.

6.4       Antitrust Notification. If the Holder determines, in its sole judgment upon the advice of counsel, that an exercise of this Warrant pursuant to the terms hereof would be subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Company shall file, within seven (7) Business Days after receiving notice from the Holder of the applicability of the HSR Act and a request to so file, with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”) the notification and report form and any supplemental information required to be filed by it pursuant to the HSR Act in connection with the exercise of this Warrant. Any such notification and report form and supplemental information will be in full compliance with the requirements of the HSR Act. The Company will furnish to the Holder promptly (but in no event more than five (5) business days) such information and assistance as such holder may reasonably request in connection with the preparation of any filing or submission required to be filed by the Holder under the HSR Act. The Company shall respond promptly after receiving any inquiries or requests for additional information from the FTC or the DOJ (and in no event more than three (3) business days after receipt of such inquiry or request). The Company shall keep the Holder apprised periodically and at the Holder's request of the status of any communications with, and any inquiries or requests for additional information from, the FTC or the DOJ. The Company shall bear all filing or other fees required to be paid by the Company under the HSR Act or any other applicable law in connection with such filings and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Company in connection with the preparation of such filings and responses to inquiries or requests. The Company shall also bear 50% of all filing or other fees required to be paid by the Holder (or the “ultimate parent entity” of the Holder, if any) under the HSR Act or any other applicable law in connection with such filings and 50% of all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Holder in connection with the preparation of such filings and responses to inquiries or requests, and the Holder shall bear the remaining 50% of such fees, costs and expenses. In the event that this Section 6.4 is applicable to any exercise of this Warrant, the issuance to the Holder of the applicable Warrant Stock Shares, and the payment by the Holder of the Warrant Price therefor, shall be subject to the expiration or earlier termination of the waiting period under the HSR Act (with the Exercise Date being deemed to be the date immediately following the date of such expiration or early termination).

7.	RESERVATION AND AUTHORIZATION OF COMMON STOCK

7.1       Reservation. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrant such number of its authorized but unissued shares of Common Stock as will be required for issuance of the Warrant Stock. All shares of Warrant Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Liens. Before taking any action that would result in an adjustment in the number of shares of Warrant Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. If any shares of Warrant Stock required to be reserved for issuance upon exercise of the Warrant require registration or qualification with any Governmental Authority under any federal or state law (including the Securities Act and state securities laws) before such shares may be so issued, the Company will use its commercially reasonable efforts to register and qualify such shares as soon as practicable and at its expense.

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7.2       Corporate Action. Before taking any action that would cause an adjustment reducing the Exercise Price below the then-par value (if any) of the shares of Warrant Stock deliverable upon exercise of the Warrant or that would cause the number of shares of Warrant Stock issuable upon exercise of the Warrant to exceed (when taken together with all other Outstanding shares of Common Stock) the number of shares of Common Stock that the Company is authorized to issue, the Company will take any corporate action that, in the opinion of its counsel, is necessary in order that the Company may validly and legally issue the full number of fully paid and nonassessable shares of Warrant Stock issuable upon exercise of the Warrant at such adjusted exercise price.

8.	NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS

8.1       Notices of Corporate Actions.

In case:

(a)       the Company shall grant to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class; or

(b)       the Company shall declare to the holders of its Common Stock any dividend or distribution; or

(c)       of any reclassification of the Common Stock (other than a subdivision or combination of the Outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)       of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

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(e)       the Company or any Subsidiary shall commence a tender offer for all or a portion of the Outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor); or

(f)       the Company or any Subsidiary takes any action or any event or circumstance occurs that impacts the rights of a Holder set forth herein or in the Credit Agreement, as applicable;

then the Company shall cause to be filed at the Designated Office, and shall cause to be mailed to the Holder at its last address as it shall appear in the warrant register, at least 30 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Exercise Price and the number and kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrants. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 8.1.

8.2       Taking of Record. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.

8.3       Closing of Transfer Books. The Company shall not at any time close its stock transfer books or warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.	OFFICE OF THE COMPANY

9.1       As long as the Warrant remains outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the “Designated Office“), where the Warrant may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 550 South Hope Street, Suite 2850, Los Angeles, California 90071. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to any registered Holders at least ten (10) Business Days prior to the effective date of such change.

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10.	DILUTION ADJUSTMENT

10.1       Dilution Adjustment.

(a)       In the event that any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock, the Holder as of the record date established by the Board of Directors of the Company for such dividend or distribution on the Common Stock shall be entitled to receive a fee (the “Dilution Adjustment”) in an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such Holder would have received had the Warrant been exercised as of the date immediately prior to the record date for such dividend or distribution, such Dilution Adjustment to be payable on the same payment date established by the Board of Directors of the Company for the payment of such dividend or distribution; provided, however, that if the Company declares and pays a dividend or distribution on the Common Stock consisting in whole or in part of Common Stock, then no such Dilution Adjustment shall be payable in respect of the Warrant on account of the portion of such dividend or distribution on the Common Stock payable in Common Stock and in lieu thereof the applicable adjustment in Article 4 hereof shall apply. The record date for any such Dilution Adjustment shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Dilution Adjustment shall be payable to the Persons in whose name the Warrant is registered at the close of business on the applicable record date.

(b)       No dividend shall be paid or declared on any share of Common Stock (other than dividends payable in Common Stock for which an adjustment was made pursuant to Article 4 hereof), unless the Dilution Adjustment, payable in the same consideration and manner, is simultaneously paid or provided for, as the case may be, in respect of this Warrant in an amount determined as set forth in this Section 10.1. For purposes of this Warrant, the term “dividends” shall include any pro rata distribution by the Company, out of funds of the Company legally available therefor, of cash, property, securities (including, but not limited to, rights, warrants or options and/or securities in connection with a spin-off of the Company) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings other than liquidation.

(c)       Prior to declaring any dividend or making any distribution on or with respect to shares of Common Stock, the Company shall take all prior corporate action necessary to authorize the issuance of any securities payable as the Dilution Adjustment in respect of the Warrant.

11.	MISCELLANEOUS

11.1       No Implied Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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11.2       Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or transmitted by facsimile transmission (with immediate telephonic confirmation thereafter) or transmitted by email:

(a)       If to the Holder:

APOLLO MANAGEMENT HOLDINGS, L.P.
2000 Avenue of the Stars, Suite 510
Los Angeles, CA 90067
Attention:
Facsimile No.:
Telephone No.:
Email:

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas New York, NY 10019
Attention: Brian Kim and Tracey Zaccone
Facsimile No.: (212) 492-6675
Telephone No.: (212) 373-3780
Email: bkim@paulweiss.com and tzaccone@paulweiss.com

(b)       If to the Company:

Cadiz Inc.
550 South Hope Street, Suite 2850
Los Angeles, California 90071
Attention: Chief Financial Officer
Facsimile No.: 213-271-1614
Email: tshaheen@cadizinc.com

with a copy to (which shall not constitute notice):

Mitchell Silberberg & Knupp LLP
11377 W. Olympic Blvd.

Los Angeles, CA 90065
Facsimile No.: (310) 312-3100
Attention: Kevin Friedmann
Email: kxf@msk.com

or at such other address as the parties each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Warrant be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, upon transmission of email if transmitted by email, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

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11.3       Indemnification. If the Company fails to make, when due, any payments provided for in this Warrant, the Company shall pay to the Holder (a) interest at the Applicable Rate on any amounts due and owing to such Holder and (b) such further amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees and expenses incurred by such Holder in collecting any amounts due hereunder. The Company shall indemnify, defend and hold harmless the Holder and the Holders of any Warrant Stock issued upon the exercise of this Warrant from and against any and all liability, loss, cost, damage, reasonable attorneys’ and accountants’ fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from any default hereunder by the Company or the enforcement of its rights hereunder as against the Company. This indemnification provision shall be in addition to the rights of such Holder or Holders to bring an action against the Company for breach of contract based on such default hereunder.

11.4       Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Warrant Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Stock other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company and nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company.

11.5       Remedies. The Holder of the Warrant and/or Warrant Stock, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

11.6       Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and to the extent applicable, all Holders of shares of Warrant Stock issued upon the exercise hereof (including transferees), and shall be enforceable by any such Holder.

11.7       Amendment. The prior written consent of the Company and the Required Holders shall be required for any change, waiver or amendment to this Warrant. Any change, waiver or amendment so approved shall be binding upon all existing and future holders of this Warrant and any other Warrants; provided, however, that no such change, waiver or amendment, as applied to any of the Warrants held by any particular holder of Warrants, shall, without the written consent of that particular holder, (i) disproportionately and materially adversely affect any rights under such particular holder’s Warrant (other than as reflected by the different number of shares of Warrant Stock issuable to such holder); or (ii) modify any of the provisions of, or impair the right of any holder of Warrants under, this Section 11.7. This Warrant cannot be changed, modified, discharged or terminated by oral agreement.

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11.8       Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

11.9       Headings. The headings and other captions in this Warrant are for the convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Warrant.

11.10       Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

11.11       Jurisdiction. Each of the Company and the Holder hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Warrant, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the Supreme Court of the State of New York sitting in New York County, the courts of the United States for the Southern District of New York, and appellate courts from any thereof, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, agrees that service of process in any such action or proceeding may be effected by delivery of notice pursuant to Section 11.2 hereof and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

11.12       Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS WARRANT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THIS WARRANT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE COMPANY AND THE HOLDER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS CLAUSE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPANY AND THE HOLDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH OF THE COMPANY AND THE HOLDER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION 11.12, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS SECTION 11.12.

11.13       Entire Agreement. This Warrant contains the entire agreement with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, with respect to the subject matter hereof.

11.14       Originals. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original copy of this Warrant.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Original Issue Date.

CADIZ INC.

By:
Name:	Timothy J. Shaheen
Title:	Chief Financial Officer

[Signature page]

ANNEX A TO THE WARRANT

EXERCISE NOTICE

[To be executed only upon exercise of Warrant]

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ shares of Common Stock of Cadiz Inc. and herewith makes payment therefor in __________, all at the price and on the terms and conditions specified in this Warrant and requests that the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of, and delivered to, as applicable, _________________, whose address is __________________________________ ____________________________________________________________________, and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

TO DELETE THE FOLLOWING BRACKETED LANGUAGE IF INAPPLICABLE AT EXERCISE DATE: [The undersigned hereby notifies Cadiz Inc. that a Holder Group would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation set forth in this Warrant upon giving effect to this Exercise Notice. Pursuant to such limitation, Cadiz Inc. shall give effect to this Exercise Notice in accordance with such limitation as of [INSERT DATE], the date hereof].

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City) (State) (Zip Code)

NOTICE:	The signature on this Exercise Notice must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

ANNEX B TO THE WARRANT

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby assigns unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee	No. of Shares of Common Stock

and does hereby irrevocably constitute and appoint ________ _____________ attorney-in-fact to register such transfer onto the books of Cadiz Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:	Print Name:

Signature:	Witness

NOTICE:	The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT F

Initial Subordinated Property

Section 21:

0556-311-49-0000

0556-311-52-0000

0556-311-53-0000

Section 27:

0556-311-09-0000

Section 28:

Northeast quarter of Section 28 (160 acres) plus the top eighth of the southeast quarter Section 28.

Section 33:

0556-341-01-0000

0556-341-02-0000

0556-341-03-0000

0556-341-04-0000

0556-341-05-0000

0556-341-06-0000

0556-341-07-0000

0556-341-08-0000

0556-351-01-0000

0556-351-02-0000

0556-351-03-0000

0556-351-04-0000

0556-351-05-0000

0556-351-06-0000

0556-351-07-0000

0556-351-08-0000

* To the extent the Assessor’s Parcel Numbers (“APNs”) or above description of the Initial Subordinated Property conflicts with the relevant picture attached to the Lease Agreement, the APNs and above description shall control, unless otherwise agreed by the Lessee.

Exhibit F-1

EXHIBIT G

FORM OF SUBORDINATION AGREEMENT

[See attached]

Exhibit G-1

Instrument Prepared by and After Recording Return to: [_]
Above Space Reserved for Clerk’s Official Use

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT
AGREEMENT & GRANT OF LEASE PURCHASE OPTION AND PURCHASE OPTION

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT & GRANT OF LEASE PURCHASE OPTION AND PURCHASE OPTION (this “Agreement”) is made as of the [_] day of [_], 2017, by and between WELLS FARGO BANK, N.A., a national banking association, having its principal place of business at 9062 Old Annapolis Road, Columbia, Maryland, 21045, in its capacity as administrative agent for the Lenders (defined below) pursuant to the Loan Agreement (defined below) and any successors, assignees or designees thereof (the “Agent”), and FENNER VALLEY FARM, LLC, a Delaware limited liability company, having an office at 509 Madison Avenue, #804, New York, NY 10022 (“Tenant”), and acknowledged by Cadiz Real Estate LLC, as landlord (“Landlord”).

W I T N E S S E T H:

WHEREAS, the Lenders have made a loan (as such loan may be amended or revised pursuant to the Loan Agreement, the “Loan”) to Landlord and Cadiz Inc., which Loan is given pursuant to the terms and conditions of that certain Credit Agreement dated as of May 1, 2017, by and among Cadiz Inc. and Cadiz Real Estate LLC, as borrowers, the lenders party thereto (“Lenders”) and Agent (as may be further amended, amended and restated, replaced, supplemented, replaced or modified from time to time, the “Loan Agreement”);

WHEREAS, the Loan is secured by a certain Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing, dated as of [           ] and recorded on [           ] as Document Number [           ] in the Official Records in the County of San Bernardino of the State of California (the “Official Records”) (collectively and as amended, amended and restated, replaced, supplemented, or modified from time to time, the “Mortgage”), which encumbers the fee estate of Landlord in certain premises described therein (the “Mortgaged Property”);

WHEREAS, pursuant to the provisions of that certain Amended and Restated Cadiz – Fenner Valley Farm Lease, dated as of February 8, 2016, between Landlord, as landlord, and Tenant, as tenant (the “Lease”), Tenant occupies approximately 2,100 acres of the Mortgaged Property more particularly described in Exhibit A attached hereto (such legal description as may be amended upon the occurrence of (i) the changing of the legal description constituting the Leased Property (as defined in the Lease) in accordance with Section 5 of the Lease to reflect the addition of either the Delayed Lease Property (as defined in the Lease) or the Substitute Property (as defined in the Lease) for a parcel of land approximately 40 acres in size and reflected in the recording of that certain amendment to the Memorandum of Lease between Landlord and Tenant pursuant to Section 19 of the Lease and (ii) the recording in the applicable official records of a document evidencing the grant by Tenant of each Agent Purchase Option (as defined herein) sufficient to vest such rights in Agent with respect to such Delayed Lease Property or the Substitute Property, the “Leased Property”); and

WHEREAS, Agent has agreed to subordinate the Mortgage to the Lease and to enforce its remedies pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Tenant and Agent, on behalf of the Lenders, hereby agree as follows:

1.	Definitions.

(a)	The “Cadiz Repurchase Right” means the right of Landlord to purchase the Leased Property free and clear of the Lease pursuant to Section 13 of the Lease.

(b)	The “Cadiz Lease Termination Option” means the right of Landlord to terminate the Lease pursuant to either Section 13 or Section 14 of the Lease.

(c)	A “Foreclosure Event” means: (a) foreclosure under the Mortgage with respect to the Leased Property; (b) any other exercise by Agent of rights and remedies with respect to the Leased Property (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Mortgage, as a result of which Successor Landlord becomes owner of the Leased Property; or (c) delivery by Landlord to Agent (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in Leased Property in lieu of any of the foregoing.

(d)	A “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

(e)	An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than (i) one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement, or (ii) the initial $12,000,000.00 payment under the Lease to the extent received by Landlord or Agent as of the date hereof), claim, counterclaim, reduction, deduction, credit or abatement against Tenant’s payment of rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or other applicable law) from Former Landlord’s breach or default under the Lease.

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(f)	A “Successor Landlord” means any party that becomes owner of the Leased Property as the result of a Foreclosure Event.

(g)	The “Tenant’s Option to Lease Additional Acreage” means the right of Tenant to expand the Leased Property or lease additional real property (other than the Leased Property) which property constitutes Mortgaged Property, including, without limitation, the rights of Tenant under Section 5 of the Lease.

(h)	The “Tenant Purchase Option” means the right of Tenant to purchase the Leased Property pursuant to Section 13 of the Lease.

2.	Subordination of Mortgage. Subject to the terms and conditions of this Agreement, and notwithstanding (a) the order in which the Mortgage and the Lease were executed, delivered, recorded, filed, granted, attached, or perfected or (b) anything to the contrary in the Mortgage or any other document (excluding this Agreement) evidencing, governing or securing the Loan (the “Loan Documents”), the Mortgage, the estate and interest created thereby and all claims and rights of Lenders under the Mortgage and/or the Loan Documents, in each case, to the extent of the Leased Property, is hereby and shall, at all times, are and remain, absolutely, unconditionally, and irrevocably junior, subject, and subordinate, including as to priority, time, and right to payment and performance to the Lease, and all rights and interests created in favor of Tenant under the Lease, to all rights and remedies of Tenant under the Lease, to Tenant’s leasehold estate in the Leased Property created thereby and to any existing or future leasehold mortgage encumbering Tenant’s leasehold estate in the Leased Property under the Lease; provided, however, the Mortgage is not subject and subordinate to those rights of Tenant (a) arising from any prior lease with Landlord, (b) arising from the exercise of a right in violation of Section 4(d) hereof, or (c) to the real property comprising Tenant’s Option to Lease Additional Acreage. Pursuant to the terms of the Loan Agreement, Agent shall provide one or more subordination, non-disturbance and attornment agreements in substantially the same form as this Agreement (amended to reflect the new leased property and lease or lease terms in the event of any exercise by Tenant of Tenant’s Option to Lease Additional Acreage) to Tenant in accordance with the terms of the Loan Agreement as such agreement exists on the date hereof, such delivery to Tenant to be concurrent with the lease payment due by Tenant in connection with its exercise of Tenant’s Option to Lease Additional Acreage.

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3.	Agreements. The Agent hereby agrees that so long as the Lease is outstanding:

(a)	Notices. (i) Landlord acknowledges its obligations pursuant to the Lease to promptly send to Tenant a notice of an Event of Default (as defined in the Loan Agreement) delivered to Landlord under the Loan Agreement and Tenant shall have the right (but not the obligation) to cure (or cause to be cured) such Event of Default whether the same consists of a monetary default or the failure to perform any other covenant which Landlord is required to perform under the Loan Documents in the time required for performance by Landlord under the Loan Documents. Agent shall accept performance by or on behalf of Tenant as though, and with the same effect as if, the same had been done or performed by Landlord provided such performance is completed as required by the Loan Documents.

(ii)         Tenant shall promptly send to Agent any notice of default Tenant provides to Landlord under the Lease, and Agent shall have the right (but not the obligation) to cure (or cause to be cured) such default whether the same consists of a monetary default or the failure to perform any other covenant which Landlord is required to perform under the Lease in the time required for performance by Landlord under the Lease. Tenant shall accept performance by or on behalf of Agent as though, and with the same effect as if, the same had been done or performed by Landlord provided such performance is completed as required by the Lease.

(b)	Enforcement. So long as the Lease is in full force and effect and Tenant shall not be in default under any of the terms, covenants or conditions of the Lease on Tenant’s part to be observed or performed beyond the expiration of any applicable notice or grace periods, Agent shall not name Tenant (or any permitted successor or assignee of Tenant) as a defendant in any action or proceeding to foreclose the Mortgage (unless applicable law requires Tenant or any such successor or assignee of Tenant to be named as a party thereto, in which event Tenant or such successor or assignee of Tenant may be joined only for such purpose), and not to terminate the Lease, disturb Tenant’s or such successor’s or assignee’s possession or use of the Leased Property or otherwise adversely affect Tenant’s or such permitted successor’s or assignee’s rights under the Lease or this Agreement.

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(c)	Non-disturbance. Subject to the terms and conditions of this Agreement, Agent agrees that if, notwithstanding Section 2 above, Agent obtains possession of the Leased Property, Tenant’s possession or use of the Leased Property shall not be disturbed, nor will the rights of Tenant under the Lease be affected or impaired, nor will the Lease or the leasehold estate arising thereunder be extinguished or terminated, provided that (a) the term of the Lease shall have commenced pursuant to the provisions thereof, (b) Tenant shall be in possession of the Leased Property pursuant to the Lease, (c) the Lease shall be in full force and effect, and (d) Tenant shall not be in default under any of the terms, covenants or conditions of the Lease on Tenant’s part to be observed or performed beyond the expiration of any applicable notice or grace periods. Immediately upon Agent or Lenders coming into possession of or acquiring title to the Leased Property, Agent and Lenders shall recognize Tenant as a direct tenant of Agent pursuant to the terms of the Lease and this Agreement without the execution of any documentation or the taking of any action by either party, said recognition to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto. Tenant and Agent agree, however, within thirty (30) days after written demand by Tenant and, within sixty (60) days after Agent (or its designee) receives title to the Leased Property, to execute an instrument in confirmation of the foregoing provisions, in form reasonably satisfactory to Agent and Tenant in which Agent and Tenant acknowledge the foregoing.

4.	Acknowledgment and Agreement by Tenant.

(a)	All of Landlord’s rights in, to and under the Lease (including, but not limited to, the Cadiz Repurchase Right, the Cadiz Lease Termination Option, the right to performance and to all sums, if any, due thereunder by Tenant), have been assigned to Agent as security for the Loan secured by the Mortgage. In the event that Agent notifies Tenant that an Event of Default (as defined in the Loan Agreement) under the Loan Documents or Mortgage has occurred and that the Loan and any other indebtedness due and owing under the Loan Documents has been accelerated in accordance with the Loan Documents (a “Loan Acceleration Event”) and (i) demands that Tenant pay or perform its obligations under the Lease in favor of Agent, Tenant shall honor such demand and pay and perform all obligations and all sums due under the Lease directly to Agent (or as otherwise required pursuant to such notice) and/or (ii) provides notice that Agent has exercised, on behalf of Landlord, the Cadiz Repurchase Right or the Cadiz Lease Termination Option, in each case, Tenant shall honor such notice, the election therein and perform all obligations in favor of Agent as if Agent were Landlord (or as otherwise required pursuant to such notice) such rights hereby assigned to Agent by Landlord and freely exercisable upon and after such Loan Acceleration Event, in each case, without the requirement that Agent provide Tenant with proof of the existence of an Event of Default but subject to providing Tenant with a copy of the written notice of acceleration of the Loan delivered to Landlord.

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(b)	GRANT OF LEASE PURCHASE OPTION TO AGENT AND GRANT OF PURCHASE RIGHT TO AGENT. In consideration of Agent’s recognition of Tenant’s Purchase Option under the Lease and the rights granted to Tenant pursuant to the terms of this Agreement, notwithstanding any other provisions of this Agreement, the Lease or any other agreement between Landlord and Tenant, Tenant hereby grants, bargains and conveys to Agent (i) the right to purchase Tenant’s interest in the Lease free and clear of any Leasehold Mortgage (as defined in the Lease) and the Tenant Deed of Trust (as defined herein) from the date hereof through February 5, 2036, being that date which is the Cadiz Lease Termination Option Expiration Date (as defined in the Lease), exercisable solely upon and after a Loan Acceleration Event and (ii) the right to purchase the Leased Property free and clear of the Lease, the Leasehold Mortgage (as defined in the Lease) and the Tenant Deed of Trust (as defined herein) at any point in time when Landlord is permitted to exercise the Repurchase Right under the Lease, exercisable solely upon and after a Loan Acceleration Event, in each of (i) or (ii) hereof (the “Agent Purchase Options”), for the Purchase Price (as defined in the Lease). Tenant further acknowledges the Agent Purchase Options (i) are each a present grant that run with Landlord’s interest in the Leased Property and Lease and are independent of any rights granted to Agent by Landlord and (ii) may be exercised by Agent (if at all) (x) at its election, (y) at any time as provided for herein without the requirement that Agent provide Tenant with proof of the existence of an Event of Default (as defined in the Loan Agreement) but subject to providing Tenant with a copy of the written notice of acceleration of the Loan delivered to Landlord and (z) notwithstanding Tenant’s election or actions to cure an Event of Default under the Loan Agreement on behalf of Landlord as contemplated in the Loan Documents and by Section 3(a) hereof. Concurrently with the addition of either the Delayed Lease Property or the Substitute Property to the Leased Property pursuant to the terms of the Lease, Tenant shall execute and grant in favor of Agent each of the rights in this Section 4(b)(i) and 4(b)(ii) in respect of the Delayed Lease Property or the Substitute Property, as applicable, each of which shall be an Agent Purchase Option as defined herein.

(c)	Except as expressly provided for in this Agreement, Agent shall have no obligations to Tenant with respect to the Lease. If permitted by the Loan Documents and applicable law, Agent shall use commercially reasonable efforts to exercise an Agent Purchase Option prior to a Foreclosure Event but it shall not take any such action unless and until a Loan Acceleration Event has occurred. In the event Agent is not permitted by the Loan Documents or applicable law to exercise the Agent Purchase Option prior to a Foreclosure Event, then upon such Foreclosure Event, all rights and obligations of Agent under this Agreement, other than those under Sections 4(a) and 4(b) hereof, shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement, including, without limitation, if Agent is the Successor Landlord, and Agent or Successor Landlord shall be permitted thirty (30) days after the conclusion of such Foreclosure Event to exercise such Agent Purchase Option as if there exists a then current Loan Acceleration Event.

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(d)	Except as provided for under the Loan Agreement, Tenant may amend or modify the Lease only upon obtaining the consent of the Agent as provided for in the Loan Documents; provided, however, no such consent shall be required to amend the description of the Leased Property to include the Delayed Lease Property or the Substitute Property, as applicable, in accordance with Section 6.20 of the Loan Agreement and this Agreement.

5.	Claims Against Former Landlord.

(a)	Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. The foregoing shall not limit either (a) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring or continuing after the date of attornment or (b) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord’s obligations as landlord under the Lease.

(b)	Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any modification or amendment of the Lease (other than any such modification or amendment to the Lease to cover the Delayed Lease Property or the Substitute Property, as applicable) or any waiver of any terms of the Lease, made without Agent’s written consent.

(c)	Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond (i) Successor Landlord’s (or its successors’ or assigns’) interest, if any, in the Leased Property from time to time, (ii) any insurance, and condemnation proceeds and (iii) Successor Landlord’s interest in the Lease (collectively, “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

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(d)	Prior to any attornment, Agent shall not be liable for, nor subject to (a) any accrued obligation of Former Landlord or any act or omission of Former Landlord; (b) any offsets or defenses which Tenant may have by reason of any act or omission of Landlord under the Lease, except as expressly provided in the Lease; nor (c) for the return of any sums which Tenant may have paid to Former Landlord under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered to Agent.

6.	Specific Performance. Subject to Section 5(c), the parties are hereby authorized to demand specific performance of this Agreement with respect to the subordination of the Mortgage to the Lease and the rights granted in Section 4(a) and 4(b) at any time when the other shall have failed to comply with such provisions of this Agreement applicable to it. The parties hereby irrevocably waive any such defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

7.	Discretionary Acts. Any duty, role, responsibility, action or inaction contemplated or required on the part of Agent hereunder is expressly subject to the terms and conditions of the Loan Agreement, and Agent shall be entitled to all of the rights, powers, benefits, protections, immunities and indemnities granted to it in the Loan Agreement from the Lenders as if explicitly set forth herein; provided, however, the foregoing shall not be deemed to eliminate, modify or reduce the Agent’s obligations to comply with Sections 3(b) and 3(c) of this Agreement. The permissive authorizations, entitlements, powers and rights (including the right to become the Successor Landlord and the exercise of remedies following a Foreclosure Event) granted to Agent herein with respect to actions to be taken or that may be taken by the Agent shall not be construed as duties. Any act or omission to act involving the exercise of discretion by Agent shall be exercised in accordance with the terms of the Loan Agreement. The Agent shall not be deemed to have knowledge of a Foreclosure Event unless it receives written notice thereof. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

8.	Precautionary Deed of Trust in Favor of Tenant. Tenant has been granted the right to file and record a precautionary deed of trust (“Tenant Deed of Trust”) on the Leased Property in order to protect Tenant’s rights and interests in the Leased Property. Tenant acknowledges that such Tenant Deed of Trust is and shall at all times be subordinate to the Mortgage. In addition, the Tenant Deed of Trust shall terminate upon the exercise of an Agent Purchase Option and payment to Tenant of the Purchase Price (as defined in the Lease). Upon termination of the Tenant Deed of Trust in accordance with the immediately preceding sentence, Tenant shall execute such documentation reasonably requested by Agent to effectuate such termination.

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9.	Further Assurances. Tenant and Agent shall cooperate fully with each other in order to promptly and fully carry out the terms and provisions of this Agreement. Each party hereto shall from time to time execute and deliver such other agreements, documents or instruments and take such other actions as may be reasonably necessary or desirable to effectuate the terms of this Agreement.

10.	No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

11.	Notices. All notices, demands and requests required or desired to be given hereunder shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered. Each party’s address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph. Notices shall be effective the next business day after being sent by overnight courier service, and five business days after being sent by certified mail (return receipt requested):

If to Agent:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Jason Prisco – Cadiz Inc./Cadiz Real Estate LLC
Telephone:  (410) 884-2271
E-mail: ctsbankdebtadministrationteam@wellsfargo.com

with a copy to:

Perkins Coie LLP

30 Rockefeller Plaza, 22nd Floor

New York, NY 10112-0015
Attention: Ronald Sarubbi
Telecopy: (212) 977-1644
Telephone: (212) 262-6914
E-mail: RSarubbi@perkinscoie.com

If to Tenant:

c/o Water Asset Management, LLC

509 Madison Avenue, #804

New York, NY 10022

Attention: Stacy Kincaid

Facsimile No. ___________________

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and

[Greenberg Traurig, P.A.

401 E. Las Olas Boulevard, Suite 2000

Fort Lauderdale, FL 33301

Attention: Mathew B. Hoffman

Telecopy: (954) 759-5532]

or at such other addresses or to the attention of such other persons as may from time to time be designated by the party to be addressed by written notice to the other in the manner herein provided. Any notice shall be deemed to have been received: (a) three (3) days after the date such notice is mailed, and (b) on the next Business Day if sent by an overnight commercial courier.

12.	No Third Party Beneficiary. No person other than the parties hereto and their successors and permitted assigns, shall have any rights under this Agreement.

13.	Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14.	Amendments. No amendment, supplement, modification, waiver or termination of this Agreement shall be effective against a party against whom the enforcement of such amendment, supplement, modification, waiver or termination would be asserted, unless such amendment, supplement, modification, waiver or termination was made in a writing signed by such party.

15.	Interpretations. In case any one or more of the provisions contained in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, and any other application thereof, shall not in any way be affected or impaired thereby.

16.	Successors and Assigns. This Agreement shall bind and inure to the benefit of Tenant, Agent and their respective successors, permitted transferees and assigns. Tenant shall have the right to assign its interest in this Agreement to a successor Tenant (as permitted under the Lease) without the consent of Agent. If Agent assigns the Mortgage, this Agreement shall be automatically assigned to such new holder and upon its written assumption, all liability of the assignor first arising from and after the assignment date shall terminate.

17.	Entire Agreement. This Agreement contains the entire agreement of the parties hereto regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Agent as to the subject matter of this Agreement.

18.	Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Leased Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Leased Property is located.

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19.	No Limitation of Subordination. Agent acknowledges that the subordination of the Loan Documents as described in this Agreement shall in no way be limited, diminished, impaired or otherwise affected by any event, condition, occurrence, circumstance, proceeding, action or failure to act whatsoever, including: (1) any waiver, consent, indulgence, forbearance, lack of diligence, action, or inaction by Landlord in enforcing the Lease and (2) any assignment, conveyance, extinguishment, or other transfer, voluntary or involuntary (whether by operation or law or otherwise), of all or any part of Landlord’s interest in the Leased Property or any Lender’s interest in the Mortgage or any other Loan Documents.

20.	Representations. Agent and Tenant by their respective executions hereof, represent and warrant to each other and their respective successors and assigns that as of the date hereof that: (a) the individuals signing this Agreement on behalf of Agent and Tenant have been duly authorized to do so and thereby bind Agent, Lenders and Tenant, respectively; (b) there is no law, contractual obligation or other factor binding upon Agent or Tenant which would prohibit Agent or Tenant from entering into this Agreement and/or performing each and every of their respective obligations hereunder; and (c) no breach or default of any other agreement to which Agent, any Lender or Tenant is a party and no violation of any applicable law, will result from the respective authorization, execution, delivery and performance of this Agreement by Agent or Tenant.

21.	Wells Fargo Bank, National Association, as Agent. It is expressly understood and agreed by the parties to this Agreement that (i) Wells Fargo Bank, National Association is entering into this Agreement and acting hereunder solely in its capacity as Agent under the Loan Agreement and the Security Agreement (as defined in the Loan Agreement) and (ii) in entering into and acting as Agent hereunder, Wells Fargo Bank, National Association shall be afforded all of the rights, protections, benefits, indemnities and immunities granted to the Agent in the Loan Agreement and the Security Agreement (as defined in the Loan Agreement) as if set forth in their entirety herein. Any act, or refusal to act, hereunder requiring the Agent to exercise discretion (including, but not limited to, the exercise of remedies following an Event of Default (as defined in the Loan Agreement)) shall be exercised in accordance with the terms of the Loan Agreement and the Security Agreement (as defined in the Loan Agreement). The permissive authorizations, entitlements, powers and rights granted to the Agent herein (including the right to (i) request any documentation, (ii) request the taking of any action and (iii) exercise any remedies) shall not be construed as duties.

[NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

AGENT:

WELLS FARGO BANK, N.A.

By:
Name:
Title:

TENANT:

FENNER VALLEY FARM, LLC

By:
Name:
Title:

ACKNOWLEDGED BY LANDLORD:

CADIZ REAL ESTATE LLC

By:
Name:
Title:

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Agent

STATE OF New York COUNTY OF ________________	} }

On ___________________________________ before me, ________________________ personally appeared _______________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature ___________________________________________________________
(NOTARY SEAL)

ATTENTION NOTARY: Although the information requested below is OPTIONAL, it could prevent fraudulent attachment of this certificate to another document.

THIS CERTIFICATE MUST BE ATTACHED TO __________________ THE DOCUMENT DESCRIBED AT RIGHT.	Title of Document Type Number of Pages ____ Date of Document Signer(s) Other Than Named Above ____________________.

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Tenant

STATE OF CALIFORNIA COUNTY OF ________________	} }

On ___________________________________ before me, ________________________ personally appeared _______________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature ___________________________________________________________
(NOTARY SEAL)

ATTENTION NOTARY: Although the information requested below is OPTIONAL, it could prevent fraudulent attachment of this certificate to another document.
THIS CERTIFICATE MUST BE ATTACHED TO __________________ THE DOCUMENT DESCRIBED AT RIGHT.	Title of Document Type Number of Pages ____ Date of Document Signer(s) Other Than Named Above ____________________.

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Landlord

STATE OF CALIFORNIA COUNTY OF ________________	} }

On ___________________________________ before me, ________________________ personally appeared _______________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature ___________________________________________________________
(NOTARY SEAL)

ATTENTION NOTARY: Although the information requested below is OPTIONAL, it could prevent fraudulent attachment of this certificate to another document.
THIS CERTIFICATE MUST BE ATTACHED TO __________________ THE DOCUMENT DESCRIBED AT RIGHT.	Title of Document Type Number of Pages ____ Date of Document Signer(s) Other Than Named Above ____________________.

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EXHIBIT H-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 1, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cadiz Inc., a Delaware corporation (“Cadiz”), and Cadiz Real Estate LLC, a Delaware limited liability company (“CRE”; together with Cadiz, the “Borrower” or “Borrowers”), the lenders from time to time party hereto (“Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Agent”).

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

Exhibit H-1-1

EXHIBIT H-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 1, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cadiz Inc., a Delaware corporation (“Cadiz”), and Cadiz Real Estate LLC, a Delaware limited liability company (“CRE”; together with Cadiz, the “Borrower” or “Borrowers”), the lenders from time to time party hereto (“Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Agent”).

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

Exhibit H-2-1

EXHIBIT H-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 1, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cadiz Inc., a Delaware corporation (“Cadiz”), and Cadiz Real Estate LLC, a Delaware limited liability company (“CRE”; together with Cadiz, the “Borrower” or “Borrowers”), the lenders from time to time party hereto (“Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Agent”).

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit H-3-1

EXHIBIT H-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 1, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cadiz Inc., a Delaware corporation (“Cadiz”), and Cadiz Real Estate LLC, a Delaware limited liability company (“CRE”; together with Cadiz, the “Borrower” or “Borrowers”), the lenders from time to time party hereto (“Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Agent”).

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit H-4-1

EXHIBIT I

FORM OF MORTGAGE

[See attached]

Exhibit I-1

RECORDING REQUESTED BY:

Paul, Weiss, Rifkind, Wharton &

Garrison LLP

AND WHEN RECORDED MAIL TO:

Paul, Weiss, Rifkind, Wharton &
Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attn.: Peter E. Fisch, Esq.

Space above this line for recorder’s use only

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY
AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING

dated as of May ____, 2017

Cadiz Inc., Cadiz Real Estate LLC, and Octagon Partners, LLC,
collectively, as Trustor

to

Chicago Title Company,
as Trustee

and

Wells Fargo Bank National Association, as Agent for the Lenders from time to time under the Credit Agreement,
as Beneficiary

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY
AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING (this “Deed of Trust”) is made as of May ____, 2017 (the “Effective Date”), by and among CADIZ INC., a Delaware corporation formerly known as and formerly named Cadiz Land Company, Inc., a Delaware corporation, which (i) took title to the property described as Parcel 21 on Exhibit A hereto as “Pergola Properties” and (ii) was successor by merger to Cadiz Valley Development Corporation, a California Corporation, with an address of 550 South Hope Street, Suite 2850, Los Angeles, California, 90071 (“Cadiz”) and CADIZ REAL ESTATE LLC, a Delaware limited liability company with an address of 550 South Hope Street, Suite 2850, Los Angeles, California, 90071 (“CRE”), and Octagon Partners, LLC, a California limited liability company with an address of 550 South Hope Street, Suite 2850, Los Angeles, California, 90071 (“Octagon”, together with Cadiz and CRE, collectively the “Trustor”), in favor of Chicago Title Company, having an office at 560 East Hospitality Lane, San Bernardino, California 92408, as trustee (the “Trustee”) for the benefit of WELLS FARGO BANK NATIONAL ASSOCIATION, with an address of 9062 Old Annapolis Road, Columbia, Maryland 21045, as the Agent for the Lenders from time to time under the Credit Agreement (together with its successors and assigns in such capacity, the “Beneficiary”).

WHEREAS, reference is made to that certain Credit Agreement, dated as of May ___, 2017 (as amended, modified, waived, amended and restated or otherwise changed from time to time, the “Credit Agreement”), by and among Cadiz, CRE, the lenders from time to time party thereto (the “Lenders”) and Wells Fargo Bank National Association, as administrative agent (the “Agent”) whereupon Lenders have extended a credit facility to the Trustor in an aggregate principal amount of $60,000,000 in the form of Secured Term Loans and Loan Commitments (as defined in the Credit Agreement).

WHEREAS, the Trustor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), and is, therefore, willing to enter into this Deed of Trust.

WHEREAS, this Deed of Trust is given by Trustor in favor of the Trustee for the benefit of the Beneficiary to secure the payment and performance of all of the Obligations (as defined in the Credit Agreement) with respect to the Secured Term Loans and Loan Commitments.

WHEREAS, it is a condition to the obligations of the Lenders to make the Secured Term Loans under the Credit Agreement that Trustor execute and deliver this Deed of Trust.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
GRANTS AND OBLIGATIONS SECURED

A.         GRANT

1.1.        FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness herein recited and the trust herein created, the receipt of which is hereby acknowledged, as collateral security for the payment and performance of all the Obligations, Trustor hereby irrevocably GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS to Trustee, IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, for the benefit and security of Beneficiary, under and subject to the terms and conditions hereinafter set forth, and grants to Beneficiary a security interest in the following property, rights, interests and estates of Trustor whether now owned or hereafter arising or acquired, from time to time:

(i)          that certain real property located in the County of San Bernardino, State of California more particularly described in Exhibit A attached hereto and by this reference incorporated herein (all such real property described in Exhibit A is collectively referred to herein as the “Premises”);

(ii)         TOGETHER WITH any and all structures, buildings and improvements and any and all alterations now or hereafter located or erected on the Premises, all pumps and pumping stations used in connection therewith and all shares of stock evidencing the same, all fixtures, attachments, appliances, equipment, machinery, furnishings, inventory and other articles or property used or usable in connection with the Premises or attached or affixed in any manner to said structures, buildings and improvements including, but not limited to all storage tanks and pipelines, all gas, electric, heating, cooling, air conditioning, refrigeration, ventilation, sanitation, and plumbing fixtures and equipment and any additions to, substitutions for, changes or replacements of the whole or any part thereof (collectively, the “Improvements”), all of which shall be deemed and construed to be a part of the realty;

(iii)        TOGETHER WITH all rents, earnings, issues, profits, royalties, income, accounts receivable, revenues, deposits, security deposits, receipts and other benefits (collectively, the “Rents”) derived or generated from the use and operation of the Premises, Improvements and the Collateral (as hereinafter defined) or to which Trustor may be entitled, whether now due, past due or to become due or from any lease, sublease, license, franchise or concession, occupancy agreement or other agreement now or hereafter affecting all or any portion of the Premises or the Improvements or the use, operation or occupancy thereof (collectively, the “Leases”), subject to the terms and provisions of Article 3 hereof;

(iv)         TOGETHER WITH all right, title and interest now or hereafter appertaining, belonging to or acquired by Trustor in and to any easements, rights-of-way, rights, licenses, profits, and privileges used in connection therewith or as a means of access thereto, including, without limiting the generality of the foregoing, all rights pursuant to any trackage agreement and all rights to the nonexclusive use of common drive entries, any after acquired title and reversion in or to each and every part of all streets, roads, ways, passages, sidewalks, highways and alleys adjacent to and adjoining the same, and all tenements, hereditaments and appurtenances thereof and thereto (collectively, the “Appurtenances”);

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(v)          TOGETHER WITH all right, title and interest of Trustor, whether owned legally, of record, equitably, beneficially or otherwise, whether constituting real or personal property (or subject to any other characterizations), whether created or authorized under existing or future laws or regulations, and however arising, in all water rights and assets (collectively, the “Water Rights and Assets”), including without limitation, the following;

(a)        All water (including any water inventory in storage), water rights and entitlements, other rights to water and other rights to receive water or water rights of every kind or nature whatsoever including (i) the groundwater on, under, pumped from or otherwise available to the Premises, whether as the result of groundwater rights, contractual rights or otherwise, (ii) Trustor’s right to remove and extract any such groundwater including any permits, rights or licenses granted by any governmental authority or agency or any rights granted or created by any use, easement, covenant, agreement, or contract with any Person, (iii) any rights to which the Premises is entitled with respect to surface water, whether such right is appropriative, riparian, prescriptive, decreed or otherwise and whether or not pursuant to permit or other governmental authorization, or the right to store any such water, (iv) any water, water right, water allocation, distribution right, delivery right, water storage right, or other water-related entitlement appurtenant or otherwise applicable to the Premises by virtue of the Premises being situated within the boundaries of any district, agency, or other governmental entity or within the boundaries of any private water company, mutual water company, or other non-governmental entity, and (v) all rights in and to pumping plants, pipes, flumes and all rights in ditches for irrigation of the Premises;

(b)        All stock, interest or rights (including any water allocations, voting or decision rights) in any entity, together with any and all rights from any entity or other Person to acquire, receive, exchange, sell, lease or otherwise transfer any water or other Water Rights and Assets, to store, deposit or otherwise create water credits in a water bank or similar or other arrangements for allocating water, to transport or deliver water, or otherwise to deal with any Water Rights and Assets;

(c)        All licenses, permits, approvals, contracts, decrees, rights and interests to acquire or appropriate any water or other Water Rights and Assets, water bank or other credits evidencing any right to water or other Water Rights and Assets, to store, carry, transport or deliver water or other Water Rights and Assets, to sell, lease, exchange, or otherwise transfer any water or other Water Rights and Assets, or to change the point for diversion of water, the location of any water or Water Rights and Assets, the place of use of any water or Water Rights and Assets, or the purpose of the use of any water or Water Rights and Assets;

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(d)        All rights, claims, causes of action, judgments, awards, and other judicial, arbiter or administrative relief in any way relating to any water or Water Rights and Assets;

(e)        All storage and treatment rights for any water or any other Water Rights and Assets, whether on or off the Premises or other property of Trustor, together with all storage tanks, and other equipment used or usable in connection with such storage and any water bank deposit credits, deposit accounts;

(f)         All rights to transport, carry, allocate or otherwise deliver water or other Water Rights and Assets by any means wherever located;

(g)        All guaranties, warranties, marketing, management or service contracts, indemnity agreements, and water right agreements, other water related contracts and water reallocation rights, all insurance policies regarding or relating to any Water Rights and Assets; and

(h)        All rents, issues, profits, proceeds and other accounts, instruments, chattel paper, contract rights, general intangibles, deposit accounts, and other rights to payment arising from, or on account of any us, nonuse, sale, lease, transfer or other disposition of any Water Rights and Assets.

The references to “water” and “water rights and assets” are used herein in the broadest and most comprehensive sense of the terms. The term “water” includes water rights and rights to water or whatever rights to money, proceeds, property or other benefits are exchanged or received for or on account of any Water Rights and Assets or any conservation or other nonuse of water, including whatever rights are achieved by depositing shares of any Water Right and Assets in any water bank or with any water authority, or any other water reallocation rights;

(vi)          TOGETHER WITH all leasehold estates, rights, titles and interests of Trustor in, to and under all leases, permits, subleases, licenses, franchises and other agreements covering the Premises however characterized, issued or in any way furnished, whether necessary or not for the operation and use of the Premises, including, without limitation, building permits, certificates of occupancy, environmental certificates of operation relating to, the Improvements or any portion thereof now or hereafter existing or entered into, and all rights, titles and interests of Trustor thereunder, including, without limitation, all cash or security deposits, advance rentals, and deposits or payments of similar nature;

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(vii)        TOGETHER WITH all right, title and interest now owned or hereafter acquired by Trustor in and to any greater estate in the Premises or the Improvements;

(viii)       TOGETHER WITH all the estate, interest, right, title, other claim or demand, both in law and in equity, including, without limitation, claims or demands with respect to the proceeds of insurance in effect with respect to the Premises or the Improvements, which Trustor now has or may hereafter acquire in the Premises or the Improvements, and any and all awards, damages, remunerations, reimbursements, settlements or compensation made by any governmental authority pertaining to any condemnation or other taking by eminent domain, or by any proceeding of purchase in lieu thereof, of any other component of the whole or any part of the Trust Estate (as hereinafter defined), including, without limitation, any awards resulting from a change of grade of streets, awards for severance damages, and all property tax refunds payable with respect to the Trust Estate (as hereinafter defined) (collectively, the “Claims”);

(ix)         TOGETHER WITH all right, title and interest now owned or hereafter acquired by Trustor in and to any and all articles of personal property of every kind and nature whatsoever and any additions to, substitutions for, changes in or replacements of the whole or any part thereof, including, without limitation, all goods, fixtures, wall-beds, wall-safes, built-in furniture and installations, shelving, partitions, door-stops, vaults, elevators, dumb-waiters, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm systems, drapery rods and brackets, screens, linoleum, carpets, plumbing, laundry tubs and trays, iceboxes, refrigerators, heating units, stoves, ovens, water heaters, incinerators, furniture and furnishings, communication systems, all specifically designed installations and furnishings and all of said articles of property, the specific enumerations herein not excluding the general, now or at any time hereafter affixed to, attached to, placed upon, used or useful in any way in connection with the use, enjoyment, occupancy or operation of the Premises or the Improvements or any portion thereof and owned by Trustor or in which Trustor now has or hereafter acquires an interest, and all building materials, supplies, tools and equipment now or hereafter delivered to the Premises and intended to be installed or placed in or about the Improvements (collectively, the “Personal Property”);

(x)          TOGETHER WITH all inventory in all of its forms (except real estate), wherever located, now or hereafter existing, including, but not limited to, (a) all plastic, corrugated and other containers and raw materials and work in progress therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (b) goods in which the Trustor has an interest in mass or a joint or other interest or right or interest of any kind (including, without limitation, goods in which the Trustor has an interest or right as consignee), and (c) goods which are returned to or repossessed by the Trustor, and all accessions thereto and products thereof and documents therefor;

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(xi)         TOGETHER WITH all farm products in all of their respective forms, wherever located, now or hereafter existing, to be planted or grown on the Premises (including, but not limited to, crops, nursery stock, root stock, container grown products, seedlings, vines, trees, and other plants or plant products, fertilizers and herbicides), but specifically excluding growing crops, and all accessions to and products of and documents for any of the foregoing;

(xii)        TOGETHER WITH all general intangibles relating to design, development, operation, management and use of the Premises and construction of the Improvements, including, but not limited to, (a) all permits, licenses, authorizations, variances, land use entitlements, approvals and consents issued or obtained in connection with the construction of the Improvements, (b) all permits, licenses, approvals, consents, authorizations, franchises and agreements issued or obtained in connection with the use, occupancy or operation of the Premises or the Improvements, (c) all rights as a declarant (or its equivalent) under any covenants, conditions and restrictions or other matters of record affecting the Premises or the Improvements, (d) all materials prepared for filing or filed with any governmental agency, (e) all rights under any contract in connection with the development, design, use, operation, management and construction of the Premises or the Improvements and (f) all books and records prepared and kept in connection with the acquisition, construction, operation and occupancy of the Premises, the Improvements and any other component of the Trust Estate (as hereinafter defined);

(xiii)       TOGETHER WITH all construction, service, engineering, consulting, leasing, architectural and other similar contracts of any nature (including, without limitation, those of any general contractors, subcontractors and materialmen), as such may be modified, amended or supplemented from time to time, concerning the design, construction, management, operation, occupancy, use, and/or disposition of any other component of any portion of or all of the Trust Estate (as hereinafter defined);

(xiv)        TOGETHER WITH all architectural drawings, plans, surveys, specifications, soil tests and reports, feasibility studies, appraisals, engineering reports and similar materials relating to any portion or all of the Premises and the Improvements;

(xv)         TOGETHER WITH all payment and performance bonds or guarantees and any and all modifications and extensions thereof relating to the Premises and the Improvements;

(xvi)       TOGETHER WITH all reserves, deferred payments, deposits, refunds, cost savings, letters of credit and payments of any kind relating to the construction, design, development, operation, occupancy, use and disposition of any other component of all or any portion of the Trust Estate (as hereinafter defined), including, without limitation, any property tax rebates now owing or hereafter payable to Trustor;

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(xvii)      TOGETHER WITH all proceeds of the Secured Term Loans secured hereby and any commitment by any Lender to extend permanent or additional construction or other financing to Trustor relating to any other component of the Trust Estate (as hereinafter defined);

(xviii)     TOGETHER WITH all proceeds and claims arising on account of any damage to or taking of any other component of the Trust Estate (as hereinafter defined) or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of any other component of the Trust Estate (as hereinafter defined);

(xix)       TOGETHER WITH all policies of, and proceeds resulting from, insurance relating to any other component of the Trust Estate (as hereinafter defined) or any of the above collateral, and any and all riders, amendments, renewals, supplements or extensions thereof, and all proceeds thereof;

(xx)         TOGETHER WITH all deposits made with or other security given to utility companies by Trustor with respect to the Premises and/or the Improvements, and all advance payments of insurance premiums made by Trustor with respect thereto and claims or demands relating to insurance and all deposit accounts wherever located;

(xxi)       TOGETHER WITH all shares of stock or other evidence of ownership of any other component of any part of the Trust Estate (as hereinafter defined) that is owned by Trustor in common with others, including all water stock relating to the Premises or the Improvements, if any, and all documents or rights of membership in any owners’ or members’ association or similar group having responsibility for managing or operating any part of the Premises or the Improvements;

(xxii)       TOGETHER WITH all proceeds, whether cash, promissory notes, contact rights or otherwise, of the sale or other disposition of all or any part of the estate of Trustor upon the Trust Estate now or hereafter existing thereon, provided, however, the foregoing shall not authorize or entitle Trustor to dispose of the Trust Estate (as hereinafter defined), except as may be permitted pursuant to the Loan Documents;

(xxiii)     TOGETHER WITH all sales contracts, escrow agreements and broker’s agreements concerning the sale of any other component of any or all of the Trust Estate (as hereinafter defined);

(xxiv)     TOGETHER WITH any and all monies and other property, real or personal which may from time to time be subjected to the lien hereof by Trustor or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of Trustee or Beneficiary pursuant to this Deed of Trust, the Credit Agreement, or any other Loan Document, including, without limitation, any protective advances under this Deed of Trust;

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(xxv)      TOGETHER WITH all Goods, Accounts, Documents, Instruments, Money, Chattel Paper and General Intangibles, as those terms are defined in the Uniform Commercial Code from time to time in effect in the State of California (“California Commercial Code”) (collectively with the property described in subsections (x) through (xxiv), the “Collateral”).

The security interest granted by Section 1.1 with respect to the property described in subsection (iii) above is intended by Trustor to be subject to the provisions of Article 3 hereof and shall not take priority unless and until the license granted to Beneficiary by Trustor in Article 3 is for any reason deemed to be ineffective, terminated or revoked.

1.2.        MINERAL RIGHTS. Trustor hereby assigns and transfers to Beneficiary all damages, royalties and revenue of every kind, nature and description whatsoever that Trustor may be entitled to receive from any Person owning or having or hereafter acquiring a right to the oil, gas or mineral rights and reservations of the Premises, with the right of Beneficiary to receive and receipt therefor, and apply the same to the indebtedness secured hereby either before or after any default hereunder, and Beneficiary may demand, sue for and recover any such payments but shall have no duty to do so.

The entire estate, property and interest hereby conveyed to Trustee in Sections 1.1 and 1.2 of this Article 1(A) may hereafter be collectively referred to as the “Trust Estate.”

1.3.        FIXTURE FILING. The personal property in which Beneficiary has a security interest includes goods which are or shall become fixtures on the Premises. This Deed of Trust is intended to serve as a fixture filing pursuant to the terms of Division 9 of the California Commercial Code. The information provided in this Section 1.3 is provided so that this Deed of Trust shall comply with the requirements of the California Commercial Code for a mortgage instrument to be filed as a financing statement. This filing is to be recorded in the real estate records of the county in which the Premises is located. This filing remains in effect as a fixture filing until this Deed of Trust is released or satisfied of record or its effectiveness otherwise terminates as to the Trust Estate. In that regard, the following information is provided:

Names of Debtor:	Cadiz Inc., Cadiz Real Estate LLC
and Octagon Partners, LLC

Address of Debtor:	See Section 5.5 hereof.

Name of Secured Party:	Wells Fargo Bank National Association, as Agent for the Lenders

Address of Secured Party:	See Section 5.5 hereof.

Trustor is the owner of a record interest in the real estate concerned. Trustor warrants and agrees that, except as otherwise permitted under the Credit Agreement, there is no financing statement covering the foregoing Collateral, the Premises, the Improvements, the Trust Estate, or any part thereof, on file in any public office.

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1.4.         SECURITY AGREEMENT. This Deed of Trust shall also constitute a “security agreement” on personal property within the meaning of the California Commercial Code and other applicable law and with respect to the portions of the Trust Estate that constitute personal property. To this end, subject to Liens permitted by Section 6.2 of the Credit Agreement, Trustor grants to Beneficiary a security interest in such portion of the Trust Estate which constitutes personal property and to the extent that the same may be subject to the California Commercial Code to secure the payment and performance of the Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the California Commercial Code with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to such portion of the Trust Estate which constitutes personal property sent to Trustor at least ten (10) days prior to any action under the California Commercial Code shall, except as otherwise provided by applicable law, constitute reasonable notice to Trustor.

1.5.         FINANCING STATEMENTS. Trustor shall execute and deliver to Beneficiary such other documents, instruments and further assurances, in each case, in form and substance reasonably satisfactory to Beneficiary (and the Lenders in accordance with the Credit Agreement), as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder. Trustor hereby irrevocably authorizes Beneficiary to cause financing statements (and amendments thereto and continuations thereof) and any such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

B.       OBLIGATIONS SECURED

1.1.         FOR THE PURPOSE OF SECURING, IN SUCH ORDER OF PRIORITY AS BENEFICIARY MAY DETERMINE (collectively, the “Obligations”):

(i)          payment and performance in full when due of the Secured Term Loans in the original principal amount of up to $60,000,000.00 and all other “Obligations” (as defined in the Credit Agreement);

(ii)         payment of all sums advanced by Beneficiary to protect the Trust Estate, with interest thereon at the lesser of (a) the rate otherwise applicable to the outstanding Secured Term Loans under section 2.4 of the Credit Agreement plus four percent (4%), or (b) the maximum interest rate permitted by applicable law (which rate of interest is hereinafter referred to as the “Agreed Rate”).

(iii)        payment of all other sums, with interest thereon, which may hereafter be loaned to Trustor, its partners, or its successors or assigns, by Beneficiary, or its successors or assigns, and all renewals, extensions, modifications, changes or amendments thereto, reciting that they are secured by this Deed of Trust;

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(iv)         performance of every obligation, covenant or agreement of Trustor contained herein and all supplements, amendments and modifications thereto and all extensions and renewals thereof;

(v)          performance of every obligation, covenant and agreement of Trustor contained in any Loan Document or any agreement now or hereafter executed by Trustor which recites that the obligations thereunder are secured by this Deed of Trust; and

(vi)         compliance with and performance of each and every material provision of any declaration of covenants, conditions and restrictions pertaining to the Trust Estate or any portion thereof.

TO PROTECT THE SECURITY OF THIS DEED OF TRUST, TRUSTOR HEREBY COVENANTS AND AGREES AS FOLLOWS;

ARTICLE II
COVENANTS AND AGREEMENTS OF TRUSTOR

2.1.       Authority. Trustor represents and warrants that it is duly authorized and has full corporate power to execute this Deed of Trust and enter into the transactions described herein.

2.2.        Payment of Secured Obligations. Trustor shall pay when due the principal of and the interest on the indebtedness as stated in the Credit Agreement; all charges, fees and other sums as provided in the Loan Documents; the principal of and interest on any future advances secured by this Deed of Trust; and the principal of and interest on any other indebtedness secured by this Deed of Trust.

2.3.        Fees and Expenses. Trustor shall pay all filing, registration or recording fees and taxes and all expenses incident to the execution, delivery and recording of this Deed of Trust, any mortgage instrument supplemental hereto, any security instrument with respect to such portion of the Trust Estate, any California Commercial Code financing statements and continuation statements, and any instrument of further assurance reasonably required by Trustee or by applicable law to be filed, registered or recorded pursuant to this Deed of Trust.

2.4.         Maintenance, Repair, Alterations. Trustor shall keep the Premises and Improvements in good condition and repair; Trustor shall not remove, demolish or substantially alter any material portion of the Improvements (other than in the ordinary course of constructing tenant improvements) except upon the prior written consent of the Beneficiary or as may be required by any law, ordinance, rule, regulation or order of any governmental authority or political subdivision having jurisdiction over the Trust Estate; Trustor shall complete promptly and in a good and workmanlike manner any Improvement which may be now or hereafter constructed on the Premises and promptly restore in like manner any portion of the Improvements which may be damaged or destroyed from any cause whatsoever, and pay when due all claims for labor performed and materials furnished therefor; Trustor shall not initiate or acquiesce in any change of zoning or other land classification without Beneficiary’s prior written consent; Trustor shall comply in all material respects with all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Trust Estate or any part thereof or requiring any alterations or improvements; Trustor shall not commit or permit any waste or deterioration of the Trust Estate, and shall keep and maintain abutting grounds, sidewalks, roads, parking and landscape areas in good and neat order and repair; and Trustor shall not commit, suffer or permit any act to be done in or upon the Trust Estate in violation of any law, ordinance or regulation or of any matter of record affecting the Trust Estate.

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2.5.         Required Insurance. Trustor shall procure and maintain or shall cause to be procured and maintained continuously in effect until repayment and performance of all Obligations, policies of insurance in form and amounts and issued by companies, associations or organizations satisfactory to the Lenders covering such casualties, risks, perils, liabilities and other hazards required by Beneficiary, including, without limitation, any insurance required under any of the Loan Documents. All original policies, or certificates thereof, and endorsements and renewals thereof shall be delivered to and retained by Beneficiary unless the Lenders waive this requirement in writing. All policies shall expressly protect or recognize Beneficiary’s interest as required by Beneficiary.

2.6.         General Requirements. All policies to be maintained pursuant to Section 2.5 shall (a) be issued by companies with a Best’s Insurance Guide rating of at least A-VII and duly qualified and authorized to do such business in the State of California and approved by the Lenders, (b) provide for severability of interests, (c) provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds, (d) shall be subject to the approval of the Lenders as to the insuring companies, amount, deductibles, content and forms of policies and expiration dates, and (e) provide that it cannot be cancelled or materially modified without ten (10) days, prior written notice to the Lenders. Any policy to be maintained hereunder may be maintained under a so-called “blanket policy” insuring other parties and/or other locations so long as the amount of insurance and type of insurance coverage required to be provided hereunder is not thereby diminished, changed or adversely affected.

2.7.        Delivery of Policies, Payment of Premiums.

(i)           At the Lender’s option, all policies of Insurance shall either have attached thereto a lender’s loss payable endorsement for the benefit of Beneficiary in form satisfactory to the Lenders or shall name Beneficiary as an additional insured. At least (10) days prior to the expiration of each required policy, Trustor shall deliver to Beneficiary evidence reasonably satisfactory to the Lenders of the renewal or replacement (and, if payment is due at the same time, evidence of the payment of premium) of such policy continuing insurance in form as required by this Deed of Trust. At least (10) days prior to the date when any premium on each such required policy is due, Trustor shall deliver to the Lenders evidence reasonably satisfactory to Beneficiary of the payment of such premium. All such policies shall contain a provision that, notwithstanding any contrary agreement between Trustor and the insurance company, such policies will not be cancelled, allowed to lapse without renewal, surrendered or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least ten (10) days prior written notice to, and (other than a termination for non-payment) the consent of, the Lenders.

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(ii)          In the event Trustor fails to provide, maintain, keep in force or deliver to Beneficiary the policies of insurance required by this Deed of Trust or by any Loan Document, Beneficiary may (but shall have no obligation to) procure such insurance or single-interest insurance for such risks covering Beneficiary’s interest, and Trustor will pay all premiums thereon promptly upon demand by Beneficiary, and until such payment is made by Trustor, the amount of all such premiums shall bear interest at the Agreed Rate.

(iii)        At any time after a default under any Loan Document, then upon request by Beneficiary, Trustor shall deposit with Beneficiary in monthly installments an amount equal to one-twelfth (1/12) of the estimated aggregate annual insurance premiums on all policies of insurance to be maintained pursuant to this Deed of Trust. In such event Trustor further agrees to cause all bills, statements or other documents relating to the foregoing insurance premiums to be sent or mailed directly to Beneficiary. Upon receipt of such bills, statements or other documents evidencing that a premium for a required policy is then payable, and providing Trustor has deposited sufficient funds with Beneficiary pursuant to this Section 2.7, Beneficiary shall promptly pay such amounts as may be due thereunder out of the funds so deposited with Beneficiary. If at any time and for any reason the funds deposited with Beneficiary are or will be insufficient to pay such amounts as may be then or subsequently due, Beneficiary shall notify Trustor and Trustor shall immediately deposit an amount equal to such deficiency with Beneficiary. Notwithstanding the foregoing, nothing contained herein shall cause Beneficiary to be deemed a trustee of said funds or to be obligated, to pay any amounts in excess of the amount of funds deposited with Beneficiary pursuant to this Section 2.7, nor shall anything contained herein modify the obligation of Trustor set forth in Section 2.5 hereof to maintain and keep such insurance in force at all times. To the extent permitted by law, Beneficiary may commingle said reserve with its own funds and Trustor shall be entitled to no interest thereon.

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2.8.        Casualties; Insurance Proceeds. Trustor shall give prompt written notice to Beneficiary after the happening of any casualty to or in connection with the Trust Estate or any part thereof, whether or not covered by insurance. In the event of such casualty, all proceeds of insurance shall be payable to Beneficiary, and Trustor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Beneficiary. If Trustor receives any proceeds of insurance resulting from such casualty, Trustor shall promptly pay over such proceeds to Beneficiary. Beneficiary may participate in any proceedings and join Trustor in adjusting, settling or compromising any loss or event of loss covered by insurance, and any such adjustment settlement or compromise shall by subject to obtaining the consent of Beneficiary, which consent shall not be unreasonably withheld. Subject to the next following sentence, in the event of any damage or destruction of the Premises or the Improvements, Beneficiary shall apply all loss proceeds remaining after deduction of all expenses of collection and settlement thereof, including, without limitation, attorneys’ and adjusters’ fees and expenses, to the restoration of the Improvements, upon such conditions as Beneficiary shall reasonably determine (it being expressly agreed that Beneficiary may condition disbursement of such proceeds for restoration upon proof that an amount equal to the sum which Beneficiary is requested to disburse has theretofore been paid by Trustor, or is then due and payable for materials theretofore installed or work theretofore performed upon said property and properly includable in the cost of restoration thereof), and any balance of such proceeds shall be paid over to Trustor. If, notwithstanding the foregoing to the contrary,

(i)          any Event of Default or event which with the passage of time or giving of notice or both would constitute an Event of Default (a “Potential Default”) has occurred and, at the time of such damage or destruction or at the time of application of insurance proceeds, is continuing, or

(ii)          said loss proceeds are not in Beneficiary’s reasonable judgment, sufficient for restoration of said property, or

(iii)        the damage or destruction will, in Beneficiary’s reasonable judgment, materially affect or require a change in the contemplated use or operation of the Improvements or the Premises, then, unless Trustor cures such Potential Default or Trustor provides to Beneficiary reasonable security by depositing with Beneficiary, within five (5) days of demand by Beneficiary, the additional amounts necessary to accomplish restoration, or Beneficiary consents to the contemplated modification or change to the use and operation of the Improvements or the Premises, whichever is applicable,

Beneficiary shall (at the sole and absolute discretion of the Lenders) (a) to apply all or any portion of such proceeds to any of the Obligations in such order as the Lenders may determine, or (b) to apply all or any portion of such proceeds to the restoration of said property, subject to such conditions as the Lenders shall determine, or (c) to deliver all or any portion of such proceeds to Trustor, subject to such conditions as the Lenders shall determine. Nothing herein contained shall be deemed to excuse Trustor from repairing or maintaining the Trust Estate as provided in Section 2.4 hereof or restoring all damage or destruction to the Trust Estate, regardless of whether or not there are insurance proceeds available to Trustor or whether any-such proceeds are sufficient in amount, and the application, or release by Beneficiary of any insurance proceeds shall not cure or waive any default or notice of default under this Deed of Trust or invalidate any act done pursuant to such notice, provided, however, that so long as no Event of Default is then in existence and Beneficiary has applied all or a portion of such proceeds to any of the Obligations (such amount which is applied, the “Applied Proceeds”), Trustor shall have no obligation to repair or restore any damage or destruction to the Trust Estate in an amount equal to the Applied Proceeds, provided, however, further, that Trustor shall not be excused from using any proceeds other than the Applied Proceeds plus any deductible under any applicable insurance policy to repair or restore any damage or destruction, to the Trust Estate.

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2.9.         Assignment of Policies Upon Foreclosure. In the event of a foreclosure pursuant to this Deed of Trust or other transfer of title or assignment of the Trust Estate in extinguishment, in whole or in part, of the debt secured hereby, all right, title and interest of Trustor in and to all policies of insurance maintained pursuant to Section 2.5 shall inure to the benefit of and pass to the successor in interest to Trustor or the purchaser or grantee of the Trust Estate.

2.10.       Indemnification; Subrogation; Waiver of Offset.

(i)           Trustor agrees to indemnify, protect, hold harmless and defend Trustee and Beneficiary from and against any and all losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, charges, costs and expenses (including reasonable attorneys’ fees and disbursements) which may be imposed on, incurred or paid by or asserted against Trustee and/or Beneficiary by reason or on account of, or in connection with, (a) any willful misconduct of Trustor, (b) the construction, reconstruction or alteration of the Improvements or the Premises, (c) any negligence of Trustor or any negligence or willful misconduct of any lessee or sublessee of the Premises or the Improvements, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees, or (d) any accident, injury, death or damage to any Person or property occurring in, on or about the Premises or the Improvements or any street, driveway, sidewalk, curb or passageway adjacent thereto, except for the willful misconduct or gross negligence of Trustee or Beneficiary. Any amount payable to Trustee or Beneficiary under this Section 2.10 shall be due and payable within ten (10) days after demand therefor and receipt by Trustor of a statement from Trustee and/or Beneficiary setting forth in reasonable detail the amount claimed and the basis therefor. Trustor’s obligations under this Section 2.10 shall survive the repayment or any other satisfaction of the Obligations and shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal of any insurance carrier to perform any obligation on its part under any such policy of insurance. If any claim, action or proceeding is made or brought against Trustee and/or Beneficiary which is subject to the indemnity set forth in this Section 2.10, Trustor shall resist or defend against the same, if necessary in the name of Trustee and/or Beneficiary, by attorneys for Trustor’ s insurance carrier (if the same is covered by insurance) approved by Trustee and/or Beneficiary (as applicable) or otherwise by attorneys retained by Trustor and approved by Trustee and/or Beneficiary (as applicable). Notwithstanding the foregoing, Trustee and Beneficiary, in their discretion, if either or both of them disapprove of the attorneys provided by Trustor or Trustor’s insurance carrier, may engage their own attorneys to resist or defend, or assist therein, and, Trustor shall pay, or, on demand, shall reimburse Trustee and Beneficiary for the payment of the reasonable fees and disbursements of such attorneys.

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(ii)          Trustor waives any and all right to claim or recover against Beneficiary, its officers, employees, agents and representatives, for loss of or damage to Trustor, the Trust Estate, Trustor’s property or the property of others under Trustor’s control from any cause insured against or required to be insured against by the provisions of this Deed of Trust,

(iii)         All sums payable by Trustor pursuant to this Deed of Trust shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Trustor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any condemnation or similar taking of the Trust Estate or any part thereof; (b) any restriction or prevention of or interference by any third party with any use of the Trust Estate or any part thereof; (c) any title defect or encumbrance or any eviction from the Premises or the Improvements or any part thereof by title paramount or otherwise; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Beneficiary or any guarantor of any secured obligation, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, or by any court, in any such proceeding; (e) any claim which Trustor has or might have against Beneficiary; (f) any default or failure on the part of Beneficiary to perform or comply with any of the terms hereof or of any other agreement with Trustor; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Trustor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Trustor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Trustor.

2.11.       Hazardous Materials.

(i)           Environmental Compliance. Trustor shall keep and maintain (and cause all tenants to keep and maintain) the Trust Estate, including, without limitation, the groundwater on or under the Trust Estate, in compliance with, and shall not cause or permit the Premises to be in violation of, or to require clean up under, any applicable present and future federal, state or local laws, statutes, rules, policies, codes, licenses, permits, orders, approvals, plans, authorizations, ordinances or regulations, now or hereafter in effect, relating to environmental conditions, industrial hygiene, public health and safety, or Hazardous Materials (as defined below) including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act 49 U.S.C. Section 1801, et seq., the Clean Water Act, 33 U.S.C, Section 1251, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 through 2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j, and any similar state and local laws and ordinances and the regulations now or hereafter adopted, published and/or promulgated pursuant thereto (collectively, the “Hazardous Materials Laws”).

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(ii)         Restrictions On Use. Trustor shall not (and shall take all reasonable efforts to assure that all of its tenants shall not) use, generate, manufacture, treat, handle, refine, produce, process, store, discharge, release, dispose of or allow to exist on, under or about the Trust Estate any flammable explosives, radioactive materials, asbestos, organic compounds known as polychlorinated biphenyls, chemicals known to cause cancer or reproductive toxicity, pollutants, materials containing gasoline, diesel fuel or other petroleum hydrocarbons, contaminants, corrosive, infectious or carcinogenic materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws (collectively, “Hazardous Materials”), except in compliance with applicable Hazardous Materials Laws and in a manner that would not reasonably be expected to require cleanup under any Hazardous Materials Laws. Furthermore, Trustor shall not allow to exist on, under or about the Trust Estate, any underground storage tanks or underground deposits except with respect to the storage of water and then in compliance with all applicable Hazardous Materials Laws and in accordance with the terms of the Credit Agreement.

(iii)        Access. Beneficiary shall be entitled, at any reasonable time, to enter upon and inspect the Trust Estate and take any other actions the Lenders reasonably deem necessary to confirm Trustor’s compliance with the obligations and agreements set forth in this Section 2.11.

(iv)         Notice to Beneficiary. Trustor shall immediately advise Beneficiary in writing of (a) any and all enforcement, clean up, removal, mitigation or other governmental or regulatory actions instituted, contemplated or threatened pursuant to any Hazardous Materials Laws affecting the Premises; (b) all actual or threatened investigation, inquiry, lawsuit, citation, directive, summons, proceeding, complaint, notice, order, writ, injunction, claims, liens, encumbrances, penalties or fines made or threatened by any third party against Trustor or the Trust Estate relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (a) and (b) above are hereinafter referred to as “Hazardous Materials Claims”); (c) any notice or other communication concerning any actual, alleged, suspected or threatened violation of Hazardous Materials Laws, or liability of Trustor for any losses or damages related thereto in connection with any portion of the Premises or Improvements or past or present activities of any Person thereon, including, without limitation, any notice or other communication concerning any Hazardous Materials Claim; (d) Trustor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Trust Estate or any part thereof to be classified as “border-zone property” under the provisions of California Health and Safety Code Section 25220, et seq., or any regulation adopted in accordance therewith or which may support a similar claim or cause of action under the Hazardous Materials Laws; and (e) Trustor’s discovery of any occurrence or condition on the Trust Estate or any real property adjoining or in the vicinity of the Premises which could subject the Trustor or the Trust Estate to any restrictions on ownership, occupancy, transferability or use of the Trust Estate under any Hazardous Materials laws. Beneficiary shall have the right to join and participate in, as a party if it so elects, any settlements, remedial actions, legal proceedings or actions initiated in connection with any Hazardous Materials Claims and to have its reasonable attorneys’ fees in connection therewith paid by Trustor.

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(v)           Liens. Trustor shall not create or suffer to exist with respect to the Premises or permit any of its agents to create or suffer to exist thereon, any lien, security interest or other charges or encumbrance imposed pursuant to Section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9607(f)) or any similar state statute or local ordinance.

2.12.      Taxes and Impositions.

(i)           Trustor shall pay, or cause to be paid prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including, without limitation, non-governmental levies or assessments such as maintenance charges, levies or charges resulting from covenants, conditions and restrictions affecting the Trust Estate, which are assessed or imposed upon the Trust Estate, or become due and payable, and which create, may create or appear to create a lien upon the Trust Estate, or any part thereof, or upon any Person, property, equipment or other facility used in the operation or maintenance thereof (all the above collectively hereinafter referred to as “Impositions”); provided, however, that if, by law any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Trustor may pay the same or cause it to be paid, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.

(ii)               If at any time after the date hereof there shall be assessed or imposed (a) a tax or assessment on the Trust Estate in lieu of or in addition to the Impositions payable by Trustor pursuant to subsection 2.12(i), or (b) a license fee, tax or assessment imposed on Beneficiary and measured by or based in whole or in part upon the amount of the outstanding Obligations secured hereby, then all such taxes, assessments or fees shall be deemed to be included within the term “Impositions” as defined in subsection 2.1.2(i) and Trustor shall pay and discharge the same as herein provided with respect to the payment of Impositions. If Trustor fails to pay such Impositions prior to delinquency or if Trustor is prohibited by law from paying such Impositions, Beneficiary may at its option declare all Obligations secured hereby together with all accrued interest thereon, immediately due and payable. Anything to the contrary herein notwithstanding, Trustor shall have no obligation to pay any franchise, estate, inheritance, income, excess profits or similar tax levied on Beneficiary or on interest or other income received by Beneficiary comprising a portion of or in connection with, the Obligations secured hereby.

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(iii)        Subject to the provisions of subsection 2.12(iv) and upon request by Beneficiary, Trustor shall deliver to Beneficiary prior to the date upon which any such Imposition is due and payable by Trustor, evidence of payment of such Imposition and within thirty (30) days after the date upon which any such Imposition is due and payable by Trustor, official receipts of the appropriate taxing authority, or other proof satisfactory to the Lenders, evidencing the payment thereof.

(iv)         Trustor shall have the right before any delinquency occurs to contest or object to the amount or validity of any such Imposition by appropriate proceedings, but this shall not be deemed or construed in any way as relieving, modifying or extending Trustor’s covenant to pay any such Imposition at the time and in the manner provided in this Section 2.12, unless Trustor has given prior written notice to Beneficiary of Trustor’s intent to so contest or object to an Imposition, and unless, at Beneficiary’s sole option, (a) Trustor shall demonstrate to the Lender’s satisfaction that the proceedings to be initiated by Trustor shall conclusively operate to prevent the sale of the Trust Estate, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings; or (b) Trustor shall furnish a good and sufficient bond or surety as requested by and satisfactory to the Lenders; or (c) Trustor shall demonstrate to the Lender’s satisfaction that Trustor has provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of any such sale.

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(v)           At any time after an Event of Default under any Loan Document, then upon request by Beneficiary, Trustor shall pay to Beneficiary an initial cash reserve in an amount adequate to pay all Impositions for the ensuing tax fiscal year and shall thereafter continue to deposit with Beneficiary, in monthly installments, an amount equal to one-twelfth (1/12) of the sum of the annual Impositions reasonably estimated by Beneficiary, for the purpose of paying the installment of Impositions next due on the Trust Estate (funds deposited for this purpose shall hereinafter be referred to as “Impounds”). In-such event Trustor further agrees to cause all bills, statements or other documents relating to Impositions to be sent or mailed directly to Beneficiary. Upon receipt of such bills, statements or other documents, and providing Trustor has deposited sufficient Impounds with Beneficiary pursuant to this subsection 2.12(v), Beneficiary shall promptly pay such amounts as may be due thereunder out of the Impounds so deposited with Beneficiary. If at any time and for any reason the Impounds deposited with Beneficiary are or will be insufficient to pay such amounts as may then or subsequently be due, Beneficiary may notify Trustor and upon such notice Trustor shall deposit immediately an amount equal to such deficiency with Beneficiary. Notwithstanding the foregoing, nothing contained herein shall cause Beneficiary to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with Beneficiary pursuant to this subsection 2.12(v). To the extent permitted by law, Beneficiary may commingle Impounds with its own funds and shall not be obligated to pay or allow any interest on any Impounds held by Beneficiary pending disbursement or application hereunder. Beneficiary may reserve for future payment of Impositions such portion of the Impounds as Beneficiary may in its absolute discretion deem proper. Upon an Event of Default, Beneficiary may apply the balance of the Impounds upon any indebtedness or obligation secured hereby in such order as Beneficiary may determine, notwithstanding that said indebtedness or the performance of said obligation may not yet be due according to the terms thereof. Should Trustor fail to deposit with Beneficiary (exclusive of that portion of said payments which has been applied by Beneficiary upon any indebtedness or obligation secured hereby) sums sufficient to fully pay such Impositions at least fifteen (15) days before delinquency thereof, Beneficiary may, at Beneficiary’s election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be secured hereby and shall be repayable to Beneficiary as herein elsewhere provided, or at the option of Beneficiary the latter may, without making any advance whatever, apply any Impounds held by it upon any indebtedness or obligation secured hereby in such order as the Lenders may determine, notwithstanding that said indebtedness or the performance of said obligation may not yet be due according to the terms thereof. Should any Event of Default occur, Beneficiary may at any time at Beneficiary’s option, apply any sums or amounts in its hands received pursuant to subsections 2.7(iii) and 2.12(v) hereof, or as rents or income of the Trust Estate or otherwise, to any indebtedness or obligation of the Trustor secured hereby in such manner and order as Beneficiary may elect, notwithstanding said indebtedness or the performance of said obligation may not yet be due according to the terms thereof. The receipt, use or application of any such Impounds paid by Trustor to Beneficiary hereunder shall not be construed to affect the maturity of any indebtedness secured by this Deed of Trust or any of the rights or powers of Beneficiary or Trustee under the terms of the Loan Documents or any of the obligations of Trustor or any guarantor under the Loan Documents.

(vi)         Trustor shall not suffer, permit or initiate the joint assessment of any real and personal property which may constitute all or a portion of the Trust Estate or suffer, permit or initiate any other procedure whereby the lien of the real property taxes and the lien of the personal property taxes shall be assessed, levied or charged to the Trust Estate as single lien.

(vii)         Trustor shall cause to be furnished to Beneficiary a tax reporting service covering the Trust Estate of the type, duration and with a company satisfactory to the Lenders.

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2.13.      Mortgage Tax. In the event of the passage, after the date of this Deed of Trust, of any law deducting from the value of the Trust Estate for the purpose of taxation any lien thereon or changing in any way the laws now in force for the taxation of deeds of trust or debts secured by deeds of trust, or the manner of the collection of any such taxes, so as to affect this Deed of Trust, or imposing payment of the whole or any portion of any taxes, assessments or other similar charges against the Trust Estate upon Beneficiary, the indebtedness secured hereby shall become due and payable at the option of the Lenders within sixty (60) days after delivery of written notice to Trustor; provided, however, that such election by the Lenders shall be ineffective if such law either (a) shall not impose a tax upon the Lenders nor increase any tax now payable by the Lenders, or (b) shall impose a tax upon the Lenders or increase any tax now payable by the Lenders and prior to the due date: (A) Trustor is permitted by law and can become legally obligated to pay such tax or the increased portion thereof (in addition to all interest, additional interest and other charges payable hereunder and under the Loan Documents without exceeding the applicable limits imposed by the usury laws of the State of California); (B) Trustor does pay such tax or increased portion; and (C) Trustor agrees with the Lenders and the Beneficiary in writing to pay, or reimburse the Lenders and the Beneficiary for the payment of, any such tax or increased portion thereof when thereafter levied or assessed against the Trust Estate or any portion thereof. The obligations of Trustor under such agreement shall be secured hereby.

2.14.      Utilities. Trustor shall pay when due all utility charges which are Incurred by Trustor for the benefit of the Trust Estate or which may become a charge or lien against the Trust Estate for gas, electricity, water, sewer or any other utility service furnished to the Trust Estate and all other assessments or charges of a similar nature, whether public or private, affecting or related to the Trust Estate or any portion thereof, whether or not such taxes, assessments or charges are or may become liens thereon.

2.15.      Actions Affecting Trust Estate. Trustor shall appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and shall pay all costs and expenses, including the cost of evidence of title and reasonable attorneys’ fees, in any such action or proceeding in which Beneficiary or Trustee may appear.

2.16.       Actions By Trustee or Beneficiary to Preserve Trust Estate. If Trustor fails to make any payment or to do any act as and in the manner provided in any of the Loan Documents, Beneficiary and/or Trustee, each in its own discretion, without duty or obligation so to do, without releasing Trustor from any obligation, and without notice to or demand upon Trustor, may make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof. In connection therewith (without limiting their general powers, whether conferred herein, in the other Loan Documents, or by law), Beneficiary and Trustee shall have, and are hereby given, the right, but not the obligation, (a) to enter upon and take possession of the Trust Estate; (b) to make additions, alterations, repairs and improvements to the Trust Estate which they or either of them may consider necessary or proper to keep the Trust Estate in good condition and repair; (c) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Beneficiary or Trustee; (d) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which in the judgment of either may affect or appears to affect the security of this Deed of Trust or be prior or superior hereto; and (e) in exercising such powers, to pay-necessary expenses, including reasonable attorneys’ fees and costs or other necessary or desirable consultants. Trustor shall, immediately upon demand therefor by Beneficiary and Trustee or either of them, pay to Beneficiary and Trustee an amount equal to all respective costs and expenses incurred by such party in connection with the exercise of the foregoing rights, including, without limitation, costs of evidence of title, court costs, appraisals, surveys and receiver’s, trustee’s and reasonable attorneys’ fees, together with interest thereon from the date of such expenditures at the maximum rate permitted by applicable law.

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2.17.     Transfer of Trust Estate by Trustor. Except as otherwise permitted by the Credit Agreement, Trustor shall not transfer all or any portion of the Trust Estate without obtaining the Lenders’s prior written consent, which consent may be withheld in the Lender’s sole and absolute discretion. In order to induce Beneficiary to make the Secured Term Loans secured hereby, Trustor agrees that, in the event of any transfer of the Trust Estate without the prior written consent of the Lenders, the Lenders shall have the absolute right, at their option, without prior demand or notice, to declare all sums secured hereby immediately due and payable. Consent to one such transaction shall not be deemed to be a waiver of any right to require consent to future or successive transactions. The Lenders may grant or deny such consent in its sole discretion and, if consent should be given, any such transfer shall be subject to this Deed of Trust, and any such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption shall not, however, release Trustor from any liability thereunder without the prior written consent of the Lenders, As used herein, “transfer” includes the sale, agreement to sell, transfer, conveyance or hypothecation of the Trust Estate, or any portion thereof or interest therein, whether voluntary, involuntary, by operation of law or otherwise, the execution of any installment land sale contract or similar instrument affecting all or a portion of the Trust Estate, or the lease of all or substantially all of the Trust Estate.

2.18.       Full Performance Required; Survival of Warranties. All representations, warranties and covenants of Trustor contained in any Loan Documents or incorporated by reference herein, shall survive the execution and delivery of this Deed of Trust and shall remain continuing obligations, warranties and representations of Trustor so long as any portion of the Obligations, secured by this Deed of Trust remains outstanding.

2.19.       Preservation of Trust Estate; Further Assurances. Trustor shall do any and all acts which, from the character or use of the Trust Estate, may be reasonably necessary to protect and preserve the lien, the priority of the lien and the security of Beneficiary granted herein, the specific enumerations herein not excluding the general. Without limiting the foregoing, Trustor agrees to execute such documents and take such action as the Lenders shall determine to be necessary or desirable to further evidence, perfect or continue the perfection and/or the priority of the lien and security interest granted by Trustor herein.

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2.20.      Compliance With Premises Restrictions. Trustor will faithfully perform each and every covenant to be performed by Trustor under any lien or encumbrance upon or affecting the Trust Estate, including, without limiting the generality hereof, mortgages, deeds of trust, leases, declaration of covenants, easements, conditions and/or restrictions and other agreements which affect the Premises, in law or in equity and never permit the same to go into default. A default or delinquency under any material lien or encumbrance (as determined by the Lenders in their sole and absolute discretion) which is superior to this Deed of Trust (“Superior Lien”) shall automatically and immediately constitute a default under this Deed of Trust. The Lenders are hereby authorized to advance (Third party Beneficiaries have no authority to advance funds), at their option, all sums necessary to keep any Superior Lien in good standing, and all sums so advanced, together with interest thereon at the Agreed Rate permitted by applicable law, shall be repayable to the Lenders as in the case of other advances made by the Lenders hereunder. Trustor agrees that it shall not make any agreement with the holder of any Superior Lien which shall in any way modify, change, alter or extend any of the terms or conditions of such Superior Lien, nor shall Trustor request or accept any future advances under such Superior Lien, without the express written consent of the Lenders.

2.21.      Eminent Domain. In the event that any proceeding or action be commenced for the taking of the Trust Estate or any part thereof or interest therein for public or quasi-public use under the power of eminent domain, condemnation or otherwise, or if the same be taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, or should Trustor receive any notice or other information regarding such proceeding, action, taking or damage, Trustor shall give prompt written notice thereof to Beneficiary. The Lenders shall be entitled at its option, without regard to the adequacy of its security, to commence, appear in and prosecute in its own name any such action or proceeding. The Lenders shall also be entitled to make any compromise or settlement in connection with such taking or damage. All compensation, awards, damages, rights of action and proceeds awarded to Trustor by reason of any such taking or damage (the “Condemnation Proceeds”) are hereby absolutely and unconditionally assigned to Beneficiary and Trustor agrees to execute such further assignments of the Condemnation Proceeds as the Lenders or Trustee may require. Subject to the next following sentence, after deducting from the Condemnation Proceeds all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit), including reasonable attorneys’ fees, incurred by Beneficiary in connection with any such action or proceeding, Beneficiary shall apply all such Condemnation Proceeds to the restoration of the Improvements, upon such conditions as the Lenders shall reasonably determine (including, without limitation, those described in Section 2.8 above) and any balance of such proceeds shall be paid over to Trustor. If, notwithstanding the foregoing to the contrary,

(i)           any Event of Default or Potential Default has occurred and, at the time of such taking or damage, or at the time of application of the Condemnation Proceeds, is continuing, or

(ii)          said loan proceeds are not, in the Lenders’s reasonable judgment, sufficient for restoration of said property, or

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(iii)         the damage or destruction will, in the Lender’ s reasonable judgment, materially affect or require a change in the contemplated use or operation of the Improvements, then, unless Trustor cures such Potential Default, or Trustor provides to Beneficiary reasonable security by depositing with Beneficiary, within five (5) days of demand by Beneficiary, the additional amounts necessary to accomplish restoration, or the Lender consents to the contemplated modification or change to the use and operation of the Improvements, whichever is applicable, Beneficiary shall have the option, acting at the direction of the Lenders, (a) to apply all or any portion of such proceeds to any of the Obligations in such order as the Lenders may determine, or (b) to apply all or any portion of such proceeds to the restoration of said property, subject to such conditions as the Lenders shall determine, or (c) to deliver all or any portion of such proceeds to the Lenders, subject to such conditions as the Lenders shall determine. Application or release of the Condemnation Proceeds as provided herein shall not cure or waive any Event of Default or Potential Default or notice of default hereunder or under any other Loan Document or invalidate any act done pursuant to such notice.

2.22.       Additional Security. All right, title and interest of Trustor in and to all extensions, improvements, renewals, substitutes and replacements of the Trust Estate, and all additions and appurtenances thereto, hereafter acquired by or released to Trustor or constructed, assembled or placed by Trustor on the Premises and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further deed of trust, conveyance, assignment or other act by Trustor, shall become subject to the lien of this Deed of Trust, as fully and completely, and with the same effect, as though now owned by Trustor. No other security now existing, or hereafter taken, to secure the obligations secured hereby shall be impaired or affected by the execution of this Deed of Trust, and all additional security shall be taken, considered and held as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of the time of payment of the indebtedness shall not diminish the force, effect or lien of this Deed of Trust and shall not affect or impair the liability at any time holds additional security for any of the obligations secured hereby, it may enforce the sale thereof or otherwise realize upon the same, at its option, either before, concurrently, or after a sale is made hereunder.

2.23.       Assignment of Contracts. In addition to any other grant, transfer or assignment effectuated hereby, without in any manner limiting the generality of the grants given above, Trustor shall assign to Beneficiary, as security for the indebtedness secured hereby, Trustor’s interest in all agreements, contracts, leases, licenses and permits affecting the Premises and Improvements in any manner whatsoever, such assignments to be made, if so requested by the Lenders, by instruments in form satisfactory to the Lenders. No such assignment shall be construed as a consent by Beneficiary to any agreement, contract, license or permit so assigned, or to impose upon Beneficiary any obligations with respect thereto.

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2.24.      Appointment of Successor Trustee. Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary, mailed to Trustor and recorded in the county in which the Trust Estate is located and by otherwise complying with the provisions of applicable law, at any time and from time to time, substitute a successor or successors to any Trustee named herein or acting hereunder. The power of appointment of a successor Trustee may be exercised as often as and whenever Beneficiary may choose, and the exercise of the power of appointment, no matter how often, shall not be an exhaustion thereof. Said successor shall, without conveyance from the Trustee predecessor, succeed to all title, estate, rights, powers and duties of said predecessor. Whenever in this Deed of Trust reference is made to Trustee, it shall be construed to mean each Person appointed as Trustee for the time being, whether original or successor in trust.

2.25.       Trustee’s Powers. At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and the Credit Agreement secured hereby and without affecting the personal liability of any Person for payment of the indebtedness secured hereby or the effect of this Deed of Trust upon the remainder of said Trust Estate, Trustee may (a) reconvey any part of said Trust Estate, (b) consent in writing to the making of any map or plat thereof, (c) join in granting any easement thereon, or (d) join in any extension agreement or any agreement subordinating the lien or charge hereof.

2.26.        Beneficiary’s Powers. Without affecting the liability of any other Person liable for the payment of any obligation herein mentioned, and without affecting the lien or charge of this Deed of Trust upon any portion of the Trust Estate not then or theretofore released as security for the full amount of all unpaid obligations, Beneficiary (acting at the direction of the Lenders in accordance with the Credit Agreement) may, from time to time and without notice (a) release any Person so liable, (b) extend the maturity or alter any of the terms of any such obligation, (c) grant other indulgences, (d) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary’s option any parcel, portion or all of the Trust Estate, (e) take or release any other or additional security for any obligation herein mentioned, or (f) make compositions or other arrangements with debtors in relation thereto.

2.27.      Leases.

(i)           Trustor shall provide Beneficiary with true, correct and complete copies of all material Leases, together with such other information relating to the Leases, as the Lenders shall reasonably request. Except as otherwise permitted under the Credit Agreement, Trustor shall not accept prepayments of rent for any period in excess of three (3) months and shall perform all covenants of the lessor under all Leases affecting the Trust Estate. Leases, as used herein, includes any extensions or renewals thereof and any amendments thereto. Trustor shall perform and carry out all of the provisions of the Leases to be performed by Trustor and shall appear in and defend any action in which the validity of any Lease is at issue and commence and maintain any action or proceeding necessary to establish or maintain the validity of any lease and to enforce the provisions thereof.

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(ii)          If a leasehold estate constitutes a portion of the Trust Estate, then, except as otherwise permitted under the Credit Agreement, Trustor agrees not to amend, change, terminate or modify such leasehold estate or any interest therein without the prior written consent of the Lenders. Consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications. Trustor agrees to perform all obligations and agreements under said leasehold and shall not take any action or omit to take any action which would affect or permit the termination of said leasehold. Trustor agrees to promptly notify Beneficiary’ in writing with respect to any default or alleged default by any party thereto and to deliver to Beneficiary copies of all notices, demands, complaints or other communications received or given by Trustor with respect to any such default or alleged default. Beneficiary shall have the option to cure any such default and to perform any or all of Trustor’s obligations thereunder. All sums expended by Beneficiary in curing any such default shall be secured hereby and shall be immediately due and payable without demand or notice and shall bear interest from date of expenditure at Agreed Rate.

(iii)         Subject to the Credit Agreement and except as otherwise permitted under the Credit Agreement, each Lease of any portion of the Trust Estate shall be absolutely subordinate to the lien of this Deed of Trust, but shall contain a provision satisfactory to the Lenders, and in any event, each tenant thereunder, by virtue of executing a Lease covering the Premises or any portion thereof, hereby agrees, that in the event of the exercise of the private power of sale or a judicial foreclosure hereunder, such Lease, at the option of the purchaser at such sale, shall not be terminated and the tenant thereunder shall attorn to such purchaser and, if requested to do so, shall enter into a new Lease for the balance of the term of such Lease then remaining upon the same terms and conditions. Each such Lease shall, at the request of the Lenders, be assigned to Beneficiary upon the Lender’s approved form, and each, such assignment shall be recorded and acknowledged by the tenant thereunder. Concurrently with the execution of any and all Leases executed after the date hereof, Trustor shall cause the tenants thereunder to execute a subordination, non-disturbance and attornment agreement in favor of Beneficiary in form and substance satisfactory to the Lenders and immediately thereafter deliver such agreement to Beneficiary.

2.28.      Reimbursement; Attorneys’ Fees. Trustor shall pay, within five (5) business days of receiving demand for payment, all sums expended or expenses incurred by Trustee and/or Beneficiary in acting under any of the terms of this Deed of Trust, including, without limitation, any fees and expenses (including reasonable attorneys’ fees) incurred in connection with any reconveyance of the Trust Estate or any portion thereof, or to compel payment of the obligations or any portion of the indebtedness evidenced by the Credit Agreement or Loan Documents or in connection with any default thereunder. Without limiting the generality of the foregoing, upon election of either Beneficiary or Trustee so to do, employment of an attorney is authorized, and payment by Trustor of all reasonable attorneys’ fees, costs and expenses in connection with any action and/or actions (including the cost of evidence or search of title) which may be brought for the foreclosure of this Deed of Trust, and/or for possession of the Trust Estate covered hereby, and/or for the appointment of a receiver, and/or for the enforcement of any covenant or right in this Deed of Trust contained as hereinafter provided, shall be secured hereby. As used herein, the terms “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms “attorneys’ fees” or “attorneys’ fees and costs” shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations, judicial or nonjudicial foreclosure and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which such fees and expenses were incurred.

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2.29.       Title. Trustor has good and marketable title to the Trust Estate subject to no lien, charge or encumbrance except as permitted by the Beneficiary in accordance with the terms of the Credit Agreement. This Deed of Trust is and will remain a valid and enforceable lien on the Trust Estate subject only to the exceptions referred to above. Trustor will preserve its interest in and title to the Trust Estate and will forever warrant and defend the same to Trustee and Beneficiary and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever. Trustor shall promptly and completely observe, perform, and discharge each and every obligation, covenant and agreement affecting the Trust Estate whether the same is prior and superior or subject and subordinate hereto including, if the security hereunder is or will be a condominium, community apartment, stock cooperative, or part of a planned development, each and every provision under any declaration of covenants, conditions and restrictions pertaining thereto.

ARTICLE III
ASSIGNMENT OF RENTS, ISSUES AND PROFITS

3.1.         Assignment to Beneficiary; License. Trustor hereby absolutely and irrevocably grants, sells, assigns, transfers and sets over to Beneficiary all of the Rents derived from any Lease, now existing or hereafter created and affecting all or any portion of the Trust Estate or the use or occupancy thereof, together with (i) all of Trustor’s rights, titles and interests in the Leases including all modifications, amendments, extensions and renewals of the Leases (whether heretofore or hereafter entered into) and all rights and privileges incident thereto; and (ii) all security deposits, guaranties and other security now or hereafter held by Trustor as security for the performance of the obligations of the tenants under the Leases. This assignment of rents is intended by Trustor and Beneficiary to create and shall be construed to create an absolute assignment to Beneficiary of all of Trustor’s rights, titles and interests in the Rents and in the Leases and shall not be deemed an assignment for additional security for the Obligations. Trustor irrevocably appoints Beneficiary its true and lawful attorney, at the option of Beneficiary at any time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of the of Trustor or in the name Beneficiary, for all such income, rents, issues, deposits, profits and proceeds and apply the same to the indebtedness secured hereby. Trustor and Beneficiary further agree that, during the term of this assignment the Rents shall not constitute property of Trustor (or of any estate of Trustor) within the meaning of 11 U.S.C. §541, as amended from time to time. By its acceptance of this assignment and so long as an Event of Default shall not have occurred and be continuing under the Loan Documents, Beneficiary hereby grants to Trustor a revocable license to enforce the Leases, to collect the Rents, to apply the Rents to the payment of the costs and expenses incurred in connection with the development, construction, operation, maintenance, repair and restoration of the Trust Estate and to any indebtedness secured thereby and to distribute the balance, if any, to Trustor as may be permitted by the terms of the Loan Documents.

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3.2.          Revocation of License. Upon the occurrence of an Event of Default and at any time thereafter during the continuance thereof, Beneficiary shall have the right to revoke the license granted to Trustor hereby by giving written notice of such revocation to Trustor. Upon such revocation, Trustor shall promptly deliver to Beneficiary the original copies of all Leases and all Rents then held by Trustor and Beneficiary shall thereafter be entitled to enforce the Leases, to collect and receive, without deduction or offset, all Rents payable thereunder, including but not limited to, all Rests which were accrued and unpaid as of the date of such revocation and to apply such Rents as provided in the Loan Documents. Trustor hereby irrevocably constitutes and appoints Beneficiary its true and lawful attorney-in-fact to enforce, in Trustor’s name or in Beneficiary’s name or otherwise, all rights of Trustor in the instruments, including without limitation checks and money orders, tendered as payments of Rents and to do any and all things necessary and proper to carry out the purposes hereof

3.3.            Election of Remedies. Upon the occurrence of an Event of Default hereunder, Beneficiary may, at its option, exercise (or cause the Trustee to exercise) its rights hereunder. If Beneficiary elects to exercise its rights hereunder, Beneficiary or Trustee may, at any time without notice, either in person, by agent or by a receiver appointed by a court, enter upon and take possession of all or any portion of the Trust Estate, enforce all Leases, collect all Rents, including those past due and unpaid, and apply the same to the costs and expenses of operation and collection, including, without limitation, reasonable attorneys’ fees, and to any indebtedness then secured hereby, in such order as Beneficiary may determine. In connection with the exercise by Beneficiary of its rights hereunder, Trustor agrees that Beneficiary shall have the right to specifically enforce such rights and to obtain the appointment of a receiver in accordance with the provisions of Section 4.2 hereof without regard to the value of the Trust Estate or the adequacy of any security for the Obligations then secured hereby. The collection of such Rents, or the entering upon and taking possession of the Trust Estate, or the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default.

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ARTICLE IV
EVENTS OF DEFAULT AND REMEDIES

4.1.         Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Deed of Trust:

(a)         failure to pay any monies, obligations or other consideration when due under the Credit Agreement, this Deed of Trust or any other Loan Document, subject to any applicable notice and cure period;

(b)         except with respect to the payment of monies or the specific items set forth in this Section 4.1, failure to comply with, perform or observe any of the covenants made by Trustor in this Deed of Trust and such failure continues for more than thirty (30) days following Trustor’s receipt of notice of default (provided, however, if the breach is not reasonably capable of cure within such thirty (30) day period, Trustor shall not be in default of this Deed of Trust if Trustor (i) promptly commences to cure the breach within the thirty (30) day period, (ii) diligently and in good faith continues to cure the breach, and (3) cures such breach within ninety (90) days of the notice of default);

(c)         failure to comply with, perform or observe any obligation or condition of any of the other Loan Documents within the time periods specified therein and the expiration of any applicable notice and cure period set forth thereunder, if any;

(d)         any representation, warranty, statement, certificate, schedule or report furnished by Trustor under or in connection with the Loan Documents, whether given hereunder or any other Loan Document or otherwise, shall prove to have been inaccurate in any material respect on or as of the date deemed made;

(e)         the occurrence of a default under Section 7 of the Credit Agreement, subject to any applicable notice and cure period thereunder.

(f)         failure to procure or maintain any insurance policies which are determined to be material, as determined by Beneficiary in its sole and absolute discretion;

(g)        if Trustor violates or does not comply with any of the provisions of subsection 5.4(ii) hereof;

(h)        a default occurs under any of the other Loan Documents and such default is not cured within the applicable notice and cure period, if any; or

(i)         if the Premises or Improvements become subject to any lien, other than a lien permitted pursuant to Section 6.2 of the Credit Agreement.

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4.2.         Remedies. Upon the occurrence of any Event of Default, Trustee and Beneficiary shall have the following rights and remedies:

(i)           Beneficiary may declare the entire principal amount then outstanding (if not then due and payable) pursuant to the Credit Agreement, and accrued but unpaid interest thereon, to be due and payable immediately, and, notwithstanding the stated maturity in the Credit Agreement or any other term or provision of the Loan Documents or this Deed of Trust to the contrary, the outstanding principal amount of the Loan Documents and the accrued but unpaid interest thereon shall become and be immediately due and payable.

(ii)          Irrespective of whether Beneficiary exercises the option provided in Section 4.2(i) above, Beneficiary in person or by agent may, without any obligation so to do and without notice or demand upon Trustor and without releasing Trustor from any obligation hereunder: (a) make any payment or do any act which Trustor has failed to make or do; (b) enter upon, take possession of, manage and operate the Trust Estate or any part thereof; (c) make or enforce, or, if the same be subject to modification or cancellation, modify or cancel any Leases of the Trust Estate or any part thereof upon such terms or conditions as Beneficiary deems proper; (d) obtain and evict tenants, and fix or modify rents, make repairs and alterations and do any acts which Beneficiary deems proper to protect the security hereof; and (e) with or without taking possession, in its own name or in the name of Trustor, sue for or otherwise collect and receive rents, royalties, issues, profits, revenue, income and other benefits, including those past due and unpaid, and apply the same less costs and expenses of operation and collection, including reasonable attorneys’ fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. Upon request of Beneficiary, Trustor shall assemble and make available to Beneficiary at the Premises any of the Trust Estate which has been removed therefrom. The entering upon and taking possession of the Trust Estate, the collection of any rents, royalties, issues, profits, revenue, income or other benefits and the application thereof as aforesaid shall not cure or waive any default theretofore or thereafter occurring or affect any notice of default hereunder or invalidate any act done pursuant to any such notice; and, notwithstanding continuance in possession of the Trust Estate, or any part thereof, by Beneficiary, Trustee or a receiver, and the collection, receipt and application of rents, royalties, issues, profits, revenue, income or other benefits, Beneficiary shall be entitled to exercise every right provided for in this Deed of Trust or by law upon or after the occurrence of an Event of Default, including the right to exercise the power of sale. Any of the actions referred to in this Section 4.2(ii) may be taken by Beneficiary, either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, and any such action may also be taken irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the indebtedness hereby secured. Further, Beneficiary, at the expense of Trustor, either by purchase, repair or construction, may from time to time maintain and restore the Trust Estate or any part thereof and complete construction of the Improvements uncompleted as of the date thereof and in the course of such, completion may make such changes in the contemplated Improvements as Beneficiary may deem desirable and may insure the same.

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(iii)        Beneficiary shall be entitled, without notice and to the full extent provided by law, to the appointment by a court having jurisdiction of a receiver to take possession of and protect the Trust Estate or any part thereof, and operate the same and collect the Rents.

(iv)         Beneficiary may bring an action in any court of competent jurisdiction to foreclose this Deed of Trust or enforce any of the terms, covenants and conditions hereof or contained in any other Loan Document.

(v)          Beneficiary may elect to cause the Trust Estate or any part or parts thereof to be sold as follows:

(a)         Beneficiary may proceed as if all of the Trust Estate were real property in accordance with subparagraph (d) below, or Beneficiary may elect to treat any of the Trust Estate which consists of a right in action or which is property that can be severed from the Premises or the Improvements without causing structural damage thereto as if the same were personal property, and dispose of the same in, accordance with subparagraph (c) below, separate and apart from the sale of real property, the remainder of the Trust Estate being treated as real property.

(b)        Beneficiary may cause any such sale or other disposition to be conducted immediately following the expiration of any grace period herein provided (or immediately upon the expiration of any redemption or reinstatement period required by law) or Beneficiary may delay any such sale or other disposition for such period of time as Beneficiary deems to be in its best interest. Should Beneficiary desire that more than one (1) such sale or other disposition be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as the Lenders may deem to be in their best interest.

(c)        Should Beneficiary elect to cause any of the Trust Estate to be disposed of as personal property as permitted by subparagraph (a) above, it may dispose of any part thereof in any manner now or hereafter permitted by the California Commercial Code, the commercial code of the state in which any of the Trust Estate is located or in accordance with any other remedy provided by law. Any such disposition may be conducted by an employee or agent of Beneficiary or Trustee. Both Trustor and Beneficiary shall be eligible to purchase any part or all of such property at any such disposition. Any such disposition may be either public or private as Beneficiary may elect, subject to the provisions of the California Commercial Code or the commercial code of the state in which any of the Trust Estate is located. Beneficiary shall have all of the rights and remedies of a Secured Party under the California Commercial Code or the commercial code of the state in which any of the Trust Estate is located. Expenses of retaking, holding, preparing for sale, selling or the like shall include Beneficiary’s reasonable attorneys’ fees and legal expenses, and upon such default, Trustor, upon demand of Beneficiary, shall assemble such personal property and make it available to Beneficiary at the Premises, a place which is hereby deemed reasonably convenient to Beneficiary and Trustor. Beneficiary shall give Trustor at least five (5) days’ prior written notice of the time and place of any public sale or other disposition of such property or of the time at or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Trustor, in the manner provided for the mailing of notices herein, it shall constitute reasonable notice to Trustor.

(d)        Should Beneficiary elect or be directed to sell the Trust Estate or any part thereof which is real property or which Beneficiary has elected to treat as real property, upon such election, Beneficiary or Trustee shall give such notice of default election to sell as may then be required by law and by any Loan Document. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Trustor, Trustee, at the time and place specified in the notice of sale, shall sell the Trust Estate, or any portion thereof specified by Beneficiary, at public auction to the highest bidder for cash in lawful money of the United States or any other form of consideration acceptable to Beneficiary, subject, however, to the provisions of Section 4.2(vii). Trustee may, and upon request of Beneficiary shall, from time to time postpone the sale of all or any portion of the Trust Estate by public announcement at the time and place of such sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. If the Trust Estate consists of several lots or parcels, Beneficiary may direct that the same be sold as a unit or be sold separately and, if to be sold separately, Beneficiary may designate the order in which such lots or parcels shall be offered for sale or sold. Any Person, including Trustor, Trustee or Beneficiary, may purchase at the sale. Upon any sale, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession.

(e)         Beneficiary, from time to time before any Trustee’s sale as provided herein, may rescind any notice of default and election to sell or notice of sale by executing and delivering to Trustee a written notice of such rescission, which such notice, when recorded, shall constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations or notices of default and demand for sale of the Trust Estate to satisfy the obligations hereof, nor otherwise affect any provision, covenant or condition of any Loan Document.

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(f)         In the event of a sale or other disposition of the Trust Estate, or any part thereof, and the execution of a deed or other conveyance pursuant thereto, the recitals therein offsets, such as default, the giving of notice of default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, sale, purchase, payment of purchase money and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts and any such deed or conveyance shall be conclusive against all persons as to such facts recited therein.

(g)        The acknowledgment of the receipt of the purchase money, contained in any deed or conveyance executed as aforesaid, shall be sufficient discharge to the grantee of all obligations to see to the proper application of the consideration therefor as hereinafter provided. The purchaser at any trustee’s or foreclosure sale hereunder may disaffirm any easement granted or rental or lease contract made in violation of any provision of this Deed of Trust and may take immediate possession of the Trust Estate free from, and despite the terms of, such grant of easement and rental or lease contract.

(h)        Upon the completion of any sale or sales made by Trustee or Beneficiary, as the case may be, under or by virtue of this Article 4, Trustee or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of Trustor in its name and stead to make all necessary conveyances, assignments, transfers and deliveries of the Trust Estate or any part thereof and the rights so sold and for that purpose Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Trustor hereby ratifying and confirming all that its said attorney or any substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Trustor, if so requested by Trustee or Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Trustee or to such purchaser or purchasers all such instruments as may be advisable in the judgment of Trustee or Beneficiary, for the purpose as may be designated in such request. The foregoing power of attorney is coupled with an interest and cannot be revoked. Any such sale or sales made under or by virtue of this Article 4, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the properties and rights so sold, and shall be a perpetual bar, both at law and in equity, against Trustor and any and all persons claiming or who may claim the same, or any part thereof, from, through or under Trustor.

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(i)        Trustor hereby expressly waives any right which it may have to direct the order in which any of the Trust Estate shall be sold in the event of any sale or sales pursuant hereto.

(vi)         The purchase money, proceeds or avails of any sale made under or by virtue of this Article 4, together with all other sums which may then be held by Trustee or Beneficiary under this Deed of Trust, whether under the provisions of this Article 4, or otherwise, shall be applied as follows:

FIRST: To the payment of the costs and expenses of the sale, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and of any judicial proceedings wherein the same may be made and to the payment of all expenses, liabilities and advances made or incurred by Trustee under this Deed of Trust, together with interest as specified in the Credit Agreement on all advances made by Trustee and all taxes or assessments, except for any taxes, assessments or other charges subject to which the Trust Estate shall have been sold, and further including all costs of publishing, recording, mailing and posting notice, the cost of any search and/or other evidence of title procured in connection therewith and the cost of any revenue stamps on any deed of conveyance.

SECOND: To the payment of any and all sums expended under the terms hereof, not then repaid, with accrued interest as specified in the Credit Agreement and all other sums required to be paid by Trustor pursuant to any provisions of this Deed of Trust or of the Credit Agreement or of any other Loan Document, including all expenses, liabilities and advances made or incurred by Beneficiary under this Trust Estate or in connection with the enforcement hereof, together with interest as specified in the Credit Agreement on all advances.

THIRD: To the payment of the principal and interest then due, owing and unpaid upon the Credit Agreement, with interest on the unpaid principal as specified therein from the due date of any such payment of principal until the same is paid.

FOURTH: The remainder, if any, to the Person or Persons legally entitled thereto.

(vii)        Upon any sale or sales made under or by virtue of this Article 4, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Estate or any part thereof and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting upon the indebtedness or other sums secured by this Deed of Trust the net sales price after deducting therefrom the expenses of sale and the costs of the judicial proceedings, if any, and any other sums which Trustee or Beneficiary is authorized to deduct under this Deed of Trust or the Loan Documents, and, in such event, this Deed of Trust, the Loan Documents and documents evidencing expenditures secured hereby shall be presented to the Person or Persons conducting the sale in order that the amount so used or applied may be credited upon said indebtedness as having been paid.

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(viii)       Upon the occurrence of any Event of Default and upon written demand by Beneficiary, Trustor will pay to Beneficiary the entire principal then outstanding, and all accrued but unpaid interest thereon, and, after the happening of said Event of Default, will also pay to Beneficiary interest as specified in the Credit Agreement on the then unpaid principal, and the sums required to be paid by Trustor pursuant to any provision of this Deed of Trust, or any other Loan Document and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to Trustee and Beneficiary hereunder. In the event Trustor shall fail forthwith to pay such amounts upon such demand, Beneficiary shall be entitled and empowered to institute such action or proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Trustor and collect, out of the property of Trustor wherever situated, as well as out of the Trust Estate, in any manner provided by law, moneys adjudged or decreed to be payable.

(a)         Beneficiary shall be entitled to recover judgment as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the provisions of this Deed of Trust, and the right of Beneficiary to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Deed of Trust, or the foreclosure of the lien hereof; and in the event of a sale of the Trust Estate, and of the application of the proceeds of sale, as in this Deed of Trust provided, to the payment of the debt hereby secured, Beneficiary shall be entitled to enforce payment of, and to receive all amounts then remaining due and to enforce payment of all other charges, payments and costs due under this Deed of Trust, and shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest. In case of proceedings against Trustor in insolvency or bankruptcy or any proceedings for the reorganization of Trustor or involving the liquidation of its assets, Beneficiary shall be entitled to prove the whole amount of principal and interest due pursuant to the Loan Documents to the full amount thereof, and all other payments, charges and costs due under this Deed of Trust or any other Loan Document.

(b)         No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Estate or upon any other property of Trustor shall affect, in any manner or to any extent, the lien of this Deed of Trust upon the Trust Estate or any part thereof, or any liens, rights, powers, or remedies of Trustee or Beneficiary hereunder, but such liens, rights, powers and remedies of Trustee and Beneficiary shall continue unimpaired as before.

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(c)        Any moneys thus collected by Beneficiary under this Section 4.2(viii) shall be applied by Beneficiary in accordance with the provisions of Section 4.2 (vi).

(ix)         Upon the commencement of any action, suit or other legal proceedings by Beneficiary to obtain judgment for the principal of, or interest on sums required to be paid by Trustor pursuant to any provision of this Deed of Trust, or of any other nature in aid of the enforcement of the Loan Documents or of this Deed of Trust, Trustor, to the fullest extent permitted by law, will and does hereby (a) waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceedings, and (b) if required by Beneficiary, consent to the appointment of a receiver or receivers of the Trust Estate and of all the Rents. After the happening of any Event of Default, or upon the commencement of any proceedings to foreclose this Deed of Trust or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceedings to enforce any right of Trustee or Beneficiary, Trustee or Beneficiary shall be entitled forthwith, as a matter of right, if either shall so elect, without the giving of notice to any other party and without regard to the adequacy of the security of the Trust Estate, either before or after declaring the unpaid principal of the Loan Documents to be due and payable, to the appointment of such a receiver or receivers.

(x)          Notwithstanding the appointment of any receiver, liquidator or trustee of Trustor, or of any of its property, or of the Trust Estate or any part thereof, Trustee and Beneficiary shall be entitled to retain possession and control of all property now or hereafter held under this Deed of Trust, including, but not limited to, the Rents.

(xi)         No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by any Loan Document or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or by and Loan Document or now or hereafter existing at law or in equity or by statute. No delay or omission of Trustee or Beneficiary in exercising any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein; and every power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised from time to time as often as may be deemed expedient by Trustee or Beneficiary. If there exists additional security for the performance of the obligations secured hereby, Beneficiary, or its assigns, at its sole option, and without limiting or affecting any of the rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights it may have in connection with such, other security or in such order as it may determine. Nothing in this Deed of Trust or any other Loan Documents shall affect the obligation of Trustor to pay the principal of, and interest as specified in the Credit Agreement in the manner and at the time and place therein respectively expressed.

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(xii)        To the fullest extent permitted by applicable law, Trustor will not at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law or law pertaining to the marshaling of assets, the administration of estates of decedents, any exemption from execution or sale of the Trust Estate or any part thereof, including exemption of homestead, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed of Trust, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Trust Estate, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof, and Trustor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Trustee or Beneficiary, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Trustor, for itself and all who claim under it, hereby waives, to the extent that it lawfully may, all right to have the Trust Estate marshaled upon any sale or foreclosure hereunder.

(xiii)       Upon the occurrence of any Event of Default and pending the exercise by Trustee or Beneficiary or their agents or attorneys of their right to exclude Trustor from all or any part of the Trust Estate, Trustor agrees to vacate and surrender possession of the Trust Estate to Trustee or Beneficiary, as the case may be, or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery of possession of leased premises for nonpayment of rent, however designated.

(xiv)       In the event ownership of the Trust Estate or any portion thereof becomes vested in a Person other than the Trustor herein named, Beneficiary may, without notice to the Trustor herein named, whether or not Beneficiary has given written consent to such change in ownership, deal with such successor or successors in interest with reference to this Deed of Trust and the indebtedness secured hereby, and in the same manner as with the Trustor herein named, without in any way vitiating or discharging Trustor’s liability hereunder or for the indebtedness or obligations hereby secured.

(xv)         In the event that there be a Trustee’s sale hereunder and if at the time of such sale Trustor, or its heir, executor, administrator or assign, be occupying the Premises and Improvements or any part thereof so sold, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rental per day based upon the value of the Premises and Improvements, such rental to be due daily to the purchaser. An action of unlawful detainer shall lie if the tenant holds over after a demand in writing for possession of said Premises and Improvements; and this agreement and the Trustee’s deed shall constitute a lease and agreement under which any such tenant’s possession arose and continued.

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(xvi)       Trustor shall pay immediately, without notice or demand, all costs and expenses in connection with the enforcement of Beneficiary’s rights under any of the Loan Documents, including, without limitation, reasonable attorneys’ fees, whether or not any suit is filed in connection with such enforcement; such costs and expenses shall include, without limitation, all costs, reasonable attorneys’ fees and expenses in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Trustor or Trustor’ s obligations under any Loan Document, which in any way affects the exercise by Beneficiary of its rights and remedies under the Deed of Trust or any other Loan Document.

4.3.        Avoidance of Lock-Out Period. Following an Event of Default, if Trustor or anyone on Trustor’s behalf makes a tender of payment of the amount necessary to satisfy the Obligations secured by this Deed of Trust at any time prior to a foreclosure sale (including, but not limited to, sale under power of sale under this Deed of Trust), or during any redemption period after foreclosure and such tender of payment as of the date tendered will constitute a prepayment not permitted by Section 2.3 of the Credit Agreement, then, to the maximum extent permitted by law, Trustor shall pay Beneficiary, in addition to such tender payment, an amount equal to the greater of (i) three percent (3%) of all outstanding principal and interest amounts owed under or in connection with the Credit Agreement and (ii) an amount equal to the excess of (A) the sum of the present values of a series of payments payable at the times and in the amounts equal to the payments of principal and interest (including, but not limited to the principal and interest payable on the Maturity Date) which would have been scheduled to be payable after the date of such tender under the Credit Agreement had the Obligations not been accelerated, with each such payment discounted to its present value at the date of such tender at the rate which when compounded monthly is equivalent to the Prepayment Rate (as hereinafter defined), over (B) the then principal amount due under the Credit Agreement.

The term “Prepayment Rate” means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the “Treasury Bonds, Notes and Bills” section in The Wall Street Journal as of the date of the related tender of payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the “Prepayment Rate” shall be the yield on the United States Treasury Security most recently issued as of such date. The term “Prepayment Rate Determination Date” shall mean the date which is five (5) Business Days prior to the prepayment date. The rate so published shall control absent manifest error. As used herein, “Business Day” shall mean any day other than Saturday, Sunday or any other day on which bank are required or authorized to close in California.

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ARTICLE V
MISCELLANEOUS

5.1.        Amendments. This Deed of Trust may only be waived, changed, discharged or terminated by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought

5.2.         No Waiver. By accepting payment of any sum secured hereby after its due date or in an amount less than the sum due, Beneficiary does not waive its rights either to require prompt payment when due of all other sums so secured or to declare a default as herein provided for failure to pay the total sum due.

5.3.         Trustor Waiver of Rights. Trustor waives to the extent permitted by law, (i) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Trust Estate, (ii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created, and (iii) all rights and remedies which Trustor may have or be able to assert by reason of the laws of the State of California pertaining to the rights and remedies of sureties; provided, however, nothing contained herein shall be deemed to be a waiver of Trustor’s rights under Section 2924c of the California Civil Code.

5.4.        Environmental Matters.

(i)           Trustor agrees to submit from time to time, if requested by Beneficiary, a report, satisfactory to Beneficiary, certifying that the Premises and the Improvements are not now being used nor been used in the past for any use, generation, transportation, treatment, storage or disposal of any Hazardous Materials at any time located on or present or under or near the Premises. Beneficiary reserves the right, in its sole and absolute discretion, to retain, at Trustor’s expense, an independent professional consultant to review any report prepared by Trustor and/or to conduct its own investigation of the Premises and Improvements for Hazardous Materials. Trustor hereby grants to Beneficiary, its agents, employees, consultants and contractors the right to enter upon the Premises and Improvements and to perform such tests as are reasonably necessary to conduct such a review and/or investigation.

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(ii)         Upon the discovery by Trustor of any event or situation which would render any of the representations, warranties or covenants contained in Section 2.11 herein above inaccurate in any respect if made at the time of such discovery, Trustor shall promptly notify Beneficiary of such event or situation and, within fifteen (15) days after discovery, submit to Beneficiary a preliminary written environmental plan setting forth a general description of such event or situation and the action, if any, that Trustor proposes to take with respect thereto, including, without limitation, the giving of notice to and receipt of approval from appropriate governmental agencies. Within fifteen (15) days after submission, of such preliminary report, Trustor shall submit to Beneficiary a final written environmental report, setting forth a detailed description of such event, or situation and the action that Trustor proposes to take with respect thereto, including, without limitation, any proposed corrective work, the estimated cost and time of completion, the name of the contractor, a copy of the construction contract, if any, the governmental agencies contacted, the governmental agencies claiming jurisdiction, the approvals required from said governmental agencies and the estimated time to obtain said approvals, and such additional data, instruments, documents, agreements or other materials or information as Trustor may reasonably request. The plan shall be subject to the Lenders’s written approval, which approval may be granted or withheld in the Lender’s reasonable discretion. Beneficiary shall notify Trustor in writing of its approval or disapproval of the final plan within fifteen (15) days after receipt thereof by Beneficiary. If Beneficiary disapproves the plan, Beneficiary’s notice to Trustor of such disapproval shall include a brief explanation of the reasons therefor. Within fifteen (15) days after receipt of such notice of disapproval. Trustor shall submit to Beneficiary a revised final written environmental plan that remedies the defects identified by Beneficiary as reasons for Beneficiary’s disapproval of the initial final plan. If Trustor fails to submit a revised plan to Beneficiary within said fifteen (15) day period, or if such revised plan is submitted to Beneficiary and Beneficiary disapproves said plan, such failure or disapproval shall, at Beneficiary’s option and upon notice to Trustor, constitute an Event of Default hereunder, in which event Beneficiary shall have all of the rights and remedies available to it under subsection 4.2(ii). If Beneficiary does not notify Trustor of its approval or disapproval of the final plan or any revisions thereof within fifteen (15) days after receipt thereof, the plan or revision shall be deemed disapproved. Once any such plan is approved in writing or deemed approved by Beneficiary, Trustor shall promptly commence all action necessary to implement such plan and to comply with any requirements and conditions imposed by Beneficiary, and shall diligently and continuously pursue such action to completion in strict accordance with the terms thereof.

5.5.        Notices. Whenever Trustor, Trustee or Beneficiary shall desire to give or serve any notice, demand, request or other communication with respect to this Deed of Trust, each such notice, demand, request or communication shall be given in writing (at the address set forth below) by any of the following means: (a) personal service: (b) electronic communication, whether by telex or telecopying (if confirmed in writing sent by overnight delivery service); or (c) overnight delivery service (such as FedEx), providing proof of delivery. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent pursuant to either subsection (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to subsection (c) shall be deemed received as of the date of delivery (whether accepted or refused) established by the overnight carrier’s proof of delivery.

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To Beneficiary:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Jason Prisco – Cadiz Inc./Cadiz
Real Estate LLCP
Telephone No.: (410) 884-2271
Email: ctsbankdebtadministrationteam@wellsfargo.com

with a copy to:	Perkins Coie LLP 30 Rockefeller Plaza 22nd Floor New York, NY 10112-0015 Attention: Ronald Sarubbi Telephone: 212.262.6914 Email: RSarubbi@perkinscoie.com
To Trustor:	Cadiz Inc./Cadiz Real Estate LLC/Octagon Partners LLC
550 South Hope Street, Suite 2850,
Los Angeles, California 90071
Attention:  Chief Financial Officer
Telephone No.:  213-271-1600
Telecopy No.: 213-271-1614

with a copy to:	Mitchell Silberberg & Knupp LLP 11377 W. Olympic Blvd. Los Angeles, CA 90064 Attention: Kevin Friedmann Telecopy: (310) 312-3100 Telephone: (310) 312-3106

To Trustee:	Chicago Title Company 560 East Hospitality Lane San Bernardino, California Telephone No.: 909-884-0448 Telecopy No.: 909-384-7893

5.6.        Sale of Participation. Beneficiary may, at any time, sell, transfer, assign or grant participations herein and other Obligations secured hereby, and Beneficiary may forward to each participant and prospective participant all documents and information which Beneficiary now has or later may acquire relating to those Obligations and to Trustor, and any partners or joint venturers of Trustor, whether furnished by Trustor or otherwise, as Beneficiary determines necessary or desirable.

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5.7.        Acceptance by Trustee. Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

5.8.        Captions. The captions or headings at the beginning of each Section hereof are for the convenience of the parties and are not a part of this Deed of Trust.

5.9.        Affidavit to Trustee. Trustee, upon presentation to it of an affidavit signed by or on behalf of Beneficiary, setting forth any fact or facts showing a default by Trustor under any of the terms or conditions of this Deed of Trust, is authorized to accept as true and conclusive all facts and statement in such affidavit and to act hereunder in complete reliance thereon.

5.10.      Severability; Invalidity of Certain Provisions. Every provision of this Deed of Trust is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable. If the lien of this Deed of Trust is invalid or unenforceable as to any part of the debt, or if the lien is invalid or unenforceable as to any part of the Trust Estate, the unsecured or partially unsecured portion of the debt shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the debt, and all payments made on the debt, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Deed of Trust.

5.11.      Waiver of Statute of Limitations. The right to plead any and all statutes of limitation as a defense to any demand secured by this Deed of Trust is hereby waived to the full extent permitted by law.

5.12.      No Merger of Lease. If both the lessor’s and lessee’s estate under any lease or any portion thereof which constitutes a part of the Trust Estate shall at any time become vested in one owner, this Deed of Trust and the lien created hereby shall not be destroyed or terminated by application of the doctrine of merger unless Beneficiary so elects as evidenced by recording a written declaration so stating, and, unless and until Beneficiary so elects. Beneficiary shall continue to have and enjoy all of the rights and privileges of Beneficiary as to the separate estates. In addition, upon the foreclosure of the lien created by this Deed of Trust on the Trust Estate pursuant to the provisions hereof, any leases or subleases then existing and affecting all or any portion of the Trust Estate shall not be destroyed or terminated by application of the law of merger or as a matter of law or as a result of such foreclosure unless Beneficiary or any purchaser at such foreclosure sale shall so elect. No act by or on behalf of Beneficiary or any such purchaser shall constitute a termination of any lease or sublease unless Beneficiary or such purchaser shall give written notice thereof to such tenant or subtenant.

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5.13.      Governing Law. Insofar as permitted by otherwise applicable law, this Deed of Trust and the indebtedness and obligations secured hereby shall be governed by and construed in accordance with the laws of California.

5.14.      Beneficiary’s Right to Enter, Inspect and Cure. Beneficiary is authorized, by itself, its contractors, agents, employees or workmen, to enter at any reasonable time upon any part of the Premises for the purpose of inspecting the same, and for the purpose of performing any of the acts it is authorized to perform under the terms of the Loan Document and this Deed of Trust

5.15.       Interpretation and Successors in Interest. Subject to the provisions of Section 2.17 hereof, this Deed of Trust applies to, to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term “Beneficiary” shall mean the owner and holder, including pledgees, of the Credit Agreement, now or hereafter whether or not named as Beneficiary herein. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Credit Agreement. The rules of construction specified in Section 1.2 of the Credit Agreement shall also apply to this Deed of Trust. Any reference in this Deed of Trust to any document, instrument or agreement creating or evidencing an obligation secured hereby shall include such document, instrument or agreement both as originally executed and as it may from time to time be modified. In the performance of its duties hereunder, the Beneficiary shall be afforded all of the rights, benefits, protections, immunities and indemnities entitled to it under the Credit Agreement.

5.16.      Reconveyance by Trustee. Upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust to Trustee for cancellation and retention and upon payment by Trustor of Trustee’s fees, Trustee shall reconvey to Trustor, or to the Person or Persons legally entitled thereto, without warranty, any portion of the Trust Estate then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as “the person or persons legally entitled thereto.”

5.17.       Conflicts. To the extent that this Deed of Trust or any of the other Loan Documents are inconsistent with the Credit Agreement, the Credit Agreement shall supersede any other agreement or document relating to the matters referred to herein or therein.

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5.18.       Counterparts; Recording References. This Deed of Trust may be executed in several original counterparts. To facilitate filing and recording, there may be omitted from certain counterparts the parts of Exhibit A hereto containing specific descriptions of certain collateral constituting the Trust Estate which relate to land under the jurisdiction of offices or located in cities or counties other than the office or city or county in which the particular counterpart is to be filed or recorded. A complete copy of this Deed of Trust is being filed for record in the Office of the County Recorder of San Bernardino. Each counterpart shall be deemed to be an original for all purposes, and all counterparts shall together constitute a single document; provided, however, Beneficiary and Trustee shall also have the option to exercise all rights and remedies available to Beneficiary and Trustee hereunder and under applicable law as though each counterpart hereof were a separate deed of trust, or other security instrument covering only the portions of the collateral constituting the Trust Estate located in the city or county wherein such counterpart is recorded. Unless otherwise specified in Exhibit A hereto, all recording references in Exhibit A are to the official real property records of the city or county as appropriate, in which the affected land is located. The references in Exhibit A to liens, encumbrances and other burdens, if any, shall not be deemed to recognize or create any rights in third parties.

5.19.      Nonforeign Entity. Section 1445 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign Person. To inform Beneficiary that the withholding of tax will not be required in the event of the disposition of the Premises or Improvements pursuant to the terms of this Deed of Trust, Trustor hereby certifies, under penalty of perjury, that:

(i)           Trustor is not a foreign corporation, foreign, partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder;

(ii)          Cadiz’s U.S. employer identification number is 77-0313235, CRE’s U.S. employer identification number is 77-0313235 and Octagon Partner’s U.S. employer identification number is ___________; and

(iii)        Trustor’s principal place of business is 550 South Hope Street, Suite 2850 Los Angeles CA 90071

It is understood that Beneficiary may disclose the contents of this certification to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment or both. Trustor covenants and agrees to execute such further certificates, which shall be signed under penalty of perjury, as Beneficiary shall reasonably require. The covenant set forth herein shall survive the foreclosure of the lien of this Deed of Trust or acceptance of a deed in lieu thereof

5.20.       Agent’s Rights. It is expressly understood and agreed by the parties to this Deed of Trust that (i) Wells Fargo Bank, National Association is entering into this Agreement and acting hereunder solely in its capacity as Agent under the Credit Agreement and (ii) in entering into and acting as Agent hereunder, Wells Fargo Bank, National Association shall be afforded all of the rights, protections, benefits, indemnities and immunities granted to the Agent in the Credit Agreement as if set forth in their entirety herein. Any act, or refusal to act, hereunder requiring the Agent to exercise discretion (including, but not limited to, the exercise of remedies following an Event of Default) shall be exercised in accordance with the terms of the Credit Agreement. The permissive authorizations, entitlements, powers and rights granted to the Agent herein (including the right to (i) request any documentation, (ii) request the taking of any action and (iii) exercise any remedies) shall not be construed as duties.

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5.21.      Discretionary Acts. Any duty, role, responsibility, action or inaction contemplated or required on the part of Agent hereunder is expressly subject to the terms and conditions of the Credit Agreement, and Agent shall be entitled to all of the rights, powers, benefits, protections, immunities and indemnities granted to it in the Credit Agreement from the Lenders as if explicitly set forth herein. Any act or omission to act involving the exercise of discretion by Agent shall be exercised in accordance with the terms of the Credit Agreement. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

5.22.      Consent/Performance by Beneficiary or Lenders.   Notwithstanding anything to the contrary set forth herein, with respect to (a) any consent or notice herein to be obtained or given by Beneficiary or Lenders, as applicable and (b) any and all decisions, actions or performance which may be made or taken by Beneficiary or Lenders hereunder, as applicable, Trustor shall accept any such notices, consents, actions and performance, from or by Agent, as that also being from, by or on behalf of, Beneficiary and the Lenders as though, and with the same effect as if, the same had been directly given, done or performed by the Beneficiary and Required Lenders (as defined in the Credit Agreement).  In furtherance thereof, in the event that Trustor receives any such notices, consents, actions and performances from Agent, Trustor may rely thereon without the requirement that Agent provide, or Trustor obtain, proof of Agent’s authority with respect thereto to bind Beneficiary or the Lenders.  In the event that Trustor receives any written notice from, and executed by, Lenders qualifying as Required Lenders that, from and after the date thereof, Trustor shall thereafter only rely upon any consent, notice, action or performance from the Required Lenders (and not Beneficiary), and to ignore any of the same from Agent, and such notice specifically names one of the Required Lenders as the party upon which all subsequent notices shall be given or be sent to (it being the express intent of Agent, Beneficiary and Lenders that Trustor shall at all times only be required to give or accept notices to or from one of Agent, Beneficiary or one of the Required Lenders), Trustor shall (i) comply with such written notice until such time as the same has been rescinded or modified by written notice signed by the Required Lenders and (ii) Trustor may thereafter rely upon any subsequent notice, consent, action or performance given by the Required Lender so named without the requirement that Agent, Beneficiary or any other Lender provide, or Trustor obtain, proof of said Required Lender(s) authority with respect thereto to bind Beneficiary or Lenders.

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ARTICLE VI
SURETYSHIP WAIVERS

6.1.       In addition to all waivers expressed in the Credit Agreement and the other Loan Documents, to the extent that any Person comprising Trustor (a “Trustor Party”) is construed as or constitutes a surety with respect to any other Trustor Party, then the following provisions shall apply:

(a)        Each Trustor Party hereby absolutely, unconditionally, knowingly, and expressly waives and agrees not to assert or take advantage of any defense based upon (1) presentment, demand, protest and notice of protest, notice of dishonor and of non-payment, notice of acceptance of the Loan Documents, and diligence in collection; (2) notice of the existence, creation, or incurring of any new or additional obligations under or pursuant to any of the Loan Documents; (3) any right to require Beneficiary to proceed against, give notice to, or make demand upon any other Trustor Party; (4) any right to require Beneficiary to proceed against or exhaust any security or to proceed against or exhaust any security in any particular order; (5) any right to require Beneficiary to pursue any remedy of Beneficiary; (6) any right to direct the application of any security held by Beneficiary; (7) any right of subrogation or to enforce any remedy which Beneficiary may have against any other Trustor Party and any right to participate in any security now or hereafter held by Beneficiary and any right to reimbursement from any other Person comprising Trustor for amounts paid to Beneficiary by any other Trustor Party at any time prior to the Payment in Full (as hereinafter defined) of all obligations of Trustor under the Loan Documents and of all Obligations secured by this Deed of Trust; (8) any defense arising out of any disability or other defense of any Trustor Party, including bankruptcy, dissolution, liquidation, cessation, impairment, modification, or limitation, from any cause, of any liability of Trustor, or of any remedy for the enforcement of such liability; (9) any right to plead or assert any election of remedies by Beneficiary; (10) any other defenses available to a surety under applicable law: (11) notice of any adverse change in the financial condition of any Trustor Party or of any other fact that might increase such Trustor Party’s risk under the Loan Documents; and (12) all notices (except if such notice is specifically required to be given to such Trustor Party) and demands to which Trustor might otherwise be entitled. As used herein, the term “Payment in Full” with respect to any obligation shall mean the payment in full in cash of all such obligations and the expiration of all applicable time periods regarding bankruptcy preference, fraudulent conveyance or other avoidance actions that may be applicable to the circumstances of payment of any or all of such obligations under any and all laws of the State of California and federal laws.

(b)        Each Trustor Party hereby waives any rights it may have under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require Beneficiary to institute suit against, or to exhaust any rights or remedies which Beneficiary has or may have against, any other Trustor Party or any third party, or against any collateral for the Obligations provided by Trustor or any third party. In this regard, each Trustor Party agrees that it is bound to the payment of all Obligations, whether now existing or hereafter accruing as fully as if such Obligations were directly owing to Beneficiary by each Trustor Party. Each Trustor Party further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally performed and paid) of such Trustor Party or by reason of the cessation from any cause whatsoever of the liability of such Trustor Party in respect thereof.

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(c)        Each Trustor Party hereby waives: (1) any rights to assert against Beneficiary any defense (legal or equitable), set-off, counterclaim, or claim which any other Trustor Party may now or at any time hereafter have against any other Trustor Party or any other party liable to Beneficiary; (2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; and (3) any defense Trustor has to performance hereunder, and any right Trustor has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of: any claim or defense based upon an election of remedies by Beneficiary; the impairment or suspension of Beneficiary’s rights or remedies against Trustor; the alteration by Beneficiary of the Obligations; any discharge of Trustor’s Obligations to Beneficiary by operation of law as a result of Beneficiary’s intervention or omission; or the acceptance by Beneficiary of anything in partial satisfaction of the Obligations.

(d)        Each Trustor Party hereby waives any right of subrogation it may have as against any other Trustor Party with respect to the Obligations. In addition, each Trustor Party hereby waives any right to proceed against any other Trustor Party, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship right and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which any Trustor Patty may now have or hereafter have as against any other Trustor Party with respect to the Obligations. Each Trustor Party also hereby waives any rights to recourse to or with respect to any asset of any other Trustor Party. Each Trustor Party agrees that in light of the immediately foregoing waivers, the execution of this Deed of Trust shall not be deemed to make each Trustor Party a “creditor” of any other Trustor Party, and that for purposes of Sections 547 and 550 of the Bankruptcy Code each Trustor Party shall not be deemed a “creditor” of any other Trustor Party. Notwithstanding the foregoing, the waivers set forth is this subsection 6.1(d) shall only apply until the indefeasible Payment in Full of all obligations of Trustor under the Loan Documents and of all of the Obligations under this Deed of Trust.

(e)         Each Trustor Party waives all rights and defenses arising out of an election of remedies by Beneficiary, even though that election of remedies, such as a non-judicial foreclosure with respect to security for the Obligations, has destroyed such Trustor Party’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure (the “CCP”) or otherwise. Each Trustor Party acknowledges and agrees that, as a result of the foregoing sentence, it is knowingly waiving in advance a complete or partial defense to this Deed of Trust arising under CCP Sections 580d or 580a and based upon Beneficiary’s election to conduct a private non-judicial foreclosure sale, even though such election would destroy, diminish, or affect such Trustor Party’s rights of subrogation against any other Trustor Party or any other party and each such Trustor Party’s rights to pursue any other Trustor Party or such other party for reimbursement contribution, indemnity, or otherwise.

(f)        WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS DEED OF TRUST OR ANY OTHER AGREEMENT ENTERED INTO WITH RESPECT TO THE LOAN DOCUMENTS, TRUSTOR HEREBY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, 2850, 2899 and 3433, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE.

[Signature Page Follows]

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IN WITNESS WHEREOF, Trustor has, effective as of the Effective Date, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

TRUSTOR:

CADIZ INC., a Delaware corporation

By:
Name:
Title:

Acknowledgment

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF                           )

COUNTY OF                       )

On ___________________________ before me, ________________________ (insert name and title of the officer), personally appeared ____________________________, ___________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(Signature)	(Affix Seal)

[Signature Page to Deed of Trust]

IN WITNESS WHEREOF, Trustor has, effective as of the Effective Date, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

TRUSTOR:

CADIZ REAL ESTATE LLC,
a Delaware limited liability company

By:
Name:
Title:

Acknowledgment

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF                            )

COUNTY OF                        )

On ___________________________ before me, ________________________ (insert name and title of the officer), personally appeared ____________________________, ___________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(Signature)	(Affix Seal)

[Signature Page to Deed of Trust]

IN WITNESS WHEREOF, Trustor has, effective as of the Effective Date, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

TRUSTOR:

OCTAGON PARTNERS, LLC,
a Delaware limited liability company

By:
Name:
Title:

Acknowledgment

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF                            )

COUNTY OF                        )

On ___________________________ before me, ________________________ (insert name and title of the officer), personally appeared ____________________________, ___________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(Signature)	(Affix Seal)

[Signature Page to Deed of Trust]

EXHIBIT A

LEGAL DESCRIPTION

[To come]

A-1